As Filed with the Securities and Exchange Commission on May 4, 2011
Registration No. 333-162132

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Superfund Green, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)

98-0375395
(I.R.S. Employer Identification Number)
Martin Schneider
Superfund Office Building	Superfund Office Building
P.O. Box 1479	P.O. Box 1479
Grand Anse	Grand Anse
St. George’s, Grenada	St. George’s, Grenada
West Indies	West Indies
(473) 439- 2418	(473) 439-2418
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	including area code, of agent for service)
Copy to:
James B. Biery
Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-4167
     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Post-Effective Amendment No. 2.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

PROSPECTUS AND DISCLOSURE DOCUMENT
SUPERFUND GREEN, L.P.
$209,471,438 SERIES A
$311,969,851 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST
The Offering
     Superfund Green, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B (the “Series”), in an aggregate offering amount of up to $521,441,289 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.
     Superfund USA, Inc. and additional selling agents, which serve as underwriters, are offering the Series’ Units on the last day of each month at a price of month-end net asset value per Unit. As of February 28, 2011, the net asset value of a Series A Unit was $1,546.12 and the net asset value of a Series B Unit was $1,801.40. No up-front underwriting discount or commissions apply. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. This offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 4.0% of the month-end net asset value of such Units.
The Risks
     These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 11.
•	The Fund is speculative and highly leveraged. The Series will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

•	Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

     To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.
     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
     This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
Prospectus dated May [     ], 2011

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 8 AND 38 THROUGH 41 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 6, 7 AND 8.
     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 11.
     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN SUPERFUND GREEN, L.P.’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. SUPERFUND GREEN, L.P. FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. SUPERFUND GREEN, L.P.’S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
SUPERFUND OFFICE BUILDING
PO BOX 1479
GRAND ANSE
ST. GEORGE’S, GRENADA
WEST INDIES
(473) 439-2418

i

EXHIBITS
     An electronic version of this Prospectus is available on a dedicated web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

v

SUMMARY
General
     Superfund Green, L.P. (the “Fund”), is offering two separate series of limited partnership units (“Units”): Superfund Green, L.P. Series A and Superfund Green, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 120 futures and forward markets using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., the Fund’s general partner and a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 120 markets traded in the United States, Canada, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading models, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.
     The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Fund Management Inc., an affiliate of Superfund Capital Management. Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 22 and for these private, non-U.S. funds beginning on page 115 of the Prospectus.
     Each Series trades in more than 120 futures and forward markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agricultural markets. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.
     The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The holding period for positions can vary from less than one day to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters such as overall risk capital and portfolio volatility prior to generating definite buy or sell signals. All transactions are then executed using a fully automated computerized system.
     Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.
     The following summary provides a review in outline form of certain important aspects of an investment in each Series.
How to Subscribe for Units
•	Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series. Pursuant to an addendum to the

Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

•	Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. The offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Additional registration statements may also be filed in the future offering additional Units for sale to the public.

•	The selling agents serve as underwriters and will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund USA, Inc. (“Superfund USA”), which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third-party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement. Read the Subscription Agreement as well as this Prospectus carefully before you decide whether to invest.

Minimum Investment in Each Series
     The minimum initial investment is $5,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.
Is Superfund Green, L.P. a Suitable Investment for You?
     The primary objective of the Units is to achieve substantial capital appreciation over time. An investment in the Units may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally unrelated to traditional securities investments. An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:
       (1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
       (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.
     A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. See Exhibit C to this Prospectus. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.
Risk Factors You Should Consider Before Investing in Either Series
•	Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•	For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management, including the Series, will likely experience drawdowns in the future.

•	Each Series trades in futures and forward contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:
       (1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;
       (2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and
       (3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.
•	Owners of Units (“Limited Partners”) take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

•	Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation (if any) of each Series above its previous highest value, excluding interest income.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•	Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon five business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

•	Even though Superfund Capital Management does not presently intend to make distributions from either Series, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest.

•	Each Series must experience certain levels of trading profits in order for you to break even on your investment. Based on an initial investment of $5,000 (and assuming no changes in net asset value and interest income of 0.10%), the break even points for each Series are as follows: Series A — 8.90% ($445.00); Series A not subject to selling commissions — 4.90% ($245.00); Series B —

9.90% ($495.00); Series B not subject to selling commissions — 5.90% ($295.00). A more detailed break even analysis begins at page 6.

Investment Factors You Should Consider Before Investing in Either Series
•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

•	Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that either Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If a Series is unprofitable, then the Series will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.
Superfund Capital Management
     Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Superfund Capital Management serves as the general partner and trading adviser for another investment fund with a similar strategy to that of each Series. Moreover, affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.
Charges to Each Series
     Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.
Superfund Capital Management
•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation (if any) in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•	Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, printing and postage costs, not to exceed the amount of actual expenses incurred. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the registration statement of which this Prospectus is part. Superfund Capital Management will assume liability for ongoing offering expenses in excess of 1% of average month-end net assets per year of each Series.

•	Up to 0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage, not to exceed the amount of actual expense incurred.

Selling Agents and Others

•	An annual selling commission will be paid to Superfund USA, an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Each Series and Superfund USA may retain additional selling agents to assist with the placement of the Units. Superfund USA will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds price for such Unit (which is equal to $52,144,128.90 out of the $521,441,289 in Units offered pursuant to this Prospectus).

•	If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund or if the Units are purchased by commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), your Units purchased through Superfund USA will not be subject to the selling commissions described above.

•	$12.00 brokerage commission per round-turn transaction plus applicable regulatory and exchange fees, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc. (“Superfund Asset Management”) which serves as introducing broker for each Series and is an affiliate of Superfund Capital Management. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $12.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $12.00.

•	There are no penalties or charges applied upon the redemption of Units.

Breakeven Analysis
     The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in each Series and the amount that such investment must earn to break even after one year.
Series A

		Dollar Return
	Percentage Return	Required ($5,000
	Required Initial	Initial Investment)
	Twelve Months	Initial Twelve Months
Routine Expenses	of Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	2.00%	$100.00
Less Interest Income(5)	0.10%	$5.00
TWELVE-MONTH BREAKEVEN	8.90%	$445.00
Series A for Investors Not Subject to Selling Commissions(6)

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	2.00%	$100.00
Less Interest Income(5)	0.10%	$5.00
TWELVE-MONTH BREAKEVEN	4.90%	$245.00

Series B

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	3.00%	$150.00
Less Interest Income(5)	0.10%	$5.00
TWELVE-MONTH BREAKEVEN	9.90%	$495.00
Series B for Investors Not Subject to Selling Commissions(6)

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	3.00%	$150.00
Less Interest Income(5)	0.10%	$5.00
TWELVE-MONTH BREAKEVEN	5.90%	$295.00

(1)	No performance fees will be charged until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year if, after payment of a performance fee, a Series incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.

(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds for such Unit.

(3)	Not to exceed the amount of actual expenses incurred.

(4)	Effective July 1, 2010, assumes 1,667 round-turn transactions for Series A and 2,500 round turns transactions for Series B per million dollars per year at a rate of $12 per round-turn transaction.* These assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of average annual net assets of the Series.

(5)	Estimated. Interest income includes the assumed interest rate and reflects current cash market information, expressed as an annualized rate and rounded.

The twelve-month break-even points shown are dependent on interest income of 0.10% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.10% over any twelve month period.

(6)	Certain Units are not subject to selling commissions: (i) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (ii) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (iii) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price.

*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.
Distributions and Redemptions
     Each Series is intended to be a medium-to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon five business days’ written notice to Superfund Capital Management; provided, however, that the payment of redemption proceeds may be delayed in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks, or other persons or entities. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for either Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions from either Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.
Federal Income Tax Aspects
     Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.
     To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: (1) ordinary income or loss; and/or (2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) are taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

     Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.
Reports
     Within 30 calendar days after the end of each month, Superfund Capital Management will distribute to investors a monthly report of the Fund. Superfund Capital Management will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.
     Commodity Futures Trading Commission (“CFTC”) rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart
     The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund USA) and clearing brokers are not affiliated with Superfund Capital Management or each Series.
Additional Selling Agreements (1) Selling Agreement Christian Baha Superfund Capital Management, Inc. (General Partner and Trading Advisor) Superfund USA, Inc. (Broker-Dealer) Superfund Green, L.P. (Issuer) Investors (Limited Partners) Clearing Firms Members of Selling Group Introducing Broker Agreements Superfund Asset Management, Inc. (Introducing Broker) Additional Selling Agreements (1) Selling Agreement Christian Baha Superfund Capital Management, Inc. (General Partner and Trading Advisor) Superfund USA, Inc. (Broker-Dealer) Superfund Green, L.P. (Issuer) Investors (Limited Partners) Clearing Firms Members of Selling Group Introducing Broker Agreements Superfund Asset Management, Inc. (Introducing Broker) 100% Owner 100% Owner Clearing Agreements Selling Agreements

(1)	Superfund Capital Management will maintain an investment in each Series of at least 1% of the net asset value of each such Series including Superfund Capital Management, Inc.’s investment. As of February 28, 2011, the value of Superfund Capital Management’s investment in Series A was $598,038 and in Series B was $951,539.

Descriptions of the dealings between Superfund Capital Management and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE
Market Risks
Possible Total Loss of an Investment in Each Series
     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.
Each Series Will Be Highly Leveraged
     Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. Over the long term, for periods of several years, the average ratio of margin to equity for Series A is targeted to be approximately 20% and approximately 30% for Series B, but over shorter time periods the average ratio of margin to equity for each Series can range from 0% to more than 60% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted margin to equity ratios will be met. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.
The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses
     Superfund Capital Management expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since its inception in October 2002 through February 2011, monthly returns have ranged from up 19.45% to down 20.12% for Series A Units and from up 27.33% to down 29.11% for Series B Units.
     Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by Superfund Capital Management and no assurance can be given that Superfund Capital Management’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.
Illiquidity of Your Investment
     There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See “Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement — Dispositions.”

Market Illiquidity
     In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to execute the trading strategies employed by the Fund. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.
     Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
     United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.
The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets
     A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.
     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.
The Fund’s Forward Transactions are Not Currently Regulated and are Subject to Credit Risk
     Each Series, as an eligible contract participant, trades forward contracts in foreign currencies. Forward contracts are typically traded through the over-the-counter dealer market which is dominated by major money center banks and is not currently regulated by the CFTC. Thus, you do not currently receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.
     The interbank currency markets may in the near future become subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”), a development which may entail increased costs and result in burdensome reporting requirements. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which Superfund Capital Management would otherwise recommend, to the possible detriment of the Fund. Moreover, the Reform Act amended the definition of eligible contract participant. As a result, the Fund may be forced to trade currencies on an exchange or only with futures commission merchants or retail foreign exchange dealers. This restriction in potential trading counterparties could result in increased costs or wider bid-ask spreads incurred by the Fund.

Foreign Currency Trading
     Currency forward markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.
     Currency forward positions can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.
     The Reform Act amended the definition of “eligible contract participant,” and the CFTC has proposed regulations the result of which may be that each Series will no longer be permitted to engage in currency forward transactions by directly accessing the interbank market. Rather, when the Reform Act goes into effect in July 2011, each Series may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit each Series’ potential currency forward counterparties to futures commission merchants and retail foreign exchange dealers. Thus, limiting each Series’ potential currency forward counterparties could lead to the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees. The “retail forex” markets could also be significantly less liquid than the interbank market. Moreover, the creditworthiness of the futures commission merchants and retail foreign exchange dealers with whom each Series may be required to trade could be significantly weaker than the creditworthiness of the financial institutions with whom each Series currently engages for its currency forward transactions.
Non-Correlated, Not Negatively Correlated, Performance Objective
     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If a Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.
Trading Risks
Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices
     The trading systems used by Superfund Capital Management for each Series are primarily technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems generally depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Superfund Capital Management’s Trading Methodology is Subject to Change Over Time
     Superfund Capital Management may periodically modify its trading methodology without approval by or notice to Limited Partners, provided, however, that Limited Partners will be notified of any material changes in Superfund Capital Management’s trading methodology in accordance with applicable regulations. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded as well as the incorporation of non-trend-following systems within Superfund Capital Management’s primary trend-following methodology and the inclusion of non-technical methods of analysis. For example, Superfund Capital Management has recently integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Although Superfund Capital Management believes this modification of the Fund’s trading strategy will be beneficial to the Fund, there can be no assurance that this particular trading strategy will not increase the volatility of the Fund’s returns or not result in losses.
Speculative Position Limits May Alter Trading Decisions for Each Series
     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. In January 2011, the CFTC proposed a separate position limits regime for 28 so-called “exempt” (i.e. metal and energy) and agricultural futures and options contracts and their economically equivalent swap transactions. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions.
Increase in Assets Under Management May Affect Trading Decisions
     The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.
Each Series’ Trading is Not Transparent
     Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing brokers, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.
Tax Risks
Investors are Taxed Based on Their Share of Profits in Each Series
     Investors are taxed each year on their share of each Series’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.
Tax Could Be Due From Investors on Their Share of Each Series’ Ordinary Income Despite Overall Losses
     Investors may be required to pay tax on their allocable share of each Series’ ordinary income, which in the case of each Series is each Series’ interest income and gain on some foreign futures contracts, even though each

Series incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.
Deductibility of Management and Performance Fees
     Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as “investment advisory fees” if each Series’ trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were determined to be investment advisory fees, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series’ capital gain or as an increase in each Series’ capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.
Accounting for Uncertainty in Income Taxes May Have Effects on the Periodic Calculations of Net Asset Value
     ASC 740, “Income Taxes” (in part formerly known as “FIN 48”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Asset Value of the Fund, including reducing the Net Asset Value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.
Other Risks
Fees and Commissions are Charged Regardless of Profitability
     Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, Ongoing offering, and brokerage fees and operating expenses. On each Series’ forward and swap trading, “bid-ask” spreads are incorporated into the pricing of each Series’ forward and swap contracts by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times represent significant profits to the counterparty.
Failure of Brokerage Firms; Disciplinary History of Clearing Brokers
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury Bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward and swap contracts are not currently regulated by the Commodity Exchange Act and are not currently obligated to segregate customer assets. As a result, you do not have such basic protections in forward and swap contracts.

Investors Must Not Rely on Past Performance of the Series or Superfund Capital Management in Deciding Whether to Buy Units
     The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.
Conflicts of Interest
     The Fund is subject to numerous actual and potential conflicts of interest, including: (1) Superfund Capital Management will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between Superfund Capital Management and Superfund Asset Management creates an incentive for Superfund Capital Management to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of Superfund Capital Management or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”
     Because Superfund Capital Management has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. Superfund Capital Management cannot assure that conflicts of interest will not result in losses for the Fund.
Lack of Independent Experts Representing Investors
     Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.
Reliance on Superfund Capital Management
     Each Series is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.
     The incapacity of one or more of Superfund Capital Management’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, Superfund Capital Management may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner was obtained. Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.
Possibility of Termination of Each Series Before Expiration of its Stated Term
     As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital

Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.
Each Series is Not a Regulated Investment Company
     Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.
A Bankruptcy Court Could Find the Assets of One Series to be Available to Offset the Liabilities of the Other Series
     The Fund is organized as a series limited partnership pursuant to Section 17-218 (“Section 17-218”) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.
Proposed Regulatory Change is Impossible to Predict
     The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.
Forwards, Swaps, Hybrids and Other Derivatives are Subject to Varying CFTC Regulation
     Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. Currently, there is no exchange and there is a limited usage of clearinghouses for these contracts and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction.
     The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. The Reform Act mandates a substantial portion of over-the-counter derivatives to be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

Options on Futures are Speculative and Highly Leveraged
     In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.
Money Committed to Margin
     Each Series may commit up to 60% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.
A Computer System’s Failure Could Result in Losses or Delays in Reporting
     Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third-party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.
SUPERFUND CAPITAL MANAGEMENT
Description
     Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001, and has been a member of the NFA in that capacity since January 7, 2003. As of February 28, 2011, Superfund Capital Management and its affiliates had approximately $1.1 billion in assets under management in the futures and forward markets. Christian Baha owns 100% of Superfund Capital Management and 50% or more of two of their affiliates, Superfund Fund Management, Inc. and Superfund Trading Management, Inc.
     The principals of Superfund Capital Management are Nigel James, Martin Schneider, Gizela Benedek, and Christian Baha. As discussed below, Mr. James is responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.
     Nigel James, age 30, was appointed as President of Superfund Capital Management on July 13, 2006, and was registered as a principal and associated person with Superfund Capital Management on November 28, 2006, and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of Superfund Capital Management that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.
     Martin Schneider, age 44, was appointed Vice President, Principal Financial Officer, Principal Accounting Officer and sole Director of Superfund Capital Management on July 28, 2010. Mr Schneider was registered as a principal of Superfund Capital Management on August 19, 2010. From May 1997 to June 2001, Mr. Schneider served as Sales Director for Nike, Inc., an international retailer, in the company’s European divisions. From July 2001 to July 2002, Mr. Schneider held the position of Commercial Director for FC Tirol Innsbruck, a former Austrian football club. In this position, Mr. Schneider was responsible for the promotional activities of the organization. Mr. Schneider spent August 2002 preparing for his transition to the Superfund group of financial companies. From September 2002 to March 2005, Mr. Schneider functioned as the sports marketing director for Quadriga Asset Management GmbH, a financial services company, and as the Executive Vice President of the successor company, Superfund Marketing and Sports Sponsoring Inc., a marketing services company. In April 2005, Mr. Schneider assumed the role of Operating Manager for Superfund Group Monaco, a financial services company, a position he held until his appointment to Superfund Capital Management in June 2010. In the position of Operating Manager, Mr. Schneider conducted internal operational and financial audits of members of the Superfund group of affiliated financial companies. Mr. Schneider is a graduate of TGM Technical School in Vienna, Austria, with a degree in mechanical engineering. Mr. Schneider is a citizen of Austria.
     Gizela Benedek, age 32, was appointed Treasurer of Superfund Capital Management on July 28, 2010. Ms. Benedek will also serve as Audit Committee Financial Expert for the Fund. Ms. Benedek was registered as a principal of Superfund Capital Management on September 10, 2010. From June 2000 to September 2005, Ms. Benedek served as an Associate of PricewaterhouseCoopers, an international accounting firm, in its tax consulting group in Vienna, Austria. In this position, Ms. Benedek provided tax consulting services to investment companies. From October 2005 to December 2005, Ms. Benedek conducted intensive research in connection with her master thesis. From January 2006 to July 2008, Ms. Benedek held the position of Auditing Associate in the auditing group of RSM Exacta Wirtschaftsprufung AG, an Austrian auditing and tax consultancy firm. In this position, Ms. Benedek provided auditing services to private foundations and mid-market companies. From August 2008 through August 2009, she was granted educational leave sponsored by the Austrian government to study for the U.S. CPA exam. Since September 2009, Ms. Benedek has held the role of Financial Counsel for Superfund Distribution and Investment, Inc., a financial services company located in Grenada, West Indies. In this role, Ms. Benedek engages in various internal accounting and auditing functions. Ms. Benedek is a graduate of The University of Economics and Business Administration in Vienna, Austria, and is a certified public accountant. Ms. Benedek is a citizen of Austria.
     Christian Baha, age 42, is Superfund Capital Management’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was registered as a principal of Superfund USA, Inc., a registered broker-dealer and a CFTC registered commodity pool operator, and Superfund Advisors, Inc., a CFTC registered commodity pool operator, on August 13, 2009 and November 20, 2009, respectively. He is also an associated person and principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He has also been listed as a principal of Superfund Capital Management since May 9, 2001. He was registered as an associated person of

Superfund Capital Management on May 9, 2001 as well, however, such registration was subsequently withdrawn on February 17, 2009. Mr. Baha is listed as a principal of Superfund Capital Management, Superfund USA, Inc. and Superfund Advisors, Inc. because he is the sole owner of the foregoing entities. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.
The Trading Advisor
     Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management currently serves as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.
Trading Strategy
     Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 120 futures and forward markets, which automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.
     Superfund Capital Management and its affiliates trade in more than 120 futures and forward markets globally, although not in all markets at all times and in only a few markets from time to time, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agriculture markets. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.
     Superfund Capital Management’s strategy is based primarily on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading systems, and (iv) money management. The Superfund trading systems scan more than 120 different futures and forward markets worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is generally based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.
     Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks to capitalize on short-term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. Trading decisions are based on proprietary algorithms that seek to identify short-term trading opportunities, whether within a larger market trend or other market pattern or otherwise, through an analysis of technical indicators, and are generated on a fully automated basis without human emotional bias.
     With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, trade instructions are transmitted to Superfund Asset Management, which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.
     The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trades that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.

PAST PERFORMANCE OF SUPERFUND GREEN, L.P.
     Set forth below and on the following page are the performance records of the Fund for the period January 2005 through February 2011. Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Green, L.P. — Series A
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of February 28, 2011	$124,222,486
Net Asset Value as of February 28, 2011	$38,818,804
Worst Monthly % Drawdown (May 2010)	(13.14%)
Worst Peak-to-Valley % Drawdown (June 2008 to January 2010)	(36.92%)
HISTORICAL PERFORMANCE

2006		2007		2008		2009		2010		2011
Jan	6.87%	Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)
Feb	(3.66%)	Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%
Mar	4.48%	Mar	(8.73%)	Mar	2.29%	Mar	(2.23%)	Mar	14.41%
Apr	5.79%	Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%
May	(7.57%)	May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)
Jun	(0.33%)	Jun	6.84%	Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)
Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)
Aug	0.38%	Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%	Aug	4.15%
Sep	3.20%	Sep	5.57%	Sep	(0.07%)	Sep	2.81%	Sep	4.55%
Oct	5.53%	Oct	9.92%	Oct	12.19%	Oct	(11.60%)	Oct	5.70%
Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%	Nov	13.93%	Nov	(2.71%)
Dec	11.36%	Dec	2.82%	Dec	1.32%	Dec	(9.43%)	Dec	10.13%
Annual	12.94%	Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(0.30%)
											(2 mos.)
Aggregate Subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
     Losses experienced by a pool or account over a specified period.
Worst Peak-to-Valley % Drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Pool	Superfund Green, L.P. — Series B
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of February 28, 2011	$144,917,114
Net Asset Value as of February 28, 2011	$55,697,919
Worst Monthly % Drawdown (May 2010)	(20.23%)
Worst Peak-to-Valley % Drawdown (February 2009 to January 2010)	(52.98%)
HISTORICAL PERFORMANCE

2006		2007		2008		2009		2010		2011
Jan	9.72%	Jan	(4.60%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)
Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%
Mar	6.32%	Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%
Apr	8.31%	Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%
May	(10.37%)	May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)
Jun	0.29%	Jun	9.77%	Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)
Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)
Aug	0.55%	Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%	Aug	6.43%
Sep	4.45%	Sep	8.26%	Sep	0.46%	Sep	4.58%	Sep	7.45%
Oct	7.74%	Oct	14.57%	Oct	20.14%	Oct	(18.34%)	Oct	8.34%
Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%	Nov	22.10%	Nov	(3.24%)
Dec	16.14%	Dec	4.44%	Dec	2.60%	Dec	(14.18%)	Dec	15.25%
Annual	19.74%	Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	1.57%
											(2 mos. )
Aggregate Subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
     Losses experienced by a pool or account over a specified period.
Worst Peak-to-Valley % Drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Introduction
     The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. The Fund changed its name from “Quadriga Superfund, L.P.” to “Superfund Green, L.P.” effective December 1, 2009. From inception through the period ended February 28, 2011, subscriptions totaling $269,139,600 have been accepted and redemptions over the same period totaled $192,811,371.
     Effective July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.
Liquidity
     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
     Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.
     Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid, and the Fund has experienced no meaningful periods of illiquidity for the years ended December 31, 2010 and 2009.
Capital Resources
     The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.
Results of Operations
2010
Series A
     Net results for the year ended December 31, 2010 were a gain of 14.5% in net asset value compared to the preceding year. In this period, Series A experienced a net increase in net assets from operations of $5,090,804. This net increase consisted of interest income of $28,761, trading gains of $8,264,993, and total expenses of $3,202,950. Expenses included $656,877 in management fees, $355,069 in ongoing offering expenses, $53,260 in operating expenses, $1,420,292 in selling commissions, $702,326 in brokerage commissions and $15,126 in other expenses.

At December 31, 2010, and December 31, 2009, the net asset value per Unit of Series A was $1,550.72 and $1,354.49, respectively.
Series B
     Net results for the year ended December 31, 2010 were a gain of 21.9% in net asset value compared to the preceding year. In this period, Series B experienced a net increase in net assets from operations of $10,177,233. This net increase consisted of interest income of $30,069, trading gains of $15,192,242, and total expenses of $5,045,078. Expenses included $924,148 in management fees, $499,541 in ongoing offering expenses, $74,929 in operating expenses, $1,998,175 in selling commissions, $1,529,233 in brokerage commissions and $19,052 in other expenses. At December 31, 2010, and December 31, 2009, the net asset value per Unit of Series B was $1,773.52 and $1,454.64, respectively.
Fund results for 4th Quarter 2010:
     In December, the Fund experienced gains in the stock indices sector as government measures in the U.S. and Europe continued to provide a strong foundation for share appreciation. Asian stock indices also appreciated with the exception of China, which declined as the central bank raised rates again in its ongoing effort to control inflation. A mixture of long and short positions in the stock indices sector led the Fund to an overall gain on the month. Currency trends also accelerated into year end with Brazil, Chile, Australia and Canada continuing to attract flows due to commodity market strength. The U.S. dollar index finished the month 1.3% higher. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund also experienced gains in the energy sector as inventories declined and the U.S. dollar struggled into year end. The Fund’s mixture of long and short positions in the energy sector led to an overall gain on the month. The Fund experienced gains in metals as gold, silver and copper closed the year at their highs, buoyed by excellent investor and industrial demand. Grain and agricultural markets also appreciated amid strong demand. The Fund’s long grain sector positions led to an overall gain on the month.
     In November, results in equity indices, while mixed overall, led to modest gains. Positions in Europe were profitable as contagion risks for peripheral members of the European Union (“EU”) rose. Spain’s IBEX, Italy’s MIB40 and Greece’s ASE20 finished the month down 13.8%, 10.8% and 11.7%, respectively, while Japan’s Nikkei finished the month 8.2% higher. A mixture of long and short stock indices positions led the Fund to an overall gain on the month. The Fund’s allocation to global bond markets finished with gains for the month as long term debt futures finished steadily lower. The size of the debt problem in weaker EU nations and the need for collectivization of that debt forced bund and gilt yields higher. U.S. treasuries moved sharply lower as the size of the U.S. Federal Reserve’s second round of quantitative easing (“QE2”) program came in well above expectations. A mixture of long and short bond positions led the Fund to an overall gain on the month. In the U.S., 3-month Eurodollars moved steadily lower over the month as longer term inflation prospects rose with the announcement of QE2 by the Federal Reserve and strong macroeconomic reports. In Europe, long positions in 3-month Euribor futures finished higher as prospects for low rates increased as the need to establish competitive growth rates became critical amid the serious funding shortfalls. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund incurred losses in the currency markets in November as European sovereign risk returned to the forefront, reversing trends in various currency pairs. The euro reversed dramatically, finishing the month down 6.3% against the U.S. dollar, as Ireland’s heavily levered banking sector sought assistance from the EU and International Monetary Fund. Investors moved back into the U.S. dollar, which finished the month 4.9% higher, as currencies in Denmark, Hungary and Sweden finished 6.3%, 10.4% and 4.5% lower, respectively. A mixture of long and short currencies positions led the Fund to an overall loss on the month. The Fund experienced losses in grain markets in November as tightening monetary conditions in China and a stronger U.S. dollar led to depreciation in the grain markets. March corn finished 8.5% lower after breaching the $6 mark early in the month. March wheat contracts finished with a loss of 8.8%, off over 20% from contract highs made in August. The Fund’s long positions in the grains sector led to an overall loss on the month.
     In October, the stock indices sector continued to perform well as stock indices in all regions advanced. In the U.S., the Nasdaq finished 6.3% higher, as technology shares led the benchmark higher as a result of positive earnings. In Asia, China’s H-shares finished 6.0% higher as investors continued to favor Chinese growth prospects.

In Europe, the German DAX finished 6.2% higher as factory orders and industrial production figures exceeded expectations. The Fund’s mixture of long and short positions led the stock indices sector to an overall gain on the month. The Fund experienced gains in its currency allocations as the U.S. dollar continued its steady decline, finishing the month 1.9% lower against the U.S. dollar, while the U.S. Federal Reserve signaled to the world its commitment to providing additional stimulus as needed to support growth. The Fund obtained gains in the yen, which finished the month 3.6% higher against the U.S. dollar, as the Japanese approved quantitative easing and their positive current account combined with low yields in the U.S. attracted domestic and foreign capital. A mixture of long and short positions in the currencies sector led the Fund to an overall gain on the month. December gold contracts finished the month 3.7% higher, falling just shy of reaching the $1,400 per ounce level. December silver contract positions also posted gains, finishing the month 12.6% higher, as silver approached a 30-year high on belief that it provides both diversification from the U.S. dollar and exposure to economic growth in its role as an industrial metal. Base metals also performed well with London copper and zinc advancing 2.2% and 10.5% higher, respectively. The Fund’s long positions in metals produced an overall gain on the month.
     For the fourth quarter of 2010, the most profitable market group overall was the stock indices sector, while the greatest losses were attributable to positions in the interest rates sector.
Fund results for 3rd Quarter 2010:
     In September, the Fund’s allocation to stock indices led to gains as equities moved sharply higher. Indices in the U.S. experienced gains as the combined effects of excellent technology earnings and elevated merger and acquisition activity led the Nasdaq index 13.1% higher. Although short positions in European indices experienced losses as the Dow Jones Eurostoxx, France’s CAC40 and Spain’s IBEX finished 5.0%, 6.4% and 2.5% higher, respectively, long positions in Korea’s Kospi index, which finished 7.4% higher, performed well amid upward revisions in the country’s current account surplus. A mixture of long and short positions led the Fund to an overall gain in the stock indices sector. The long-term upward trend in Canadian 3-month bank acceptance and Australian 90-day bank bill futures reversed, resulting in losses for the Fund’s short interest rates allocation. The selloff in Canada of 3-month bank notes was attributed to the Bank of Canada raising interest rates by 25 basis points for the third time since June, along with a better than expected rebound in Canadian employment and household spending. Australian short-term interest rates sold off dramatically in response to employers adding more jobs than forecasted. In the U.S., 3-month Eurodollar futures bucked the global trend, trading higher as better than expected economic data was overshadowed by statements that the U.S. Federal Reserve was prepared to implement QE2. Long positions in short-term interest rate products led the Fund to an overall loss on the month. Negative U.S. dollar statements by the U.S. Federal Reserve served as a catalyst for extreme currency market moves worldwide. The Australian dollar led the way, finishing 9.0% higher against the U.S. dollar. The Swiss franc finished 3.5% higher against the U.S. dollar as investors perceived a safe haven play with the Japanese yen and U.S. dollar in tumult. Emerging market currencies also performed well as the South African rand, Brazilian real and Korean won finished 6.0%, 3.7% and 4.8% higher against the U.S. dollar, respectively. The Fund’s long positions in currency markets led to an overall gain on the month. The Fund achieved gains from its allocation to the metals markets in September as investors sought safety from the devaluation of fiat currencies and exposure to alternative assets. As the U.S. dollar fell to a seven-month low, silver gained 12.2% on the month, breeching a 30-year high. Long positions in base metals performed well as positive early month manufacturing readings in the U.S. and China sent copper futures higher. London copper added 8.5% amid falling inventories while aluminum and nickel posted gains of 14.7% and 12.4%, respectively. December gold futures experienced gains in September, finishing up 4.7% on the month and establishing a new all-time high above $1,300 per ounce. Long positions in the metals sector led the Fund to an overall gain on the month.
     In August, the Fund’s allocations to stock indices resulted in losses as heightening uncertainty continued to drive market volatility. The Dow Jones Industrial Average (the “Dow”) finished the month down 3.9% as a poor labor market, deteriorating durable goods sales and acute housing market declines reduced investor confidence. The Fund also experienced losses in Europe as markets turned lower with the French CAC 40, the Spanish IBEX 35 and the Italian MIB 40 finishing 4.2%, 2.7% and 6.3% lower, respectively. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The strong upward trend in U.S. Treasury bond futures persisted with the front-month contract trading to an 18-month high while front-month 10-year Japanese government bond futures traded up to their highest level since 2003 as Japan’s gross domestic product (“GDP”)

growth missed expectations by rising at an annualized rate of only 0.4%. A mixture of long and short bond futures positions led the Fund to an overall gain on the month. The Fund’s net long allocation to short-term interest rate futures yielded positive returns in August due to the prevailing fear that global growth was languishing. The long-term upward trend in 3-month Eurodollar futures extended higher after the U.S. Federal Reserve reversed plans to exit from monetary stimulus and decided to keep its bond holdings level with the possibility of resuming purchases. Long positions in the interest rate sector led the Fund to an overall gain on the month. The Fund experienced gains from its allocation to currency markets as positions in the Japanese yen and the Swiss franc performed well amid a growing sense of uncertainty surrounding the global economic recovery. Japan’s currency rallied to a 15-year high against the U.S. dollar while the Swiss franc ended the month 2.2% higher. Alternatively, the Fund’s long positions in the Canadian dollar and Mexican peso resulted in losses as the Canadian dollar and Mexican peso ended the month 3.5% and 4.1% lower, respectively, against the U.S. dollar as investors curbed exposure to these major U.S. trade partners’ currencies amid flagging U.S. data. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund achieved positive results in the metals sector as strong gains on long positions in gold outweighed negative performance in base metals. December gold contracts finished 5.5% higher as investment demand surged, more than doubling in the second quarter. Meanwhile, results suffered in the base metals as these markets succumbed to the same inputs that supported gold. In China, aluminum production was shuttered by another 330,000 tons while manufacturing grew at the slowest pace in 17 months, sparking fears of a double dip recession. These factors led to the possibility of weakening demand, subsequently putting downside pressure on London aluminum and nickel, which ended the month down 5.3% and 1.5%, respectively. A mixture of long and short metals positions led the Fund to an overall gain on the month. The Fund also saw strong results in global energy markets as these products established trends for most of August. Demand prospects for natural gas declined as July’s new and existing home sales data unexpectedly fell while initial jobless claims rose. Milder weather and the reduced threat of Atlantic hurricanes moving into the Gulf of Mexico pushed stockpiles to near-record highs. The Fund’s short positions in natural gas produced substantial gains as front-month futures traded well below the 50/100/200 day moving averages, finishing with a loss of 22.4% on the month. Rising U.S. jobless claims, contracting manufacturing and a widening trade deficit sent October crude down 9.3% on the month. A mixture of long and short positions in the energy sector led the Fund to an overall gain for the month.
     In July, stock indices rallied impressively despite macroeconomic data that continued to point to various challenges moving forward. Strong corporate earnings reports, increased certainty following the passage of the Reform Act and a settlement between the SEC and Goldman Sachs combined to produce sharply higher equity prices. The S&P 500 rallied to finish the month 7.0% higher, stopping out the Fund’s short positions early in the month. Asian stock indices also moved higher, fueled by growing optimism in China. The Hang Seng index responded with steady returns, finishing the month 4.4% higher, while Australia’s SPI 200 gained 4.7% on the month. In Europe, the UK’s FTSE 100 and the Amsterdam EOE Index recovered most of the prior month’s losses, ending the month 7.2% and 4.4% higher, respectively, due in part to positive European bank stress tests results. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The U.S. dollar index declined 5.4% on the month amid falling U.S. household sentiment, poor private sector job growth and expectations of rate increase diminishing. Accordingly, investors rotated assets into alternative safe haven currencies such as the Japanese yen and the Swiss franc, which ended the month 2.4% and 3.5% higher against the U.S. dollar, respectively. The Australian dollar finished the month 7.4% higher against the U.S. dollar as prospects for higher interest rates increased amid strong consumer prices and surging metals markets. Asian regional currencies also fared well as the Singapore dollar and New Zealand dollar finished the month 2.6% and 6.0% higher against the U.S. dollar, respectively, benefitting from a return of risk appetite and increasing comfort with Chinese growth prospects following a sharp reversal higher in Chinese equities. The Fund’s long positions in the currency sector led to an overall gain on the month. The energy sector languished as mixed fundamental data produced choppy range-bound markets in both crude oil and natural gas. Large natural gas reserves caused prices to fall throughout the month even as above-average temperatures across the U.S. bolstered cooling demand. Similarly, short positions in crude oil suffered as positive U.S. retail sales figures and the IMF boosting its growth forecast sent values higher. A decrease in jobless claims combined with improving confidence in Europe’s economic recovery to spur initiation of long positions by month-end as September crude oil futures finished 3.7% higher on the month. A mixture of long and short positions in the energy sector led the Fund to an overall loss on the month.
     For the third quarter of 2010, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 2nd Quarter 2010:
     In June, the Fund’s allocations to stock indices underperformed as volatile action resulted in losses. Extremely poor housing and retail sales figures spurred profit-taking, leaving front-month Dow Jones Industrial Average futures down 3.5% on the month. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector for the month. Stronger results were obtained in the global bond markets as weaker than expected fundamental and inflation data complemented intensifying euro area sovereign debt risk, thus prompting widespread buying of bonds. September 30-year U.S. Treasury bonds surged after U.S. employment increased less than previously forecast with private payrolls accounting for only 10.0% of the jobs added. A mixture of long and short positions led the Fund to an overall gain in the bond sector for the month. Allocations to the energy sector underperformed amid significant losses in natural gas futures following an 18.0% rally through mid-month. Mild weather moved in toward the end of the month, sending values sharply lower and leaving the August contract with only a modest gain of 4.7%. A mixture of long and short positions led the Fund to an overall loss in the energy sector for the month.
     In May, the Fund’s allocation to stock indices lost ground as weakness in the global financial system from April carried over into the month. Germany’s DAX, England’s FTSE and the Dow finished the month down 2.1%, 5.2% and 7.6%, respectively. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector on the month. The Fund’s long positions in the global bond futures markets provided positive returns as the sovereign debt crisis in the euro area intensified, prompting the purchase of safe-haven government securities. Front-month U.S. 30-year Treasury bonds posted 18-month highs on speculation that the debt contagion could hamper the fragile global economic rebound. The Fund’s long positions in the bond sector led to an overall gain on the month. Fallout from a lack of European consensus in dealing with the sovereign debt crisis triggered soaring borrowing costs that closely resembled the levels seen following the 2008 collapse of Lehman Brothers. The euro and Swiss franc fell 7.3% and 6.8% against the U.S. dollar, respectively, while the regional currencies of Hungary, Poland and Denmark also declined 11.0%, 12.7% and 7.8% against the U.S. dollar, respectively. The Fund experienced an overall loss on the month from its mixture of long and short currency sector positions. July crude oil traded as low as $67.24 per barrel on May 25th before a late-month rally based on strong consumer confidence and durable goods orders led to a close of $73.98, which still represented a 16.2% loss for the month. Gasoline and heating oil followed crude oil lower as front-month contracts finished the month down 15.4% and 14.1%, respectively. A mixture of long and short positions led the Fund to a relatively large loss in the energies sector for the month.
     In April, equity markets around the globe finished with mixed results. Stocks came under acute pressure in Europe as concerns continued over the financial condition of several European Union members. Japan’s Nikkei and Australia’s SPI finished with modest losses, down 0.4% and 1.2%, respectively, while gains were seen in Taiwan and Singapore, finishing 1.1% and 3.1% higher, respectively, as those economies benefited from rebounding export demand. In the U.S., the Nasdaq and the Dow finished the month 2.1% and 1.5% higher, respectively. A mixture of long and short positions led the Fund to an overall gain on the month in the stock indices sector. Early month news that the U.S. economy added 162,000 jobs combined with excellent growth in the U.S. services industry propelled crude oil futures to their highest levels since the fall of 2008. Later in the month, excellent U.S. corporate earnings, rising consumer confidence, and the loss of a production platform in the Gulf of Mexico propelled July crude to a 4.3% gain. June gasoline futures finished 4.1% higher as a late month inventory report showed supplies had fallen more than expected. A mixture of long and short positions led the Fund to an overall gain in the energies sector on the month. The Fund experienced strong gains on its June gold futures, as the metal finished the month 5.8% higher. The Fund’s long positions in the metals sector resulted in gains for the month.
     For the second quarter of 2010, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the energy sector.
Fund results for 1st Quarter 2010:
     In March, the Fund saw excellent results in the equities sector as global stock markets throughout the world surged. Rising business confidence in Germany propelled the DAX to a gain of 9.7%, while Italy’s MIB40, Spain’s IBEX and Poland’s WIG20 finished up 8.5%, 4.8% and 12.6%, respectively. In Asia, Japan’s Nikkei finished up

10.3% and in the U.S., the S&P 500 and the Dow finished up 6.0% and 5.3%, respectively. A mixture of long and short positions in the stock indices sector led to a gain for the Fund for the month. The Fund continued to experience significant gains from its energy positions as global economic strength propelled crude oil demand expectations higher while warm weather and inflated inventories extended the downtrend in natural gas prices. Front-month crude oil futures finished up 4.7% on the month. The U.S. increased the number of natural gas rigs to 941, up 16.0% from a year earlier. These factors, combined with a mild weather forecast, sent front-month natural gas down, finishing 19.6% lower on the month. A mixture of long and short positions in the energy sector led to a gain for the Fund for the month. The Fund also experienced solid results in its long metals positions as base metals surged despite the stronger U.S. dollar. London copper finished 8.4% higher as exchange inventories fell for most of the month. London nickel rose to its highest level since June 2008, finishing 17.9% higher. The Fund’s long positions in the metals sector resulted in an overall gain for the month.
     In February, world bond markets experienced volatile action as sovereign debt contagion worries spread while economic data showed promising signs. The Fund’s net short position in U.S. 30-year Treasury bonds resulted in small losses as futures rallied near month-end despite better than expected economic reports. In Europe, March bonds surged at month-end to finish moderately higher, producing overall gains for the Fund’s long positions. Overall, a mixture of long and short positions in the bonds sector produced a gain for the Fund for the month. Global short-term interest rate futures traded higher in February, continuing a strong-upward trend and providing the Fund with positive returns. In the U.S., three-month Eurodollar futures rallied to new highs after the U.S. Federal Reserve unexpectedly raised the discount rate but reaffirmed that the federal funds rate will remain at exceptionally low levels for an extended period. The Fund’s long positions in the interest rates sector resulted in a gain for the month. Fundamentals in the grain sector improved enough to offset the U.S. dollar rally. May soybeans, wheat and corn finished the month 3.9%, 6.3% and 5.7% higher, respectively. A mixture of long and short positions in the grains sector led to a loss for the Fund on the month. The Fund experienced positive returns in global energy markets in February as macroeconomic data continued to show strength. Crude oil finished 8.5% higher and natural gas finished 6.1% lower. A mixture of long and short positions in the energy sector led to an overall loss for the Fund on the month. New York and London front-month sugar futures reversed sharply, finishing the month 19.2% and 9.8% lower, respectively, while May New York cocoa contracts lost 10.2% on the month. Chinese cotton production was estimated to have fallen 15.0% from the prior year, propelling May cotton to a gain of 16.7% on the month. A mixture of long and short positions in the agricultural sector led to a loss for the Fund on the month.
     In January, global equities continued to trend higher but reversed sharply by month-end. In the U.S., the Dow and Nasdaq Composite Index finished 3.5% and 6.8% lower, respectively. European equities also experienced significant declines, with Germany’s DAX, the United Kingdom’s FTSE and France’s CAC40 finishing 6.7%, 4.2% and 5.1% lower, respectively. Asian stocks fell as China began to take steps to slow growth and curb lending in response to an overheating economy. The Hang Seng and Japan’s Nikkei finished 7.8% and 3.6% lower, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund on the month. Global short-term interest futures rebounded in January with numerous products trading to new contract highs. Eurodollar futures rallied as weaker than expected fundamental data in the U.S. prompted the selling of equities and the buying of safer short-term assets. A mixture of long and short positions in the interest rates sector resulted in a gain for the Fund for the month. The U.S. dollar index extended its December gains in January, finishing the month 1.7% higher as risk capital flowed into the U.S. dollar following China’s strong signals that it would act to contain its rapid growth. Entrenched trends in emerging market currencies continued to unwind with the Brazilian real and Chilean peso finishing the month down 8.7% and 3.3%, respectively. The Fund’s short positions in the U.S. dollar led the currencies sector to a loss on the month. Front-month crude oil futures rose to their highest level since the fall of 2008 in early January until a U.S. dollar reversal and growing global economic fears led to an 8.4% decline on the month. March natural gas finished 7.0% lower as the return of mild temperatures stabilized inventories near the 5-year average after the steep drawdown following December’s cold snap. A mixture of long and short energy positions led the Fund to an overall loss on the month in the sector. London zinc declined 17.0%, while lead and copper lost 17.1% and 9.0%, respectively, on the month, as the Chinese central bank raised reserve requirements and ordered some banks to cease lending altogether. February gold sold off late to finish 1.2% lower. The Fund’s long positions in the metals sector led to an overall loss for the month.
     For the first quarter of 2010, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currency sector.

2009
Series A
     Net results for the year ended December 31, 2009 were a loss of 29.9% in net asset value compared to the preceding year. In this period, Series A experienced a net decrease in net assets from operations of $12,407,179. This net decrease consisted of interest income of $36,541, trading losses of $9,359,825, and total expenses of $3,083,895. Expenses included $642,447 in management fees, $347,268 in ongoing offering expenses, $52,090 in operating expenses, $1,389,074 in selling commissions, $637,825 in brokerage commissions and $15,191 in other expenses. At December 31, 2009, and December 31, 2008, the net asset value per Unit of Series A was $1,354.49 and $1,932.30, respectively.
Series B:
     Net results for the year ended December 31, 2009 were a loss of 44.1% in net asset value compared to the preceding year. In this period, Series B experienced a net decrease in net assets from operations of $35,027,641. This net decrease consisted of interest income of $64,467, trading losses of $28,880,122, and total expenses of $6,211,986. Expenses included $1,097,606 in management fees, $593,300 in ongoing offering expenses, $88,995 in operating expenses, $2,373,202 in selling commissions, $301,233 in incentive fees, $1,736,922 in brokerage commissions and $20,728 in other expenses. At December 31, 2009, and December 31, 2008, the net asset value per Unit of Series B was $1,454.64 and $2,600.96, respectively.
Fund results for 4th Quarter 2009:
     In December, equities ended the year on a rally that began in March. Economic data improved as stimulus measures took hold in the second half of the year. A mixture of long and short positions in the stock indices sector produced an overall gain for the Fund for the month. U.S. bonds sold off at the end of the year as the economic recovery gained momentum on improving unemployment, retail sales and housing figures. European bonds also rallied from their June lows as the global recovery spread. A mixture of long and short positions in the bond sector led to a loss for the Fund for the month. Front-month Eurodollar futures retreated from record highs as better than expected employment data and rising inflation readings in the U.S. increased speculation that monetary policy may tighten sooner than anticipated. The Fund’s long positions in the interest rate sector led to an overall loss for the month. Front month U.S. dollar index futures finished 2009 with a 3.9% rally in December, while the euro lost 4.4%. The Fund’s short positions in the U.S. dollar resulted in a relatively large loss for the month. Front-month gold futures posted a 7.2% loss in December. The Fund’s long position in the metals sector resulted in an overall loss for the month. Front-month natural gas futures finished up more than 12.0% in December to finish the year near unchanged. A mixture of long and short positions in the energy markets produced a loss for the Fund for the month.
     In November, world bond markets rallied as a significant downward revision in U.S. GDP and the reemergence of global deflation supported buying. European bonds traded higher after Euro-zone producer prices declined on an annual basis for the ninth straight month as consumer prices fell for a fifth consecutive month. The Fund’s long positions in the bond sector produced an overall gain. Global short-term interest rate futures experienced a substantial rally in November after central banks signaled that historically low rates would extend well into the future. The Fund’s long positions in the interest rate sector led to an overall gain for the month. The U.S. dollar index posted another new low for the year in November, losing 1.9% as investors and central bankers alike continued to seek diversity from the U.S. dollar. Commodity-intensive currencies maintained their strong trends with the Australian and Canadian dollar and the Chilean peso moving 1.8%, 2.2% and 6.3% higher, respectively. The Fund’s short positions in the U.S. dollar led to an overall gain for the currencies sector for the month. January crude oil futures spent most of the first half of the month trading near or above the $80 level, finding support from a weak U.S. dollar. January natural gas moved lower most of the month, finishing with a loss of 10.1%. The Fund’s short positions in the energy sector led to an overall gain for the month. Gold opened the month sharply higher on news that the International Monetary Fund sold the equivalent of 8.0% of world annual mine production to the government of India in October. As a result, February gold rallied, finishing 13.5% higher. January silver and platinum joined the rally finishing 14.1% and 9.8% higher, respectively. A mixture of long and short positions in the metals sector led the Fund to an overall gain for the month.
     In October, world equities continued to move higher early in the month before running out of steam late. Japan’s Nikkei 225 continued to lag, finishing the month down 0.9%, as an improving unemployment picture was unable to offset tepid growth. European equities markets, including those in Germany, France and the United Kingdom, sold off, finishing down 5.2%, 4.8% and 2.1%, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund for the month. World bond markets retracted from recent highs, finishing October significantly lower as early data conveyed a sense of sustainability to the overall recovery. A mixture of long and short positions in the bond sector led to an overall loss for the Fund for the month. U.S. dollar index futures established 14-month lows in October as investors throughout the world called into question the reserve status of the U.S. currency. The British pound recovered most of September’s month’s losses, finishing 2.7% higher, amid talk that the Bank of England might pause quantitative easing if economic growth continued to improve. The Brazilian real added another 0.3%. The Fund’s long positions in the U.S. dollar produced an overall loss in the currencies sector. December corn and November soybean futures finished 6.4% and 5.5% higher, respectively, finding support as unseasonably cool and wet weather in the U.S. complicated late development and harvest of the crop. A mixture of long and short positions in the grains sector produced an overall loss for the Fund for the month. December gold futures rose sharply in early October, posting all-time highs above $1,070 per ounce as concerns mounted over the stability of the U.S. dollar as the world’s reserve currency. The Fund’s gold position produced an overall gain for the month. Silver and copper finished the month 7.0% and 4.8% higher, respectively. A mixture of long and short positions led the metals sector to an overall loss for the Fund on the month. Sugar futures fell 10.1% as signs emerged that physical buyers were slowing purchases following the establishment of 28-year highs in September. December hogs rose sharply, finishing 15.0% higher, amid an improved export outlook after restrictions were lifted for U.S. pork exports to Russia and China. December cotton futures added 7.8%, posting new one-year highs as crop conditions worsened in the U.S. cotton harvest stood at only 19.0% complete as the Mississippi Delta region (99% of production) continued to be pounded by rain. December NY cocoa finished 5.1% higher on the month. A mixture of long and short positions in the agricultural sector led to an overall loss for the Fund on the month.
     For the fourth quarter of 2009, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the energy sector.
Fund results for 3rd Quarter 2009:
     In September, world bond markets finished higher after better than expected economic data was discounted as several global central banks weighed the withdrawal of economic stimulus packages. These conditions led the Fund’s long positions in the bond sector to an overall gain. Global short-term interest rate futures continued their strong upward trend as inflation fears weakened and sustainability of the economic recovery came into question. Three month eurodollar futures extended their upside move after the Federal Open Market Committee kept rates at record lows in an effort to combat a 26-year high in unemployment. The Fund’s long positions produced gains in the interest rates sector. The U.S. dollar established new lows for the year in September, falling 2.0% as investors around the world aggressively borrowed the low yielding currency to finance purchases of assets in countries offering higher yields. Emerging South American currencies continued to shine due to their relatively high yields. The Colombian peso and Brazilian real finished 6.8% and 6.0% higher, respectively, against the U.S. dollar. The Fund’s short positions in the U.S. dollar led to gains in the currencies sector. November crude oil contracts finished near unchanged as existing homes sales and consumer confidence came in well below expectations. Crude inventories continued to expand as demand remained weak. The Fund’s short energy positions produced losses on the month. December gold futures finished 5.9% higher, closing above the significant $1,000 mark. December silver futures also attracted investment demand, finishing 11.6% higher on the month. The Fund’s long metals positions produced an overall gain.
     In August, world bond markets moved steadily higher as perceptions surrounding economic data shifted. U.S. Treasury bonds attracted steady buying in the latter half of the month as retail sales missed forecasts and producer prices fell more than expected. These developments led the Fund’s long positions in the interest rate sector to an overall gain. The U.S. dollar remained near its lows for the year as risk appetite remained elevated, while the

British pound and Canadian dollar finished down 2.5% and 1.1%, respectively, against the U.S. dollar. The Fund’s short positions in U.S. dollar led to an overall gain. Crude oil finished down 1.7%, while natural gas lost 23.3%. The Fund’s short positions in the energy sector lead to an overall gain. October gold continued to trade sideways between $900-$1,000, while London copper, nickel and lead finished 12.6%, 6.7% and 12.2% higher, respectively. The Fund’s short positions in the metals sector led to an overall loss. Hog futures continued their steady drive lower, finishing down 10.5%. Sugar and coffee finished 30.1% and 7.6% higher, respectively. The Fund’s mix of long and short positions in the agriculture sector resulted in an overall gain.
     In July, global stock markets continued to advance as many markets rose to new multi-month highs. China’s Shenzen 300 finished 15.0% higher, while Germany’s DAX, London’s FTSE and France’s CAC40 established new highs, rising between 8.0% and 11.0%. Short positions in the stock indices sector produced relatively large losses for the month. The Canadian dollar surged, finishing 7.0% higher against the U.S. dollar, and the Norwegian krona, Brazilian real and Australian dollar finished 5.0%, 4.4% and 3.6% higher, respectively, against the U.S. dollar. These conditions led the Fund’s long positions in the U.S. dollar to an overall loss. Gold gained slightly in July as investors continued to search for conviction on short-term price action. U.S. dollar weakness combined with an inflationary Producer Price Index report caused December gold futures to experience a 2.8% gain. Industrial metals continued to trend higher with London copper leading the way, finishing 15.2% higher. The Fund’s short positions in metals led to an overall loss.
     For the third quarter of 2009, the most profitable market sector for the Fund on an overall basis was the interest rates sector, while the greatest losses resulted from the Fund’s positions in the stock indices sector.
Fund results for 2nd Quarter 2009:
     In June, U.S. stock indices finished near unchanged, while most Asian stock indices finished higher; Hong Kong’s Chinese Enterprise Index rose 6.1%. The Fund’s short positions in the stock indices sector experienced a loss. World bond markets reversed early month lows by month- end, finishing higher as improving bond yields and a stagnating equity rally attracted buyers. The Fund’s long positions in the bonds sector led to a gain. U.S. and European short-term interest rate futures finished slightly higher in June, recovering from a substantial early month selloff. The Fund’s long positions during the earlier part of the month resulted in losses. The Australian dollar finished the month 1.2% higher, while the British pound finished 2.0% higher. The Fund’s long positions in the U.S. dollar led to a loss. December wheat contracts plunged, losing 17.5% as the global recession continued to destroy demand. The Fund’s short positions in the grains sector produced gains. London copper added 3.7%, while lead also rose 8.9% as Chinese auto sales soared. London nickel finished up 10.0% as Chinese imports for the first 4 months of 2009 exceeded 2008 levels by 16.0%. The Fund’s short positions in the metals sector resulted in losses. U.S. August crude oil futures added 4.1% despite rising inventories as Chinese buying supported values. The Fund’s short positions in the energy sector produced losses. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a substantial influence on this month’s overall negative performance.
     In May, world bond markets traded dramatically lower as burgeoning budget deficits led to heavy bond issuance, foreshadowing long-term inflation. U.S. 30-year bond futures, German Bund futures and Japanese 10-year bond futures traded to their lowest levels since November 2008. The Fund’s long positions in the bonds sector resulted in losses. Emerging market strength contributed to a steep selloff in U.S. treasuries, resulting in a 6.2% loss for the U.S. dollar index. The Brazilian real and the Australian dollar were up 10.0% and 13.2%, respectively, against the U.S. dollar. The Fund’s long positions in the U.S. dollar produced losses. Despite crude demand falling more than 7.5% from last year, inventories declined, leading to a 24.8% gain for July crude futures. The Fund’s short positions in this sector incurred relatively large losses. Other market sectors did not reveal significant trends and did not have a significant influence on this month’s overall negative performance.
     In April, the S&P 500 Index rose 9.4% led by bank stocks as (i) FAS 157-4 provided guidance for determining the fair value of assets and liabilities, including guidance on identifying circumstances that indicate an observed transaction used to determine fair value is not orderly and, therefore, is not indicative of fair value and (ii) strong earnings from favorable spreads created by cheap central bank liquidity supported values. The Fund’s short stock indices positions led to a relatively large loss. World bond markets tracked steadily lower in April as money flowed out of low yielding treasuries and into equities. The Fund’s long positions in the bonds sector produced an overall loss. The U.S. dollar index finished down 1.2% while the euro moved sideways as capital moved out of the U.S. and European Union amid unattractive treasury yields. The Hungarian forint, Polish zloty and Czech koruna gained 6.0%, 4.6% and 2.1%, respectively, against the U.S. dollar, while the Australian dollar, Canadian dollar and Brazilian real finished up 5.0%, 5.5% and 5.7%, respectively, against the U.S. dollar. The Fund’s long positions in the U.S. dollar lead to an overall loss for the currency sector. Positive economic signals from the G20 meeting and the resulting rise in world equity markets were offset by rising inventories as global energy demand continued to contract. June natural gas prices continued lower, posting a 13.8% loss as storage increased to nearly 34.0% greater than a year ago and 23.0% greater than the five-year moving average. The Fund’s short positions in the energy sector produced a relatively large gain. Other market sectors did not reveal significant trends and did not have a substantial influence on April’s overall negative performance.
     For the second quarter of 2009, the most profitable market sector for the Fund on an overall basis was the grains sector, while the greatest losses resulted from the Fund’s positions in the energy sector.
Fund results for 1st Quarter 2009:
     In March, global stock indices finished the month with significant gains. On the basis of strong economic indicators, U.S. indices experienced gains of 7.0% to 10.0%, while Korea’s Kospi and the China-based H-Shares experienced gains of 14.2% and 13.7%, respectively. The Fund’s short stock indices positions resulted in losses for the month. Global short-term interest rate futures trended higher during March as the continuous actions of world central banks attempting to combat the recession and reverse deflation provided steady support. The Fund’s long interest rates positions produced gains. The Australian dollar gained 8.2% against the U.S. dollar, while the Brazilian real and New Zealand dollar gained 2.6% and 11.7%, respectively, against the U.S. dollar, based on strong relative economic performance bolstered by commodity market strength. The euro added 4.6% against the U.S. dollar and 6.0% against the Japanese yen, while the Norwegian krone rose 4.4% against the U.S. dollar. A relatively large loss resulted from the Fund’s short positions in these foreign currency markets. In March, Australian wheat production estimates grew by 1.4 million tons, while global 2008-09 total wheat production was projected to be a record 684.4 million tons. May corn moved 12.7% higher as rising crude oil and fertilizer prices resulted in the United States Department of Agriculture (“USDA”) shifting production from corn to soybeans. The Fund’s short positions in grain lead to a loss in the sector. May crude oil futures added to February’s late month rebound, rising 6.1%, supported by solid U.S. housing and durable goods orders and a weaker U.S. dollar. A surprisingly dramatic recovery in Chinese demand also provided underlying support. The Fund’s short energy sector positions resulted in losses for the month. Gold ETF holdings posted yet another record high, supporting the market at levels well above $900 per ounce as investors continued to seek protection from currency debasing moves by central bankers. In London, base metals, led by copper and zinc, up 19.7% and 21.4%, respectively, moved sharply higher amid widespread evidence that China is moving to counteract damage to its export-led economic growth by stockpiling industrial metals to use for vast infrastructure projects. These developments produced losses for the Fund’s short positions in the metals sector.
     In February, equities continued their collapse as dark economic clouds hung over global markets. In Asia, major indices lost between 3.0% and 9.0%. The Nikkei Index fell nearly 4.7% amid a startling 84.0% drop in January machine orders (year over year). The Fund’s short positions in stock indices produced gains on the month. Front month U.S. 30 year bond futures finished slightly lower as the unexpected inflation readings and massive debt supply offset the short term inflation outlook. European bonds returned to recent highs as reports showed economic contraction of 1.5% in the 4th quarter, the most in 13 years. Japanese bonds also returned to recent highs as GDP shrank at a 12.7% annualized rate in the fourth quarter. The Fund’s long positions in the bonds sector produced gains for the month. May soybean futures showed strength early in the month on concern that dry conditions in Argentina would result in significant production losses. Nonetheless, soybeans finished over 10.7% lower as the combination of timely rains and persistent U.S. dollar strength weighed on values. May corn futures finished 8.0% lower despite the dry weather in Argentina leading the USDA to lower world production estimates by 4.6 million tons. The Fund’s short positions in the grains sector resulted in gains for the month. U.S. crude inventories rose to 351.3 million barrels versus 299.8 million barrels in February 2009 despite several rounds of production cuts by the Organization of the Petroleum Exporting Countries. Despite the negative news, April crude managed a late rally of over 20.0% to finish with a loss of 3.3% on the back of a bullish gasoline inventory report. April gasoline futures rallied over 20.0% from its lows to finish 1.3% higher as capacity utilization in the refining sector shrank to 81.4%. April natural gas finished 6.2% lower as supplies stood more than 12.0% above the five-year average. The Fund’s short positions in the energy sector resulted in overall gains for the month.
     In January, negative news sent equities lower around the world. Asian indices finished lower as the Nikkei declined 10.0% due to distressed vehicle sales and industrial production, while Hong Kong’s Hang Seng index fell 8.2% on poor export data. In Europe, falling industrial production and bank sector trouble pressured markets, leading to a 10.2% decline for Germany’s DAX. The Fund’s short positions in the stock indices sector produced gains for the month. World bond markets gave back most of December’s gains as stimulus and bailout package announcements by world governments made bond investors nervous. In Europe, producer prices fell the most in 27 years and consumer inflation reached the lowest in more than 2 years. This data propelled front-month Bund futures to a record high by mid-month, however the market finished near unchanged as the European Central Bank rejected talk of easing to a 0% target rate. The Fund’s long positions in the bonds sector resulted in losses for the month. Crude oil settled near its December low of around $40 per barrel as the market shrugged off a litany of bullish factors, choosing instead to focus on deteriorating demand, growing inventories and the strong U.S. dollar. March natural gas futures continued trending lower, falling 21.8% as inventories remained plentiful despite below average temperatures throughout the U.S. The Fund’s short positions in the energy sector produced overall gains for the month.
     For the first quarter of 2009, the most profitable market sector was interest rates, while the largest losses resulted from positions in the currency sector.
Off-Balance Sheet Risk
     The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 60%.
     In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.
Off-Balance Sheet Arrangements
     The Fund does not engage in off-balance sheet arrangements.
Contractual Obligations
     The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency forward and certain swap contracts, both long (contracts to buy) and short (contacts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a

Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open futures and other contracts at December 31, 2010, and December 31, 2009.
Critical Accounting Policies — Valuation of the Fund’s Positions
     Superfund Capital Management believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills, accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency or swap contracts held by the Fund will also be valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis using objective measures.
Recently Issued Accounting Pronouncements
ASU 2010-06
     In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e. to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years). The Fund has adopted ASU 2010-06 effective for reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have any impact on the Fund’s results of operations, financial condition or cash flows, as the Fund has not had any transfers in or out of Level 1 or 2 categories, nor does it hold Level 3 assets or liabilities. The Fund does not anticipate the amendments effective for fiscal years beginning after December 15, 2010 to have an impact on the Fund’s results of operations, financial condition or cash flows.
CONFLICTS OF INTEREST
     Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.
Superfund Capital Management
     Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective because it is also the general partner of the Fund and the general partner associated with each Series. Investors must recognize that Superfund Capital Management has established the Fund as an investment product to be managed by Superfund Capital Management implementing Superfund proprietary trading systems, and that it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length, and the performance fee arrangement between the Fund and Superfund Capital Management may create an incentive for Superfund Capital

Management to make trading decisions (or implement the Superfund proprietary trading system) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.
     Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.
     In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading futures and related contracts for their own accounts.
     A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.
Superfund Asset Management
     Superfund Asset Management, an affiliate of Superfund Capital Management, serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by each Series. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management may have an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by each Series to Superfund Asset Management was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners may assume that Superfund Asset Management may receive up to the full amount of the round turn futures trading commissions paid by each Series. Nevertheless, Superfund Capital Management does not intend to initiate trades for the Series other than the trades indicated by Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that Superfund Capital Management reasonably believes will cause the average annual trading volume to materially exceed 2,700 (Series A) and 3,850 (Series B) round-turn trades per year per million dollars in such Series, Superfund Capital Management will give the Limited Partners not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so is in the best interests of the Series.
The Clearing Brokers
     The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”), Barclays Capital Inc. (“BCI”), MF Global Inc. (“MF Global”) and Rosenthal Collins Group, L.L.C. (“RCG”) and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.
The Selling Agents
     The selling agents, including Superfund USA, an affiliate of Superfund Capital Management, receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit (which is equal to $52,144,128.90 out of the $521,441,289 in Units registered in this offering). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.
Fiduciary Duty and Remedies
     Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.
     The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.
Indemnification and Standard of Liability
     Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

     The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.
CHARGES TO EACH SERIES
     The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series starting on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.
Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment
Superfund Capital Management	Management Fee	1/12 of 1.85% of month-end net asset value (a 1.85% annual rate).

Superfund Capital Management	Performance Fee	25% of new appreciation (described below), if any, excluding interest income, on a monthly basis.

Superfund Asset Management and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$12 per round-turn futures transaction plus applicable regulatory and exchange fees where commissions and margin are denominated in U.S. dollars. Approximately $12 per round-turn futures transaction for certain non-U.S. futures contracts, as described below.

Recipient	Nature of Payment	Amount of Payment
Superfund USA and additional selling agents	Selling Compensation	1/12 of 4% of month-end net asset value (a 4% annual rate) of the Series A and Series B Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Superfund Capital Management and others	Operating and Ongoing Offering Expenses	Expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of SS&C Fund Services (“SS&C”) or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. Operating expenses are charged at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually). Superfund Capital Management will assume liability for the ongoing offering and operating expenses, when considered together, in excess of 1.15% of average month-end net assets per year of each Series.
Management Fee
     Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.
Performance Fee
     Each Series will pay Superfund Capital Management a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management, after adjusting for subscriptions and redemptions, excluding interest income. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, Superfund Capital Management does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward.
     For example, assume a Series paid a performance fee at the end of the first month of 2011 and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income) of $200,000 during the second month of 2011. The new appreciation for the month would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of the eleventh month of 2010 but did not pay a performance fee at the end of the twelfth month of 2010 because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of the first month of 2011, the new appreciation (before interest earned) for the month would be $100,000 ($200,000 — $100,000 loss carry forward) and Superfund Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.
Ongoing Offering Expenses
     Each Series will pay a monthly fee up to one twelfth of 1% (1% annually) of the month-end net asset value of that Series for ongoing offering expenses incurred in connection with the offering of the Units, not to exceed the actual amount of such expenses. The ongoing offering costs which the Series will incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus part.
Operating Expenses
     Each Series bears its operating expenses at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually), not to exceed the amount of actual expense incurred. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of Superfund Capital Management are borne by Superfund Capital Management, not the Fund or either Series.
Round-Turn Brokerage Commissions
     Each Series will be charged brokerage fees of $12.00 per round turn futures transaction plus applicable regulatory and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $12.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $12.00 per round-turn. The round-turn transaction fee for purchases and sales of foreign currency over-the-counter spot and forward transactions in each Series with an equivalent value of one hundred thousand dollars will likewise be charged at $12.00 per round-turn transaction. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management, which serves as introducing broker for each Series. Assuming 1,667 round turn transactions per year per million dollars in Series A, and 2,500 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.
“Bid-Ask” Spreads
     Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not a quantifiable expense of the Series but do represent a profit margin to the dealer for making a market in the currency. Superfund Capital Management cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.

Sales Compensation
     Each Series will pay Superfund USA a selling commission of up to 10% of the gross offering proceeds of the Units by paying 4% of the average month-end net asset value of each outstanding Unit in monthly installments of 1/12 of 4% of the month-end net asset value of such Units. Thus, Units are charged a commission of 4% of the average month-end net asset value per Unit in the initial year after purchase. Units are charged additional selling commissions of 4% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $52,144,128.90 in respect of the $521,441,289 in Units registered in this offering). Superfund USA may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.
     Units held by the following types of investors are not subject to selling commissions: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA serves as selling agent, (ii) investors who are commodity pools operated by commodity pool operators registered as such with the NFA for which Superfund USA serves as selling agent, and (iii) investors who have paid the maximum selling commission on their Units.
     If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.
USE OF PROCEEDS
     The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing brokers. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 60% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.
THE CLEARING BROKERS; ADMINISTRATION
ADM Investor Services, Inc.
     ADMIS is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
     Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.
Barclays Capital Inc.
     BCI is a registered securities broker-dealer and futures commission merchant. Its business address is 200 Park Avenue, New York, New York 10166. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last five years that would be considered to be material as defined in regulations under the Commodity Exchange Act.
MF Global Inc.
     MF Global is registered under the Commodity Exchange Act, as a futures commission merchant and a commodity pool operator, and is a member of the NFA in such capacities. In addition, MF Global is registered with the SEC as a broker-dealer and is a FINRA member. MF Global was formerly known as Man Financial Inc. (“MFI”) until the change of name to MF Global was effected on July 19, 2007. MF Global is a member of all major U.S. futures exchanges and most major U.S. securities exchanges. MF Global’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MF Global’s telephone number at such location is (212) 589-6200.
     At any given time, MF Global is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MF Global or its principals within the five years preceding the date of this Prospectus that MF Global would deem material for purposes of Part 4 of the Regulations of the CFTC, except as follows:
     In or about October 2003, MFI uncovered an apparent fraudulent scheme conducted by third parties unrelated to MFI that may have victimized a number of its clients. CCPM, a German introducing broker, introduced to MFI all the clients that may have been victimized. An agent of CCPM, Michael Woertche (and his associates), apparently engaged in a Ponzi scheme in which allegedly unauthorized transfers from and trading in accounts maintained at MFI were utilized to siphon money out of these accounts, on some occasions shortly after they were established. MFI was involved in two arbitration proceedings relating to these CCPM introduced accounts. The first arbitration involved claims made by two claimants before an NFA panel. The second arbitration involves claims made by four claimants before a FINRA panel. The claims in both arbitrations are based on allegations that MFI and an employee assisted CCPM in engaging in, or recklessly or negligently failed to prevent, unauthorized transfers from, and trading in, accounts maintained by MFI. Damages sought in the NFA arbitration proceeding were approximately $1,700,000 in compensatory damages, unspecified punitive damages and attorney’s fees in addition to the rescission of certain deposit agreements. The NFA arbitration was settled for $200,000 as to one claimant and a net of $240,000 as to the second claimant during fiscal 2008. Damages sought in the FINRA proceeding were approximately $6,000,000 in compensatory damages and $12,000,000 in punitive damages. During the year ended March 31, 2009, the FINRA arbitration was settled for an aggregate of $800,000.
     In May 2006, MFI was sued by the Receiver for Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and Racketeer Influenced and Corrupt Organizations (“RICO”) violations (the “Litigation”). In December 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MFI agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, MFI settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MFI and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, MFI agreed to pay a civil monetary penalty of $2 million and accept a cease and desist order.
     On February 20, 2007, MFI settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons (“AP”) who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.
     On March 6, 2008, and thereafter, five virtually identical proposed class action securities suits were filed against MF Global’s parent, MF Global Ltd. (now, MF Global Holdings Ltd.), certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under §§ 11, 12 and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global Ltd.’s initial public offering in July 2007 were materially false and misleading to the extent that representations were made regarding MF Global Ltd.’s risk management policies, procedures and systems. The allegations are based upon MF Global Ltd.’s disclosure of $141.5 million in trading losses incurred in a single day by an AP in his personal trading account (“Trading Incident”), which losses MF Global was responsible to pay as an exchange clearing member. The consolidated cases have been dismissed on a motion to dismiss by defendants. Plaintiffs have appealed. In January 2011, the parties reached a preliminary agreement to settle whereby MF Global Ltd. will contribute $2.5 million to an overall settlement amount of $90 million. The preliminary settlement will be subject to court review and final approval.
     On December 12, 2008, MF Global settled three Chicago Mercantile Exchange (“CME”) Group disciplinary actions involving allegations that on a number of occasions in 2006 and 2007, MF Global employees engaged in impermissible pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting, and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders. MF Global was also charged with failing to properly supervise its employees in connection with these trades. Without admitting or denying any wrongdoing, MF Global consented to an order of a CME Business Conduct Committee Panel which found that MF Global violated legacy CBOT Rule 504.00 and Regulations 480.10 and 9B.13 and 9B.13(c) and ordered MF Global to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with CME Market regulation staff, enhance its training practices and supervisory procedures regarding electronic trading practices.
     In the late spring of 2009, MF Global was sued in Oklahoma State Court by customers who were substantial investors with Mark Trimble (“Trimble”) and/or Phidippides Capital Management (“Phidippides”). Trimble and Phidippides may have been engaged in a Ponzi scheme. Plaintiffs allege that MF Global “materially aided and abetted” Trimble’s and Phidippides’ violations of the anti-fraud provisions of the Oklahoma securities laws and they are seeking damages “in excess of” $10,000 each. MF Global made a motion to dismiss which was granted by the court. Plaintiffs have appealed.
     In May 2009, investors in a venture set up by Nicholas Cosmo (“Cosmo”) sued Bank of America and MF Global, among others, in the United States District Court for the Eastern District of New York, alleging that MF Global, among others, aided and abetted Cosmo and related entities in a Ponzi scheme in which investors lost $400 million. MF Global has made a motion to dismiss which was granted and cannot be appealed by plaintiffs until the conclusion of the case against Bank of America.
     The Liquidation Trustee (“Trustee”) for Sentinel Management Group, Inc. (“Sentinel”) sued MF Global in June 2009 on the theory that MF Global’s withdrawal of $50.2 million within 90 days of the filing of Sentinel’s bankruptcy petition on August 17, 2007 is a voidable preference under Section 547 of the Bankruptcy Code and, therefore, recoverable by the Trustee, along with interest and costs.
     On August 28, 2009, Bank of Montreal (“BMO”) instituted suit against MF Global and its former broker, Joseph Saab (“Saab”) (as well as a firm named Optionable, Inc. and five of its principals or employees), in the United States District Court for the Southern District of New York. In its complaint, BMO asserts various claims against all defendants for their alleged misrepresentation of price quotes to BMO’s Market Risk Department (“MRD”) as independent quotes when defendants knew, or should have known, that David Lee (“Lee”), BMO’s trader, created the quotes which, in circular fashion, were passed on to BMO through MF Global’s broker, thereby enabling Lee substantially to overvalue his book at BMO. BMO further alleges that MF Global and Saab knew that Lee was fraudulently misrepresenting prices in his options natural gas book and aided and abetted his ability to do so by MF Global’s actions in sending price indications to the BMO MRD, and substantially assisted Lee’s breach of his fiduciary duties to BMO as its employee. The Complaint seeks to hold all defendants jointly and severally liable and, although it does not specify an exact damage claim, it claims CAD 680.0 million (approximately $635.9 million) as a pre-tax loss for BMO in its natural gas trading, claims that it would not have paid brokerage commissions to MF Global (and Optionable), would not have continued Lee and his supervisor as employees at substantial salaries and bonuses, and would not have incurred substantial legal costs and expenses to deal with the Lee mispricing. MF Global has made a motion to dismiss, which was denied.
     On December 17, 2009, MF Global settled a CFTC administrative proceeding in connection with the Trading Incident and three other matters without admitting or denying any allegations and accepting a charge of failing to supervise (In the Matter of MF Global Inc. CFTC Docket No. 10-03). The three additional matters that were settled involved allegations that MF Global Ltd. failed to implement procedures to ensure proper transmissions of price information for certain options that were sent to a customer, specifically that the price indications reflected a consensus taken on a particular time and date and were derived from different sources in the market place; failed to diligently supervise the proper and accurate preparation of trading cards and failed to maintain appropriate written authorization to conduct trades for a certain customer. Under the Commission’s order, MF Global agreed to pay an aggregate civil monetary penalty of $10 million (which it had previously accrued) and agreed to a cease and desist order. In addition, MF Global agreed to specific undertakings related to its supervisory practices and procedures and MF Global agreed that it would engage an independent outside firm to review and assess the implementation of the undertakings and certain recommendations that MF Global previously accepted. At the same time, MF Global, without admitting or denying the allegations made by the CME, settled a CME disciplinary action relating to the Trading Incident by paying a fine of $495,000.
     On August 4, 2010, MF Global was added as a defendant to a consolidated class action complaint filed against Moore Capital Management and related entities in the United States District Court for the Southern District of New York alleging claims of manipulation and aiding and abetting manipulation, in violation of the Commodity

Exchange Act. Specifically, the complaint alleges that, between October 25, 2007 and June 6, 2008, Moore Capital Management directed MF Global, as its executing broker, to enter “large” market on close orders (at or near the time of the close) for platinum and palladium futures contracts, which allegedly caused artificially inflated prices. On August 10, 2010, MF Global was added as a defendant to a related class action complaint filed against the Moore Capital Management-related entities on behalf of a class of plaintiffs who traded the physical platinum and palladium in the relevant time frame, which alleges price fixing under the Sherman Act and violations of the civil RICO Act. On September 30, 2010 plaintiffs filed an amended consolidated class action complaint that includes all of the allegations and claims identified above on behalf of subclasses of traders of futures contracts of platinum and palladium and physical platinum and palladium. Plaintiffs’ claimed damages have not been quantified. This matter is in its earliest stages.
     In December 2010, the court-appointed receiver for Joseph Forte, L.P., (“Forte Partnership”) filed a complaint in the United States District Court for the Eastern District of Pennsylvania, alleging that MF Global was negligent in the handling of a futures account the Forte Partnership maintained at MF Global. The complaint alleges that as a result of MF Global’s negligence, Joseph Forte was able to operate a Ponzi scheme in which he misappropriated at least $25,000,000 from limited partners in the Forte Partnership. The complaint seeks damages “in excess of $150,000.” MF Global has not been served with the complaint.
     MF Global and an affiliate, MF Global Market Services LLC (“Market Services”), are currently involved in litigation with a former customer of Market Services, Morgan Fuel & Heating Co., Inc. (“Morgan Fuel”) and its principals, Anthony Bottini, Jr., Brian Bottini and Mark Bottini (the “Bottinis”). The litigations arise out of trading losses incurred by Morgan Fuel in over-the-counter derivative swap transactions, which were unconditionally guaranteed by the Bottinis.
     On October 6, 2008, Market Services commenced an arbitration against the Bottinis to recover $8.3 million, which is the amount of the debt owed to Market Services by Morgan Fuel after the liquidation of the swap transactions. MF Global Market Services LLC v. Anthony Bottini, Jr., Brian Bottini and Mark Bottini, FINRA No. 08-03673. Each of the Bottinis executed a guaranty in favor of Market Services personally and unconditionally guaranteeing payment of the obligations of Morgan Fuel upon written demand by Market Services. Market Services asserted a claim of breach of contract based upon the Bottinis’ failure to honor the guarantees.
     On October 21, 2008, Morgan Fuel commenced a separate arbitration proceeding before FINRA against MF Global and Market Services. Morgan Fuel claims that MF Global and Market Services caused Morgan Fuel to incur approximately $14.2 million in trading losses. Morgan Fuel v. MFG and Market Services, FINRA No. 08-03879. Morgan Fuel seeks recovery of $5.9 million in margin payments that it allegedly made to Market Services and a declaration that it has no responsibility to pay Market Services for the remaining $8.3 million in trading losses because Market Services should not have allowed Morgan Fuel to enter into, or maintain, the swap transactions. On MF Global’s motion, the Supreme Court of the State of New York determined that there was no agreement to arbitrate such claims. Morgan Fuel appealed and all appeals were denied.
     The Bottinis also asserted a third-party claim against Morgan Fuel, which in turn asserted a fourth-party claim against MF Global, Market Services and Steven Bellino (an MF Global employee) in the arbitration proceeding commenced by Market Services. The Supreme Court of the State of New York denied a motion to stay the fourth party claim but the denial to stay was reversed. Morgan Fuel filed a motion to appeal with the New York Court of Appeals which was denied.
Rosenthal Collins Group, L.L.C.
     RCG, a successor entity to firms dating back to 1923, is an Illinois limited liability company with its principal offices at 216 West Jackson Boulevard, Chicago, Illinois 60606. It is a registered futures commission merchant and a member of the NFA. The managing members of RCG are Leslie Rosenthal and J. Robert Collins.
     As is the case with similar securities and futures and derivatives organizations, RCG, a futures brokerage firm having a number of branch offices, introducing brokers and customers, and its principals, are from time to time engaged in various lawsuits and administrative proceedings with customers and regulatory authorities incidental to conducting business as a futures and derivatives broker. Some matters are settled, some are resolved in favor of RCG and some customer complaints are resolved in favor of customers and regulatory authorities. In the opinion of management of RCG, the amounts in controversy relative to the capital of RCG have not been material. Moreover, as a matter of policy, RCG vigorously defends all proceedings against it and its principals, and in proceedings currently pending, RCG believes it has meritorious defenses.
     On August 26, 2008 without admitting or denying the findings, RCG settled a CFTC administrative action alleging that it failed to diligently supervise certain of its New York City branch office employees in the handling of certain payments to third parties from a customer’s account, made or delivered at the customer’s direction but against company policy. In connection with the settlement, RCG paid a civil monetary penalty of $310,000 and agreed to augment its supervision of its own policy and procedures for reviewing and approving disbursements to third parties from customer accounts.
     On December 28, 2009 without admitting or denying the findings, RCG settled a matter with the Chicago Board of Trade (the “Exchange”) in which the Exchange found that RCG violated Exchange Rules 1102F and 538 when on September 12, 2008 a RCG customer held a short September 2008 Soybean futures position beyond the contract’s expiration. At that time, there was a severe shortage of deliverable soybeans in the cash market, and RCG neither owned, nor was able to obtain, shipping certificates that would have allowed RCG to meet the delivery requirements until one day after the delivery due date utilizing a “transitory” exchange-for-physicals transaction. RCG cooperated with the Exchange staff and settled the matter by paying the Exchange a penalty of $250,000 and by implementing more enhanced procedural safeguards concerning customer positions at the expiration times of futures contracts.
     On September 30, 2010, without admitting or denying the findings, RCG settled a CFTC administrative action alleging that from July 2005 through May 2008 it failed to supervise diligently its employees’ handling of customer accounts in the name of George D. Hudgins by not following RCG’s internal compliance procedures with respect to obtaining certain customer information and investigating and reporting activity regarding Hudgins’ accounts that they should have recognized as suspicious. In 2009, Hudgins was convicted for operating a fraudulent commodity pool, among other matters. In connection with the settlement, RCG paid a civil monetary penalty of $780,000 and relinquished $618,526 in commissions to the court appointed Receiver for Hudgins.
     RCG is involved in two patent infringement cases with Trading Technologies International Inc. (“TT”). On February 23, 2011, a court entered a default judgment related to the first dispute and imposed a $1 million sanction against RCG. On March 14, 2011, RCG filed a motion for clarification and reconsideration, which is currently under review by the court. The second dispute is in its initial discovery stage. RCG intends to vigorously defend against the default judgment and the sanctions order, and the allegations by TT.
     RCG, its principals and its predecessor companies have not been parties to any criminal action during the past ten years or at any other time. Moreover, there have been no administrative or civil actions, which management of RCG considers material, taken or concluded against any principal of RCG or RCG or its predecessors within the ten years preceding the date of this Prospectus, and there are none pending or on appeal.

     Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.
     No broker may pay directly or indirectly, rebates or give-ups to any trading advisor or manager or to Superfund Capital Management or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.
The Administrator
     SS&C Fund Services was appointed as the Fund’s administrator effective August 1, 2010. Pursuant to a Fund Administration Services Agreement entered into by and among the Fund, Superfund Capital Management and SS&C (the “Administration Agreement”), SS&C will be responsible for, among other things: (i) Fund accounting services, including the preparation and maintenance of the Fund’s accounting books and records; (ii) accounting services with respect to investor services, including the preparation and distribution of investor statements; (iii) financial reporting, including the preparation of financial statements to be included in the Fund’s Forms 10-Q and 10-K; and (iv) tax services.

     The Administration Agreement provides that SS&C shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, bad faith, fraud, dishonesty, or willful misconduct. In addition, the Fund has agreed to indemnify SS&C from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands suits, costs, expenses or disbursements (a “Claim”) which may be imposed upon, incurred by or asserted against them arising in connection with the provision of services under the Administration Agreement provided that any such Claim does not arise out of or is not connected to SS&C’s material breach of the Administration Agreement or SS&C’s gross negligence, bad faith, fraud, dishonesty, or willful misconduct. The Administration Agreement will automatically renew at the end of each calendar year for successive one year terms unless either party provides the other with written notice of termination at least sixty days prior to the end of any renewal term.
     SS&C is a business unit of SS& C Technologies, Inc., a Delaware corporation. Its principal place of business is 80 Lamberton Road, Windsor, Connecticut 06095.
DISTRIBUTIONS AND REDEMPTIONS
Distributions
     Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, Superfund Capital Management does not intend to cause either Series to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets are not necessary since Limited Partners may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment (i.e., three to five years). If each Series realizes profits for any fiscal year, such profits generally will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.
Redemptions
     A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value per Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”
     A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and subscribing for new Units in the other Series at the then current net asset values of each Series.
Net Asset Value
     The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.
SUPERFUND GREEN, L.P. FIFTH AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
     The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.
Organization and Limited Liabilities
     The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series are not liable for the liabilities of another Series.
Management of Fund Affairs
     The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement (Exhibit D).
     Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

     The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.
Sharing of Profits and Losses
     Each Limited Partner within a Series has a capital account. Initially, a Limited Partner’s balance equals the amount paid for the Units in such Series. A Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by such Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.
Federal Tax Allocations
     At year-end, each Series will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated among all Limited Partners whose capital accounts are in excess of their Units’ allocation accounts. Finally, any excess net capital gain or loss is allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.
Dispositions
     A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.
Dissolution and Termination of Each Series
     Each Series will be terminated and dissolved upon the happening of the earlier of: (1) the expiration of each Series’ stated term on December 31, 2050; (2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; (3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; (4) a decline in the aggregate net assets of such Series to less than $500,000; (5) the continued existence of such Series becomes unlawful; or (6) such Series is dissolved by operation of law.
Amendments and Meetings
     The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series.

At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: (1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; (2) dissolve such Series; (3) terminate contracts with Superfund Capital Management; (4) remove and replace Superfund Capital Management as general partner; and (5) approve the sale of the Fund’s assets.
Indemnification
     Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: (1) a successful adjudication on the merits of each count alleged has been obtained; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and (4) in the case of (3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.
Reports to Limited Partners
     The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: (1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; (2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; and (3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns.
FEDERAL INCOME TAX ASPECTS
     The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.
Each Series’ Partnership Tax Status
     Superfund Capital Management has not elected, and does not intend to elect, to classify the Fund or either Series as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes. Superfund Capital Management has provided Sidley Austin LLP a list of contracts that it intends to trade on behalf of each Series. On the basis thereof, in the opinion of Sidley Austin LLP, neither Series will be treated as a publicly traded partnership taxable as a corporation.
Taxation of Limited Partners on Profits and Losses of Each Series
     Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.
Deduction of Series Losses by Limited Partners
     A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.
“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss
     The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.
Cash Distributions and Unit Redemptions
     Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a Limited Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.
     Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.
Potential Series-Level Consequences of Redemptions and Transfers of Units
     If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.
     In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds by more than $250,000 the fair market value of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.
Tax on Capital Gains and Losses
     Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are currently taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are currently subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Interest Income
     Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”
Limited Deduction for Certain Expenses
     Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary business expenses allocated to him reduced accordingly.
Syndication Fees
     Neither each Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.
Investment Interest Deductibility Limitation
     Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.
Medicare Tax
     Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will include a Limited Partner’s share of interest, dividends, gain and other income derived from the Fund’s investment and trading activities.
Unrelated Business Taxable Income
     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.

Taxation of Foreign Limited Partners
     A Foreign Limited Partner generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, loss or expense is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the transactions are of a kind customarily consummated at such place. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.
     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.
     Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income or proceeds from the sale of property to the foreign entity made after December 31, 2012 if it fails to enter into the agreement or satisfy its obligations under the legislation. As a result, certain Foreign Limited Partners may be subject to the 30% withholding tax in respect of certain of a Series’ investments if it fails to enter into an agreement with the IRS or otherwise fails to satisfy its obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation of an investment in a Series.
IRS Audits of the Fund and its Limited Partners
     The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.
State and Other Taxes
     In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS
General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
     In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role that an investment in a Series plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that the investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the terms of the Plan and related trust.
     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.
“Plan Assets”
     ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is

$10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).
     Superfund Capital Management believes that the Publicly-Offered Security Exception applies to each Series for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of a Series and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $5,000 and Limited Partners may transfer their Units by providing 30 days’ prior written notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. If Superfund Capital Management withholds consent, a transferee will be entitled to receive that share of capital or profits and to have that right of redemption to which the transferor would have been entitled and will remain subject to the other terms of the Partnership Agreement. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of each Series should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.
Ineligible Purchasers
     In general, Units of a Series may not be purchased with the assets of a Plan if Superfund Capital Management, HSBC Bank USA (the “Escrow Agent”), ADMIS, BCI, MF Global, RCG, the Administrator, Superfund Asset Management, Superfund USA, any wholesaler, any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.
PLAN OF DISTRIBUTION
Subscription Procedure
     Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator.

Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of FINRA and which serve as underwriters. Superfund Capital Management is also offering Units, through Superfund USA, which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement attached as Exhibit D. A Limited Partner can pay either by a check made payable to “Superfund Green, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.
     Superfund Capital Management and each person selling Units on behalf of the Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This document is the final prospectus of the Fund.
Representations and Warranties of Investors in the Subscription Agreement
     Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement attached as Exhibit D for further detail.
Minimum Investment
     The minimum investment is $5,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability
     There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. Superfund Capital Management and each person selling Units on behalf of the Fund will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER “EXHIBIT C — SUBSCRIPTION REQUIREMENTS” HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.
The Selling Agents
     The selling agents, the broker-dealers who offer the Units and serve as underwriters, offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including Superfund USA, which also serves as an underwriter and is an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitations herein, Superfund USA and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the gross offering proceeds price of such Unit (which is equal to $52,144,128.90 out of the $521,441,289 in Units) and in no event will the maximum amount of compensation to be paid to FINRA members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.
     The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA to potential investors on a special internet website (http://www.superfund.net).
     Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation or purchase of Units.
     Units acquired through Superfund USA in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a portfolio allocation to the Fund, and Units acquired through Superfund USA by commodity pools operated by commodity pool operators registered as such with the NFA, will not be subject to the selling commissions described above.
Selling Agent Compensation Table
Units Sold Without Wholesalers

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 4% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.
Units Sold With Wholesalers

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 7.5% of the gross offering proceeds by receiving annual selling commissions of 3% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Selling Commissions	Wholesalers	Wholesalers shall receive from the Fund a selling commission of up to 2.5% of the gross offering proceeds by receiving annual selling commissions of 1% of the average month-end net asset value of all Units sold by the selling agents introduced by such wholesalers, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions.
     Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, and wholesalers exceed 10% of the gross offering proceeds of the sale of the Units.
Reimbursement of Bona Fide Due Diligence Expenses
     Bona fide due diligence expenses that are presented in a detailed and itemized invoice to Superfund Capital Management by broker-dealers will be paid by Superfund Capital Management without reimbursement by the Fund.

CERTAIN LEGAL MATTERS
     Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.
     Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Superfund Capital Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or Superfund Capital Management, and did not investigate or verify the accuracy and completeness of information set forth herein concerning Superfund Capital Management, the Fund’s service providers and their affiliates and personnel.
EXPERTS
     The financial statements of Superfund Green, L.P., Superfund Green, L.P. — Series A, and Superfund Green, L.P. — Series B and the statement of financial condition of Superfund Capital Management, Inc. included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and statement of financial condition have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B:
We have audited the accompanying statements of assets and liabilities of Superfund Green, L.P., Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B (the “Funds”), including the condensed schedules of investments, as of December 31, 2010 and 2009, and the related statements of operations, changes in net assets, and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Superfund Green, L.P., Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 31, 2011

SUPERFUND GREEN, L.P.
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2010 and December 31, 2009

	December 31, 2010	December 31, 2009
ASSETS
US Government securities, at fair value, (amortized cost $38,347,223 and $42,403,057 as of December 31, 2010 and December 31, 2009, respectively)	$38,347,223	$42,403,057
Due from brokers	49,302,554	43,238,109
Unrealized appreciation on open forward contracts	865,855	696,512
Futures contracts purchased	8,737,815	1,573,761
Cash	2,069,942	642,058

Total assets	99,323,389	88,553,497

LIABILITIES
Unrealized depreciation on open forward contracts	198,269	1,552,248
Futures contracts sold	1,410,287	35,632
Subscriptions received in advance	1,180,791	—
Redemptions payable	3,004,972	1,437,508
Management fees	148,834	134,250
Fees payable	314,765	258,016

Total liabilities	6,257,918	3,417,654

NET ASSETS	$93,065,471	$85,135,843

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2010

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $38,347,223), securities are held in margin accounts as collateral for open futures and forwards	$38,355,000	41.2%	$38,347,223

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.9	865,855

Total unrealized appreciation on forward contracts		0.9	865,855

Unrealized depreciation on forward contracts
Currency		(0.2)	(198,269)

Total unrealized depreciation on forward contracts		(0.2)	(198,269)

Total forward contracts, at fair value		0.7	667,586

Futures contracts, at fair value
Futures contracts purchased
Currency		2.6	2,392,982
Energy		0.7	695,307
Financial		0.6	528,488
Food & Fiber		1.0	900,409
Indices		0.5	423,138
Livestock		0.4	340,160
Metals		3.7	3,457,331

Total futures contracts purchased		9.4	8,737,815

Futures contracts sold
Currency		0.1	114,862
Energy		(0.1)	(102,401)
Financial		(0.1)	(83,833)
Indices		0.1	53,323
Metals		(1.5)	(1,392,238)

Total futures contracts sold		(1.5)*	(1,410,287)

Total futures contracts, at fair value		7.9	7,327,528

Futures and forward contracts by country composition
Australia		0.0 *	30,575
Canada		0.2	229,304
European Monetary Union		0.4	369,324
Great Britain		0.3	255,318
Japan		1.7	1,536,949
United States		4.1	3,853,276
Other		1.9	1,720,368

Total futures and forward contracts by country		8.6%	$7,995,114

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $42,403,057), securities are held in margin accounts as collateral for open futures and forwards	$42,405,000	49.8%	$42,403,057

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.8	696,512

Total unrealized appreciation on forward contracts		0.8	696,512

Unrealized depreciation on forward contracts
Currency		(1.8)	(1,552,248)

Total unrealized depreciation on forward contracts		(1.8)	(1,552,248)

Total forward contracts, at fair value		(1.0)	(855,736)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.7)	(631,137)
Energy		0.5	464,616
Financial		(0.7)	(592,735)
Food & Fiber		1.4	1,206,762
Indices		2.6	2,178,831
Metals		(1.2)	(1,052,576)

Total futures contracts purchased		1.8	1,573,761

Futures contracts sold
Energy		(0.1)	(48,560)
Financial		0.3	256,733
Food & Fiber		(0.2)	(146,300)
Livestock		(0.1)	(58,425)
Indices		(0.0)*	(39,080)

Total futures contracts sold		(0.0)*	(35,632)

Total futures contracts, at fair value		1.8	1,538,129

Futures and forward contracts by country composition
European Monetary Union		(0.2)	(166,738)
Great Britain		0.2	186,129
Japan		0.5	406,969
United States		0.1	48,897
Other		0.2	207,136

Total futures and forward contracts by country		0.8%	$682,393

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Investment income, interest	$58,830	$101,008

Expenses
Selling commission	3,418,467	3,762,276
Brokerage commissions	2,231,559	2,374,747
Management fee	1,581,025	1,740,053
Ongoing offering expenses	854,610	940,568
Incentive fee	—	301,233
Operating expenses	128,189	141,085
Other	34,178	35,919

Total expenses	8,248,028	9,295,881

Net investment loss	(8,189,198)	(9,194,873)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	16,144,514	(35,842,238)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	7,312,721	(2,397,709)

Net gain (loss) on investments	23,457,235	(38,239,947)

Net increase (decrease) in net assets from operations	$15,268,037	$(47,434,820)

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.
STATEMENTS OF CHANGES IN NET ASSETS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Increase (decrease) in net assets from operations
Net investment loss	$(8,189,198)	$(9,194,873)
Net realized gain (loss) on futures and forward contracts	16,144,514	(35,842,238)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	7,312,721	(2,397,709)

Net increase (decrease) in net assets from operations	15,268,037	(47,434,820)

Capital share transactions
Issuance of Units	10,978,166	65,149,247
Redemption of Units	(18,316,575)	(28,167,969)

Net increase (decrease) in net assets from capital share transactions	(7,338,409)	36,981,278

Net increase (decrease) in net assets	7,929,628	(10,453,542)
Net assets, beginning of year	85,135,843	95,589,385

Net assets, end of year	$93,065,471	$85,135,843

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$15,268,037	$(47,434,820)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(144,921,765)	(211,006,719)
Sales and maturities of U.S. government securities	149,020,000	255,012,670
Amortization of discounts and premiums	(42,401)	(88,168)
Due from brokers	(6,064,445)	(33,226,434)
Due to affiliate	—	(300,000)
Unrealized appreciation on open forward contracts	(169,343)	(640,496)
Futures contracts purchased	(7,164,054)	1,139,858
Unrealized depreciation on open forward contracts	(1,353,979)	1,345,408
Futures contracts sold	1,374,655	552,939
Management fees	14,584	(20,902)
Fees payable	56,749	(107,259)

Net cash provided by (used in) operating activities	6,018,038	(34,773,923)

Cash flows from financing activities
Subscriptions, net of subscriptions received in advance	12,158,957	65,149,247
Redemptions, net of redemptions payable	(16,749,111)	(31,212,543)

Net cash provided by (used in) financing activities	(4,590,154)	33,936,704

Net increase (decrease) in cash	1,427,884	(837,219)
Cash, beginning of year	642,058	1,479,277

Cash, end of year	$2,069,942	$642,058

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2010 and December 31, 2009

	December 31, 2010	December 31, 2009
ASSETS
US Government securities, at fair value (amortized cost $16,066,728 and $16,019,268 as of December 31, 2010, and December 31, 2009, respectively)	$16,066,728	$16,019,268
Due from brokers	20,354,921	17,161,443
Unrealized appreciation on open forward contracts	280,718	187,448
Futures contracts purchased	2,839,432	465,462
Cash	770,535	611,470

Total assets	40,312,334	34,445,091

LIABILITIES
Unrealized depreciation on open forward contracts	57,275	421,267
Futures contracts sold	445,767	10,673
Subscriptions received in advance	259,196	—
Redemptions payable	806,835	550,221
Management fee	60,901	52,511
Fees payable	125,422	97,924

Total liabilities	1,755,396	1,132,596

NET ASSETS	$38,556,938	$33,312,495

Number of Units	24,863.954	24,594.117
Net asset value per Unit	$1,550.72	$1,354.49

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2010

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $16,066,728), securities are held in margin accounts as collateral for open futures and forwards	$16,070,000	41.7%	$16,066,728

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	280,718

Total unrealized appreciation on forward contracts		0.7	280,718

Unrealized depreciation on forward contracts
Currency		(0.1)	(57,275)

Total unrealized depreciation on forward contracts		(0.1)	(57,275)

Total forward contracts, at fair value		0.6	223,443

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		2.0	786,137
Energy		0.5	210,169
Financial		0.5	179,475
Food & Fiber		0.8	289,469
Indices		0.3	125,631
Livestock		0.3	109,620
Metals		3.0	1,138,931

Total futures contracts purchased		7.4	2,839,432

Futures Contracts Sold
Currency		0.1	38,756
Energy		(0.1)	(30,790)
Financial		(0.1)	(32,675)
Indices		0.1	23,130
Metals		(1.2)	(444,188)

Total futures contracts sold		(1.2)	(445,767)

Total futures contracts, at fair value		6.2	2,393,665

Futures and forward contracts by country composition
Australian		0.1	8,946
Canada		0.2	72,644
European Monetary Union		0.3	127,982
Great Britain		0.2	84,669
Japan		1.3	503,875
United States		3.3	1,263,872
Other		1.4	555,120

Total futures and forward contracts by country		6.8%	$2,617,108

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $16,019,268), securities are held in margin accounts as collateral for open futures and forwards	$16,020,000	48.1%	$16,019,268

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	187,448

Total unrealized appreciation on forward contracts		0.6	187,448

Unrealized depreciation on forward contracts
Currency		(1.3)	(421,267)

Total unrealized depreciation on forward contracts		(1.3)	(421,267)

Total forward contracts, at fair value		(0.7)	(233,819)

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		(0.5)	(176,595)
Energy		0.4	132,156
Financial		(0.4)	(149,774)
Food & Fiber		1.0	337,999
Indices		1.8	605,471
Metals		(0.9)	(283,795)

Total futures contracts purchased		1.4	465,462

Futures Contracts Sold
Energy		(0.0)*	(12,010)
Financial		0.2	72,347
Food & Fiber		(0.1)	(43,025)
Indices		(0.0)*	(7,925)
Livestock		(0.1)	(20,060)

Total futures contracts sold		(0.0)*	(10,673)

Total futures contracts, at fair value		1.4	454,789

Futures and forward contracts by country composition
European Monetary Union		(0.1)	(51,393)
Great Britain		0.2	61,549
Japan		0.3	108,985
United States		0.1	30,577
Other		0.2	71,252

Total futures and forward contracts by country		0.7%	$220,970

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Investment income, interest	$28,761	$36,541

Expenses
Selling commission	1,420,292	1,389,074
Brokerage commissions	702,326	637,825
Management fee	656,877	642,447
Ongoing offering expenses	355,069	347,268
Operating expenses	53,260	52,090
Other	15,126	15,191

Total expenses	3,202,950	3,083,895

Net investment loss	(3,174,189)	(3,047,354)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	5,868,855	(8,768,134)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	2,396,138	(591,691)

Net gain (loss) on investments	8,264,993	(9,359,825)

Net increase (decrease) in net assets from operations	$5,090,804	$(12,407,179)

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period)*	$196.01	$(563.24)

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period)	$196.23	$(577.81)

*	Weighted average number of Units outstanding for Series A for the Years Ended December 31, 2010 and December 31, 2009: 25,971.98 and 22,028.06, respectively.
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF CHANGES IN NET ASSETS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Increase (decrease) in net assets from operations:
Net investment loss	$(3,174,189)	$(3,047,354)
Net realized gain (loss) on futures and forward contracts	5,868,855	(8,768,134)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	2,396,138	(591,691)

Net increase (decrease) in net assets from operations	5,090,804	(12,407,179)

Capital share transactions
Issuance of Units	7,239,910	22,712,095
Redemption of Units	(7,086,271)	(11,964,755)

Net increase in net assets from capital share transactions	153,639	10,747,340

Net increase (decrease) in net assets	5,244,443	(1,659,839)
Net assets, beginning of year	33,312,495	34,972,334

Net assets, end of year	$38,556,938	$33,312,495

Units, beginning of year	24,594.117	18,098.830
Issuance of Units	5,431.210	13,736.756
Redemption of Units	(5,161.373)	(7,241.469)

Units, end of year	24,863.954	24,594.117

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$5,090,804	$(12,407,179)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(60,809,701)	(76,427,172)
Sales and maturities of U.S. government securities	60,780,000	91,934,208
Amortization of discounts and premiums	(17,759)	(31,375)
Due from brokers	(3,193,478)	(13,111,476)
Due to affiliate	—	(300,000)
Unrealized appreciation on open forward contracts	(93,270)	(176,310)
Futures contracts purchased	(2,373,970)	270,067
Unrealized depreciation on open forward contracts	(363,992)	377,931
Futures contracts sold	435,094	120,003
Management fee	8,390	(4,350)
Fees payable	27,498	(26,441)

Net cash used in operating activities	(510,384)	(9,782,094)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	7,499,106	22,712,095
Redemptions, net of redemptions payable	(6,829,657)	(13,129,107)

Net cash provided by financing activities	669,449	9,582,988

Net increase (decrease) in cash	159,065	(199,106)
Cash, beginning of year	611,470	810,576

Cash, end of year	$770,535	$611,470

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2010 and December 31, 2009

	December 31, 2010	December 31, 2009
ASSETS
US Government securities, at fair value, (amortized cost $22,280,495 and $26,383,789 as of December 31, 2010 and December 31, 2009, respectively)	$22,280,495	$26,383,789
Due from brokers	28,947,633	26,076,666
Unrealized appreciation on open forward contracts	585,137	509,064
Futures contracts purchased	5,898,383	1,108,299
Cash	1,299,407	30,588

Total assets	59,011,055	54,108,406

LIABILITIES
Unrealized depreciation on open forward contracts	140,994	1,130,981
Redemptions payable	2,198,137	887,287
Futures contracts sold	964,520	24,959
Subscriptions received in advance	921,595	—
Management fee	87,933	81,739
Fees payable	189,343	160,092

Total liabilities	4,502,522	2,285,058

NET ASSETS	$54,508,533	$51,823,348

Number of Units	30,734.730	35,626.349
Net asset value per Unit	$1,773.52	$1,454.64

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2010

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $22,280,495), securities are held in margin accounts as collateral for open futures and forwards	$22,285,000	40.9%	$22,280,495

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.1	585,137

Total unrealized appreciation on forward contracts		1.1	585,137

Unrealized depreciation on forward contracts
Currency		(0.3)	(140,994)

Total unrealized depreciation on forward contracts		(0.3)	(140,994)

Total forward contracts, at fair value		0.8	444,143

Futures contracts, at fair value
Futures contracts purchased
Currency		2.9	1,606,845
Energy		0.9	485,138
Financial		0.6	349,013
Food & Fiber		1.1	610,940
Indices		0.5	297,507
Livestock		0.4	230,540
Metals		4.3	2,318,400

Total futures contracts purchased		10.7	5,898,383

Futures contracts sold
Currency		0.1	76,106
Energy		(0.1)	(71,611)
Financial		(0.1)	(51,158)
Indices		0.1	30,193
Metals		(1.7)	(948,050)

Total futures contracts sold		(1.7)	(964,520)

Total futures contracts, at fair value		9.0	4,933,863

Futures and forward contracts by country composition
Australia		0.0 *	21,629
Canada		0.3	156,660
European Monetary Union		0.4	241,342
Great Britain		0.3	170,649
Japan		1.9	1,033,074
United States		4.8	2,589,404
Other		2.1	1,165,248

Total futures and forward contracts by country		9.8%	$5,378,006

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $26,383,789), securities are held in margin accounts as collateral for open futures and forwards	$26,385,000	50.9%	$26,383,789

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.0	509,064

Total unrealized appreciation on forward contracts		1.0	509,064

Unrealized depreciation on forward contracts
Currency		(2.2)	(1,130,981)

Total unrealized depreciation on forward contracts		(2.2)	(1,130,981)

Total forward contracts, at fair value		(1.2)	(621,917)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.9)	(454,542)
Energy		0.6	332,460
Financial		(0.8)	(442,961)
Food & Fiber		1.7	868,763
Indices		3.0	1,573,360
Metals		(1.5)	(768,781)

Total futures contracts purchased		2.1	1,108,299

Futures contracts sold
Energy		(0.1)	(36,550)
Financial		0.4	184,386
Food & Fiber		(0.2)	(103,275)
Livestock		(0.1)	(50,500)
Indices		(0.0)*	(19,020)

Total futures contracts sold		(0.0)*	(24,959)

Total futures contracts, at fair value		2.1	1,083,340

Futures and forward contracts by country composition
European Monetary Union		(0.2)	(115,345)
Great Britain		0.2	124,580
Japan		0.6	297,984
United States		0.0 *	18,320
Other		0.3	135,884

Total futures and forward contracts by country		0.9%	$461,423

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Investment income, interest	$30,069	$64,467

Expenses
Selling commission	1,998,175	2,373,202
Brokerage commissions	1,529,233	1,736,922
Management fee	924,148	1,097,606
Ongoing offering expenses	499,541	593,300
Incentive fee	—	301,233
Operating expenses	74,929	88,995
Other	19,052	20,728

Total expenses	5,045,078	6,211,986

Net investment loss	(5,015,009)	(6,147,519)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	10,275,659	(27,074,104)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	4,916,583	(1,806,018)

Net gain (loss) on investments	15,192,242	(28,880,122)

Net increase (decrease) in net assets from operations	$10,177,233	$(35,027,641)

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)*	$297.46	$(1,106.39)

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$318.88	$(1,146.32)

*	Weighted average number of Units outstanding for Series B for the Years Ended December 31, 2010 and December 31, 2009: 34,214.30 and 31,659.41, respectively.
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF CHANGES IN NET ASSETS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Increase (decrease) in net assets from operations
Net investment loss	$(5,015,009)	$(6,147,519)
Net realized gain (loss) on futures and forward contracts	10,275,659	(27,074,104)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	4,916,583	(1,806,018)

Net increase (decrease) in net assets from operations	10,177,233	(35,027,641)
Capital share transactions
Issuance of Units	3,738,256	42,437,152
Redemption of Units	(11,230,304)	(16,203,214)

Net increase (decrease) in net assets from capital share transactions	(7,492,048)	26,233,938
Net increase (decrease) in net assets	2,685,185	(8,793,703)
Net assets, beginning of year	51,823,348	60,617,051

Net assets, end of year	$54,508,533	$51,823,348

Units, beginning of year	35,626.349	23,305.633
Issuance of Units	2,613.002	20,136.910
Redemption of Units	(7,504.621)	(7,816.194)

Units, end of year	30,734.730	35,626.349

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and December 31, 2009

	2010	2009
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$10,177,233	$(35,027,641)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(84,112,064)	(134,579,547)
Sales and maturities of U.S. government securities	88,240,000	163,078,462
Amortization of discounts and premiums	(24,642)	(56,793)
Due from brokers	(2,870,967)	(20,114,958)
Unrealized appreciation on open forward contracts	(76,073)	(464,186)
Futures contracts purchased	(4,790,084)	869,791
Unrealized depreciation on open forward contracts	(989,987)	967,477
Futures contracts sold	939,561	432,936
Management fees	6,194	(16,552)
Fees payable	29,251	(80,818)

Net cash provided by (used in) operating activities	6,528,422	(24,991,829)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	4,659,851	42,437,152
Redemptions, net of redemption payable	(9,919,454)	(18,083,436)

Net cash provided by (used in) financing activities	(5,259,603)	24,353,716

Net increase (decrease) in cash	1,268,819	(638,113)
Cash, beginning of year	30,588	668,701

Cash, end of year	$1,299,407	$30,588

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P., SUPERFUND GREEN, L.P. — SERIES A and SUPERFUND GREEN, L.P. — SERIES B
NOTES TO FINANCIAL STATEMENTS
December 31, 2010
(1)  Nature of Operations
     Organization and Business
          Superfund Green, L.P. (the “Fund”), a Delaware limited partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B (the “Series”). The two Series are traded and managed the same way except for the degree of leverage.
          The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the Fund’s general partner, Superfund Capital Management, Inc. (“Superfund Capital Management”) or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.
(2)  Basis of Presentation and Significant Accounting Policies
     (a) Basis of Presentation
          Pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”), audited financial statements are presented for the Fund as a whole, as the SEC registrant, and for Series A and Series B individually. For the avoidance of doubt, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the Fund generally or any other Series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series.
     (b) Valuation of Investments in Futures Contracts, Forward Contracts, and U.S Treasury Bills
          All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.
          Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instruments; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value (See Section (2)(g) — Fair Value Measurements).
     (c) Translation of Foreign Currency
          Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
          The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.
     (d) Investment Transactions, Investment Income, and Expenses
          Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.
          Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting — Balance Sheet.
     (e) Income Taxes
          The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.
          Superfund Capital Management has evaluated the application of ASC 740, Income Taxes (“ASC 740”) to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The Fund files federal and various state tax returns. The 2007 through 2010 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.
     (f) Use of Estimates
          The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
     (g) Recently Issued Accounting Pronouncements
     ASU 2010-06
          In January 2010, FASB issued Accounting Standards Update No. 2010-06 (“ASU 2010-06”), Improving Disclosures about Fair Value Measurements, which, among other things, amends ASC 820, Fair Value Measurements, to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e. to present such items as gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll-forward of activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years). The Fund has adopted ASU 2010-06 effective for reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have any impact on the Fund’s results of operations, financial condition or cash flows, as the Fund has not had any transfers in or out of Level 1 or 2 categories, nor does it hold Level 3 assets or liabilities. The Fund does not anticipate the amendments effective for fiscal years beginning after December 15, 2010 to have an impact on the Fund’s results of operations, financial condition or cash flows.
     (h) Fair Value Measurements
          The Fund follows ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:
Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
          A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.
          U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.
          Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.
          OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy.
          Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.
          As of and during the year ended December 31, 2010, and December 31, 2009, the Fund held no derivative contracts valued using level 3 inputs.

          The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2010:
          Superfund Green, L.P.

	Balance
	December 31,
	2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$38,347,223	$—	$38,347,223	$—
Unrealized appreciation on open forward contracts	865,855	—	865,855	—
Futures contracts purchased	8,737,815	8,737,815	—	—

Total Assets Measured at Fair Value	$47,950,893	$8,737,815	$39,213,078	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$198,269	$—	$198,269	$—
Futures contracts sold	1,410,287	1,410,287	—	—

Total Liabilities Measured at Fair Value	$1,608,556	$1,410,287	$198,269	$—

Superfund Green, L.P. — Series A

	Balance
	December 31,
	2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$16,066,728	$—	$16,066,728	$—
Unrealized appreciation on open forward contracts	280,718	—	280,718	—
Futures contracts purchased	2,839,432	2,839,432	—	—

Total Assets Measured at Fair Value	$19,186,878	$2,839,432	$16,347,446	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$57,275	$—	$57,275	$—
Futures contracts sold	445,767	445,767	—	—

Total Liabilities Measured at Fair Value	$503,042	$445,767	$57,275	$—

Superfund Green, L.P. — Series B

	Balance
	December 31,
	2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$22,280,495	$—	$22,280,495	$—
Unrealized appreciation on open forward contracts	585,137	—	585,137	—
Futures contracts purchased	5,898,383	5,898,383	—	—

Total Assets Measured at Fair Value	$28,764,015	$5,898,383	$22,865,632	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$140,994	$—	$140,994	$—
Futures contracts sold	964,520	964,520	—	—

Total Liabilities Measured at Fair Value	$1,105,514	$964,520	$140,994	$—

          The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2009:
Superfund Green, L.P.

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$42,403,057	$—	$42,403,057	$—
Unrealized appreciation on open forward contracts	696,512	—	696,512	—
Futures contracts purchased	1,573,761	1,573,761	—	—

Total Assets Measured at Fair Value	$44,673,330	$1,573,761	$43,099,569	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$1,552,248	$—	$1,552,248	$—
Futures contracts sold	35,632	35,632	—	—

Total Liabilities Measured at Fair Value	$1,587,880	$35,632	$1,552,248	$—

Superfund Green, L.P. — Series A

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$16,019,268	$—	$16,019,268	$—
Unrealized appreciation on open forward contracts	187,448	—	187,448	—
Futures contracts purchased	465,462	465,462	—	—

Total Assets Measured at Fair Value	$16,672,178	$465,462	$16,206,716	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$421,267	$—	$421,267	$—
Futures contracts sold	10,673	10,673	—	—

Total Liabilities Measured at Fair Value	$431,940	$10,673	$421,267	$—

Superfund Green, L.P. — Series B

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$26,383,789	$—	$26,383,789	$—
Unrealized appreciation on open forward contracts	509,064	—	509,064	—
Futures contracts purchased	1,108,299	1,108,299	—	—

Total Assets Measured at Fair Value	$28,001,152	$1,108,299	$26,892,853	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$1,130,981	$—	$1,130,981	$—
Futures contracts sold	24,959	24,959	—	—

Total Liabilities Measured at Fair Value	$1,155,940	$24,959	$1,130,981	$—

(3)  Disclosure of derivative instruments and hedging activities
          The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities (“ASC 815”). ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.
          Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.
          The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s trading profits and losses in the Statements of Operations.
          Superfund Capital Management believes futures and forward trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:
Superfund Green, L.P.
          The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

	Statement of Assets and Liabilities	Asset Derivatives at	Liability Derivatives at
Type of Instrument	Location	December 31, 2010	December 31, 2010	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$865,855	$—	$865,855
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(198,269)	(198,269)
Futures contracts	Futures contracts purchased	8,737,815	—	8,737,815
Futures contracts	Futures contracts sold	—	(1,410,287)	(1,410,287)

Totals		$9,603,670	$(1,608,556)	$7,995,114

          The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2009, is as follows:

	Statement of Assets and Liabilities	Asset Derivatives at	Liability Derivatives at
Type of Instrument	Location	December 31, 2010	December 31, 2010	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$696,512	$—	$696,512
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(1,552,248)	(1,552,248)
Futures contracts	Futures contracts purchased	1,573,761	—	1,573,761
Futures contracts	Futures contracts sold	—	(35,632)	(35,632)

Totals		$2,270,273	$(1,587,880)	$682,393

          Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

			Net Change in Unrealized
			Appreciation
Derivatives Not	Location of Gain (Loss) on	Net Realized Gain (Loss)	(Depreciations) on
Designated as Hedging	Derivatives	on Derivatives	Derivatives
Instruments	Recognized in	Recognized	Recognized
under ASC 815	Income	in Income	in Income
Foreign Exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(2,128,246)	$1,523,322
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	18,272,760	5,789,399

Total		$16,144,514	$7,312,721

          Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2009:

			Net Change in
			Unrealized
Derivatives Not			Appreciation
Designated as Hedging	Location of Loss	Net Realized Gain (Loss)	(Depreciation) on
Instruments under ASC	on Derivatives Recognized in	on Derivatives Recognized	Derivatives Recognized
815	Income	in Income	in Income
Foreign Exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(5,844,157)	$(704,912)
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	(29,998,081)	(1,692,797)

Total		$(35,842,238)	$(2,397,709)

Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
		% of		% of			% of			% of	Net Unrealized
		Net		Net			Net			Net	Gain on
	Gains	Assets	Losses	Assets		Gains	Assets		Losses	Assets	Open Positions
Foreign Exchange	$738,372	0.8	$(54,386)	(0.1)		$127,483	0.1		$(143,883)	(0.2)	$667,586
Currency	2,396,944	2.6	(3,962)	(0.0	)*	191,700	0.2		(76,838)	(0.1)	2,507,844
Financial	560,237	0.6	(31,749)	(0.0	)*	29,494	0.0	*	(113,327)	(0.1)	444,655
Food & Fiber	902,002	1.0	(1,593)	(0.0	)*	—	—		—	—	900,409
Indices	762,166	0.8	(339,028)	(0.4)		61,638	0.1		(8,315)	(0.0)*	476,461
Metals	3,486,182	3.7	(28,851)	(0.0	)*	—	—		(1,392,238)	(1.5)	2,065,093
Energy	791,456	0.9	(96,149)	(0.1)		—	—		(102,401)	(0.1)	592,906
Livestock	340,330	0.4	(170)	(0.0	)*	—	—		—	—	340,160

Totals	$9,977,689	10.7	$(555,888)	(0.6)		$410,315	0.4		$(1,837,002)	(2.0)	$7,995,114

*	Due to rounding
Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2009:

	As of December 31, 2009
	Long Positions Gross Unrealized				Short Positions Gross Unrealized
		% of		% of		% of		% of	Net Unrealized
		Net		Net		Net		Net	Gain on
	Gains	Assets	Losses	Assets	Gains	Assets	Losses	Assets	Open Positions
Foreign Exchange	$413,502	0.5	$(991,114)	(1.2)	$283,010	0.3	$(561,134)	(0.7)	$(855,736)
Currency	235,600	0.3	(866,737)	(1.0)	—	—	—	—	(631,137)
Financial	496,948	0.6	(1,089,683)	(1.3)	276,081	0.3	(19,348)	(0.0)*	(336,002)
Food & Fiber	1,291,163	1.5	(84,401)	(0.1)	—	—	(146,300)	(0.2)	1,060,462
Indices	2,235,215	2.6	(56,384)	(0.1)	—	—	(26,945)	(0.0)*	2,151,886
Metals	1,237,052	1.5	(2,289,628)	(2.7)	—	—	—	—	(1,052,576)
Energy	532,486	0.6	(67,870)	(0.1)	—	—	(48,560)	(0.1)	416,056
Livestock	—	—	—	—	—	—	(70,560)	(0.1)	(70,560)

Totals	$6,441,966	7.6	$(5,445,817)	(6.5)	$559,091	0.6	$(872,847)	(1.1)	$682,393

*	Due to rounding

Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2010:

		Average	Average Value	Average Value
	Average Number	Number of Short	of Long	of Short
	of Long Contracts	Contracts	Positions	Positions
Foreign Exchange	173	187	$1,896,542	$(2,119,850)

	Average Number	Average
	of Long	Number of Short
	Contracts	Contracts
Currency	2,318	263
Financial	5,007	1,784
Food & Fiber	642	650
Indices	3,825	537
Metals	1,129	133
Energy	139	79
Livestock	1,396	943

Total	14,629	4,576

*	Based on quarterly holdings
Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2009:

		Average	Average
	Average	number of	value of	Average
	number of Long	Short	Long	value of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	52	48	$190,560	$(700,112)

	Average	Average
	number of	number of
	Long	Short
	Contracts	Contracts
Currency	885	341
Financial	4,177	148
Food & Fiber	240	549
Indices	559	289
Metals	288	123
Livestock	0	201
Energy	244	438

Totals	6,445	2,137

*	Based on quarterly holdings

Superfund Green, L.P. trading results by market sector:

	For the Year Ended December 31, 2010
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange.	$(2,128,246)	$1,523,322	$(604,924)
Currency	2,744,244	3,138,981	5,883,225
Financial	12,868,844	780,657	13,649,501
Food & Fiber	708,330	(160,053)	548,277
Indices	2,314,961	(1,675,425)	639,536
Metals	5,336,009	3,117,669	8,453,678
Livestock	(697,290)	410,720	(286,570)
Energy	(5,002,338)	176,850	(4,825,488)

Total net trading gain	$16,144,514	$7,312,721	$23,457,235

	For the Year Ended December 31, 2009
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange.	$(5,844,157)	$(704,912)	$(6,549,069)
Currency	(8,319,151)	(1,153,982)	(9,473,133)
Financial	637,546	(2,350,596)	(1,713,050)
Food & Fiber	(3,590,616)	1,120,462	(2,470,154)
Indices	(9,681,594)	2,152,512	(7,529,082)
Metals	2,592,849	(1,310,716)	1,282,133
Livestock	665,240	(158,070)	507,170
Energy	(12,302,355)	7,593	(12,294,762)

Total net trading loss	$(35,842,238)	$(2,397,709)	$(38,239,947)

Superfund Green, L.P. — Series A
          The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

	Statement of Assets and Liabilities	Asset Derivatives at	Liability Derivatives at
Type of Instrument	Location	December 31, 2010	December 31, 2010	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$280,718	$—	$280,718
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(57,275)	(57,275)
Futures contracts	Futures contracts purchased	2,839,432	—	2,839,432
Futures contracts	Futures contracts sold	—	(445,767)	(445,767)

Totals		$3,120,150	$(503,042)	$2,617,108

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2009, is as follows:

	Statement of Assets		Liability
	and Liabilities	Asset Derivatives at	Derivatives at
Type of Instrument	Location	December 31, 2009	December 31, 2009	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$187,448	$—	$187,448
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(421,267)	(421,267)
Futures contracts	Futures contracts purchased	465,462	—	465,462
Futures contracts	Futures contracts sold	—	(10,673)	(10,673)

Totals		$652,910	$(431,940)	$220,970

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

			Net Change in
			Unrealized
Derivatives Not		Net Realized	Appreciation
Designated as	Location of Gain (Loss)	Gain (Loss)	(Depreciation)
Hedging Instruments	on Derivatives	on Derivatives	on Derivatives
under ASC 815	Recognized in Income	Recognized in Income	Recognized in Income
Foreign Exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(522,897)	$457,262
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	6,391,752	1,938,876

Total		$5,868,855	$2,396,138

          Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2009:

			Net Change in
			Unrealized
Derivatives Not			Appreciation
Designated as Hedging	Location of Gain (Loss)	Net Realized Gain (Loss)	(Depreciation) on
Instruments under ASC	on Derivatives Recognized in	on Derivatives Recognized	Derivatives Recognized
815	Income	in Income	in Income
Foreign Exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(1,475,144)	$(201,621)
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	(7,292,990)	(390,070)

Total		$(8,768,134)	$(591,691)

          Superfund Green, L.P. — Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
		% of		% of			% of			% of	Net Unrealized
		Net		Net			Net			Net	Gain on
	Gains	Assets	Losses	Assets		Gains	Assets		Losses	Assets	Open Positions
Foreign Exchange	$239,419	0.6	$(21,762)	(0.0	)*	$41,299	0.1		$(35,513)	(0.1)	$223,443
Currency	787,461	2.0	(1,324)	(0.0	)*	63,900	0.2		(25,144)	(0.1)	824,893
Financial	189,781	0.5	(10,306)	(0.0	)*	5,112	0.0	*	(37,787)	(0.1)	146,800
Food & Fiber	290,036	0.8	(567)	(0.0	)*	—	—		—	—	289,469
Indices	236,418	0.6	(110,787)	(0.3)		27,165	0.1		(4,035)	(0.0)*	148,761
Metals	1,148,734	3.0	(9,803)	(0.0	)*	—	—		(444,188)	(1.2)	694,743
Energy	241,741	0.6	(31,572)	(0.1)		—	—		(30,790)	(0.1)	179,379
Livestock	109,680	0.3	(60)	(0.0	)*	—	—		—	—	109,620

Totals	$3,243,270	8.4	$(186,181)	(0.4)		$137,476	0.4		$(577,457)	(1.6)	$2,617,108

*	Due to rounding
          Superfund Green, L.P. — Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2009:

	As of December 31, 2009
	Long Positions Gross Unrealized				Short Positions Gross Unrealized
		% of		% of		% of		% of	Net Unrealized
		Net		Net		Net		Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets	Losses	Assets	Open Positions
Foreign Exchange	$113,007	0.3	$(263,555)	(0.8)	$74,441	0.2	$(157,712)	(0.4)	$(233,819)
Currency	67,730	0.2	(244,325)	(0.7)	—	—	—	—	(176,595)
Financial	151,789	0.5	(301,563)	(0.9)	77,875	0.2	(5,528)	(0.0)*	(77,427)
Food & Fiber	360,737	1.1	(22,738)	(0.1)	—	—	(43,025)	(0.1)	294,974
Indices	620,907	1.8	(15,436)	(0.0)*	—	—	(7,925)	(0.0)*	597,546
Metals	353,181	1.0	(636,976)	(1.9)	—	—	—	—	(283,795)
Energy	150,196	0.5	(18,040)	(0.1)	—	—	(12,010)	(0.0)*	120,146
Livestock	—	—	—	—	—	—	(20,060)	(0.1)	(20,060)

Totals	$1,817,547	5.4	$(1,502,633)	(4.5)	$152,316	0.4	$(246,260)	(0.6)	$220,970

*	Due to rounding

          Series A average* contract volume by market sector for the Year Ended December 31, 2010:

		Average	Average Value	Average Value
	Average Number	Number of Short	of Long	of Short
	of Long Contracts	Contracts	Positions	Positions
Foreign Exchange	77	82	$559,181	$(609,048)

	Average Number	Average
	of Long	Number of Short
	Contracts	Contracts
Currency	744	86
Financial	1,480	622
Food & Fiber	217	197
Indices	1,289	159
Metals	355	42
Energy	434	305
Livestock	45	25

Totals	4,641	1,518

*	Based on quarterly holdings
         Series A average* contract volume by market sector for the Year Ended December 31, 2009:

	Average number	Average number	Average value	Average value
	of Long	of Short	of Long	of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	23	22	$48,653	$(170,446)

	Average number	Average number
	of Long	of Short
	Contracts	Contracts
Currency	264	95
Financial	1,146	40
Food & Fiber	67	148
Indices	138	89
Metals	81	32
Livestock	0	58
Energy	69	110

Totals	1,788	594

*	Based on quarterly holdings

          Series A trading results by market sector:

	For the Year Ended December 31, 2010
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange	$(522,897)	$457,262	$(65,635)
Currency	1,096,391	1,001,488	2,097,879
Financial	4,048,496	224,227	4,272,723
Food & Fiber	176,523	(5,505)	171,018
Indices	792,597	(448,785)	343,812
Metals	1,881,266	978,538	2,859,804
Livestock	(212,180)	129,680	(82,500)
Energy	(1,391,341)	59,233	(1,332,108)

Total net trading gain	$5,868,855	$2,396,138	$8,264,993

	For the Year Ended December 31, 2009
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange	$(1,475,144)	$(201,621)	$(1,676,765)
Currency	(2,190,296)	(315,756)	(2,506,052)
Financial	224,040	(587,254)	(363,214)
Food & Fiber	(900,346)	301,938	(598,408)
Indices	(2,489,390)	581,777	(1,907,613)
Metals	1,032,905	(358,930)	673,975
Livestock	183,530	(43,460)	140,070
Energy	(3,153,433)	31,615	(3,121,818)

Total net trading loss	$(8,768,134)	$(591,691)	$(9,359,825)

Superfund Green, L.P. — Series B
     The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

	Statement of Assets and Liabilities	Asset Derivatives at	Liability Derivatives at
Type of Instrument	Location	December 31, 2010	December 31, 2010	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$585,137	$—	$585,137
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(140,994)	(140,994)
Futures contracts	Futures contracts purchased	5,898,383	—	5,898,383
Futures contracts	Futures contracts sold	—	(964,520)	(964,520)

Totals		$6,483,520	$(1,105,514)	$5,378,006

          The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2009, is as follows:

	Statement of Assets and	Asset Derivatives at	Liability Derivatives
Type of Instrument	Liabilities Location	December 31, 2009	at December 31, 2009	Net
Foreign Exchange contracts	Unrealized appreciation on open forward contracts	$509,064	$—	$509,064
Foreign Exchange contracts	Unrealized depreciation on open forward contracts	—	(1,130,981)	(1,130,981)
Futures contracts	Futures contracts purchased	1,108,299	—	1,108,299
Futures contracts	Futures contracts sold	—	(24,959)	(24,959)

Totals		$1,617,363	$(1,155,940)	$461,423

          Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives Not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives	Realized Gain (Loss) on Derivatives	Change in Unrealized Appreciation on Derivatives Recognized in
under ASC 815	Recognized in Income	Recognized in Income	Income
Foreign Exchange contracts	Realized and unrealized gain (loss) on futures and forward contracts	$(1,605,349)	$1,066,060
Futures contracts	Realized and unrealized gain on futures and forward contracts	11,881,008	3,850,523

Total		$10,275,659	$4,916,583

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2009:

Derivatives Not Accounted for as Hedging Instruments	Location of Loss on Derivatives	Realized Loss on Derivatives	Change in Unrealized Depreciation on Derivatives Recognized in
under ASC 815	Recognized in Income	Recognized in Income	Income
Foreign Exchange contracts	Realized and unrealized loss on futures and forward contracts	$(4,369,013)	$(503,291)
Futures contracts	Realized and unrealized loss on futures and forward contracts	(22,705,091)	(1,302,727)

Total		$(27,074,104)	$(1,806,018)

          Superfund Green, L.P. — Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
		% of		% of			% of			% of	Net Unrealized
		Net		Net			Net			Net	Gain on
	Gains	Assets	Losses	Assets		Gains	Assets		Losses	Assets	Open Positions
Foreign Exchange	$498,953	0.9	$(32,624)	(0.1)		$86,184	0.2		$(108,370)	(0.2)	$444,143
Currency	1,609,483	2.9	(2,638)	(0.0	)*	127,800	0.2		(51,694)	(0.1)	1,682,951
Financial	370,456	0.6	(21,443)	(0.0	)*	24,382	0.0	*	(75,540)	(0.1)	297,855
Food & Fiber	611,966	1.1	(1,026)	(0.0	)*	—	—		—	—	610,940
Indices	525,748	0.9	(228,241)	(0.4)		34,473	0.1		(4,280)	(0.0)*	327,700
Metals	2,337,448	4.3	(19,048)	(0.0	)*	—	—		(948,050)	(1.7)	1,370,350
Energy	549,715	1.0	(64,577)	(0.1)		—	—		(71,611)	(0.1)	413,527
Livestock	230,650	0.4	(110)	(0.0	)*	—	—		—	—	230,540

Totals	$6,734,419	12.1	$(369,707)	(0.6)		$272,839	0.5		$(1,259,545)	(2.2)	$5,378,006

*	Due to rounding
Superfund Green, L.P. — Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2009:

	As of December 31, 2009
	Long Positions Gross Unrealized				Short Positions Gross Unrealized
		% of		% of		% of		% of	Net Unrealized
		Net		Net		Net		Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets	Losses	Assets	Open Positions
Foreign Exchange	$300,495	0.6	$(727,559)	(1.4)	$208,569	0.4	$(403,422)	(0.8)	$(621,917)
Currency	167,870	0.3	(622,412)	(1.2)	—	—	—	—	(454,542)
Financial	345,159	0.7	(788,120)	(1.5)	198,206	0.4	(13,820)	(0.0)*	(258,575)
Food & Fiber	930,426	1.8	(61,663)	(0.1)	—	—	(103,275)	(0.2)	765,488
Indices	1,614,308	3.1	(40,948)	(0.1)	—	—	(19,020)	(0.0)*	1,554,340
Metals	883,871	1.7	(1,652,652)	(3.2)	—	—	—	—	(768,781)
Energy	382,290	0.7	(49,830)	(0.1)	—	—	(36,550)	(0.1)	295,910
Livestock	—	—	—	—	—	—	(50,500)	(0.1)	(50,500)

Totals	$4,624,419	8.9	$(3,943,184)	(7.6)	$406,775	0.8	$(626,587)	(1.2)	$461,423

*	Due to rounding

          Series B average* contract volume by market sector for the Year Ended December 31, 2010:

	Average Number	Average	Average Value	Average Value
	of Long	Number of Short	of Long	of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	96	105	$1,337,361	$(1,510,802)

	Average Number	Average
	of Long	Number of Short
	Contracts	Contracts
Currency	1,574	177
Financial	3,527	1,162
Food & Fiber	425	453
Indices	2,536	378
Metals	774	91
Livestock	94	54
Energy	962	638

Totals	9,988	3,058

*	Based on quarterly holdings
          Series B average contract volume by market sector for the Year Ended December 31, 2009:

	Average number	Average number	Average value	Average value
	of Long	of Short	of Long	of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	29	26	$141,907	$(529,666)

	Average number	Average number
	of Long	of Short
	Contracts	Contracts
Currency	621	246
Financial	3,032	108
Food & Fiber	174	402
Indices	421	200
Metals	207	90
Livestock	0	143
Energy	175	328

Totals	4,659	1,543

*	Based on quarterly holdings

          Series B trading results by market sector:

	For the Year Ended December 31, 2010
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange	$(1,605,349)	$1,066,060	$(539,289)
Currency	1,647,853	2,137,493	3,785,346
Financial	8,820,348	556,430	9,376,778
Food & Fiber	531,807	(154,548)	377,259
Indices	1,522,364	(1,226,640)	295,724
Metals	3,454,743	2,139,131	5,593,874
Livestock	(485,110)	281,040	(204,070)
Energy	(3,610,997)	117,617	(3,493,380)

Total net trading gain	$10,275,659	$4,916,583	$15,192,242

	For the Year Ended December 31, 2009
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Loss)	Gain (Loss)	Gain (Loss)
Foreign Exchange	$(4,369,013)	$(503,291)	$(4,872,304)
Currency	(6,128,855)	(838,226)	(6,967,081)
Financial	413,506	(1,763,342)	(1,349,836)
Food & Fiber	(2,690,270)	818,524	(1,871,746)
Indices	(7,192,204)	1,570,735	(5,621,469)
Metals	1,559,944	(951,786)	608,158
Livestock	481,710	(114,610)	367,100
Energy	(9,148,922)	(24,022)	(9,172,944)

Total net trading gain	$(27,074,104)	$(1,806,018)	$(28,880,122)

(4) Due from/to Brokers
          Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of December 31, 2010, there were no amounts due to brokers.
          In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.
(5) Allocation of Net Profits and Losses
          In accordance with the Fifth Amended and Restated Limited Partnership Agreement, net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.
          Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.
(6) Related Party Transactions
          Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month-end net assets (1.85% per annum) of net assets, ongoing offering expenses equal to one-twelfth of 1% of month-

end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered. In addition, Superfund Asset Management, Inc., an affiliate of Superfund Capital Management, serves as the introducing broker for the Fund’s futures transactions and receives a portion of the brokerage commissions paid by the Fund in connection with its futures trading, Superfund USA, an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month-end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold. Selling commissions charged as of the end of each month in excess of 10% of the initial public offering price of Units sold shall not be paid out to any selling agent but shall instead be held in a separate account. Accrued monthly performance fees, if any, will then be charged against both net assets of the Fund as of month-end, as well as against amounts held in the separate account. Any increase or decrease in net assets and any accrued interest will then be credited or charged to each investor (a “Limited Partner”) on a pro rata basis. The remainder of the amounts held in the separate account, if any, shall then be reinvested in Units as of such month-end, at the current net asset value, for the benefit of the appropriate Limited Partner. The amount of any distribution to a Limited Partner, any amount paid to a Limited Partner on redemption of Units and any redemption fee paid to Superfund Capital Management upon the redemption of Units will be charged to that Limited Partner. Selling commissions are shown gross on the statement of operations and amounts over the 10% selling commission threshold are rebated to the Limited Partner by purchasing Units of the Fund.
As of December 31, 2010, Superfund Capital Management owned 386.799 Units of Series A, representing 1.52% of the total issued Units of Series A, and 528.22 Units of Series B, representing 1.65% of the total issued Units of Series B, having a combined value of $1,536.628.
(7) Financial Highlights
          Financial highlights for the year ended December 31, 2010, are as follows:

	SERIES A	SERIES B
Total return
Total return before incentive fees	14.5%	21.9%
Incentive fees	0.0	0.0

Total return after incentive fees	14.5%	21.9%

Ratio to average partners’ capital
Operating expenses before incentive fees	9.1%	10.1%
Incentive fees	0.0	0.0

Total expenses	9.1%	10.1%

Net investment loss	(9.0)%	(10.1)%

Net asset value per unit, beginning of period	$1,354.49	$1,454.64
Net investment loss	(122.46)	(145.97)
Net loss on investments	318.69	464.85

Net asset value per unit, end of period	$1,550.72	$1,773.52

Other per Unit information:
Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during period)	$196.01	$297.46

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit)	$196.23	$318.88

          Financial highlights for the year ended December 31, 2009, are as follows:

	SERIES A	SERIES B
Total return
Total return before incentive fees	(29.9)%	(43.7)%
Incentive fees	0.0	(0.4)

Total return after incentive fees	(29.9)%	(44.1)%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.9%	9.9%
Incentive fees	0.0	0.5

Total expenses	8.9%	10.4%

Net investment loss	(8.8)%	(9.8)%

Net asset value per unit, beginning of period	$1,932.30	$2,600.96
Net investment loss	(139.94)	(197.32)
Net loss on investments	(437.87)	(949.00)

Net asset value per unit, end of period	$1,354.49	$1,454.64

Other per Unit information:
Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(563.24)	$(1,106.39)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit)	$(577.81)	$(1,146.32)

(8) Financial Instrument Risk
          In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.
          For the Fund, gross unrealized gains and losses related to exchange traded futures were $9,522,149 and $2,194,621, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $865,855 and $198,269, respectively, at December 31, 2010.
          For Series A, gross unrealized gains and losses related to exchange traded futures were $3,100,028 and $706,363, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $280,718 and $57,275, respectively, at December 31, 2010.
          For Series B, gross unrealized gains and losses related to exchange traded futures were $6,422,121 and $1,488,258, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $585,137 and $140,994, respectively, at December 31, 2010.
          Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management is unable to offset such positions, the Fund could experience substantial losses.
          Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Barclays Capital Inc., MF Global Inc. and Rosenthal Collins Group, L.L.C.
          Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.
          The majority of these instruments mature within one year of December 31, 2010. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.
(9) Subscriptions and Redemptions
          Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscription funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.

          A Limited Partner may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such withdrawal to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. The Fund’s prospectus provides “if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.”
(10) Subsequent events
          Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Superfund Capital Management, Inc.
St. George, Grenada, West Indies
          We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2010 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
          We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
          In our opinion, such financial statement presents fairly, in all material respects, the financial position of Superfund Capital Management, Inc. as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.
          As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
May 4, 2011

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Financial Condition
December 31, 2010
(In U.S. Dollars)

ASSETS
Current Assets:
Cash	$1,548,843
Due from affiliates	2,536,122
Equity investment in affiliated limited partnerships (cost $2,000,000)	2,930,098
Other short term investments	60,650
Other current assets	3,255

Total Current Assets	7,078,968
Fixed assets, net of accumulated depreciation of $192,523	5,967
Other assets	1,864

Total Assets	$7,086,799

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accrued expenses	$654,282
Accrued expense — affiliated	164,737

Total Liabilities	819,019

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378

Retained earnings	3,940,402

Total Stockholder’s Equity	6,267,780

Total Liabilities and Stockholders’ Equity	$7,086,799

See accompanying notes to the statement of financial condition
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition
December 31, 2010
(1)      General Information and Summary of Significant Accounting Policies
Nature of Business
          Superfund Capital Management Inc. (the “Company”) was incorporated in Grenada, West Indies, in March 2001. The Company’s business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (“Superfund Green”) (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. (“Superfund Gold”). In 2010, the Company also became an investment advisor for Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, Superfund Red SPC, Superfund Red Master SPC, and Superfund Diversified Notes SPC. The Company has no investment in the above mentioned SPCs. The Company is wholly owned by one shareholder.
          A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:
Use of Estimates
          The accompanying statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition. Actual amounts could differ from such estimates.
Cash
          Cash consists of cash on hand and balances held at banks.
Investment in Affiliated Limited Partnerships
          The Company has invested in Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B is recorded based upon the equity method of accounting.
          The Company has invested in Superfund Gold, L.P. — Series A and Superfund Gold, L.P. — Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold, L.P. — Series A and Superfund Gold, L.P. — Series B is recorded based upon the equity method of accounting.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010
Fixed Assets
          Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.
Income Taxes
          The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2010.
          The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”) to its statement of financial condition, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Company has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. As a result, no income tax liability has been recorded in the accompanying statement of financial condition.
Functional Currency
          The Company’s functional as well as the reporting currency, is the U.S. dollar (“USD”). This is due to the fact that the Company’s major business is carried out in USD and most of its income and expenditure are generated in USD. In addition to maintaining a bank account in the USD, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the USD as follows: the current exchange rate is used when translating transactions based in Euros to the USD and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the USD. Management believes that such exchange rate of the Eastern Caribbean dollar approximates the average exchange rate throughout 2010. At initial recording any receivable or payable is recognized by translating the foreign currency into USD using the foreign exchange rate at the given date. At the end of the reporting period all financial assets and liabilities are translated using the year-end foreign exchange rate, and any gain or loss resulting from a change in the foreign exchange rate between the date of recognition and year-end is recognized as a gain or loss.
Recently Issued Accounting Pronouncements
     Consolidation (ASC Topic 810)
          In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”), which amended the consolidation guidance for Variable Interest Entities (“VIEs”). Primarily, the quantitative analysis previously required under the ASC 810 was eliminated and replaced with a qualitative approach for identifying the variable interest that has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive returns that could potentially be significant to the VIE. In addition, variable interest holders are required to perform an ongoing reassessment of the primary beneficiary of the VIE. Upon adoption of ASU
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010
2009-17, an entity was required to reconsider prior consolidation assessments for VIEs in which the entity continues to hold a variable interest.
          In February 2010, the FASB issued ASU No. 2010-10, “Amendments to Certain Investment Funds” (“ASU 2010-10”), which deferred application of the guidance in ASU 2009-17 for reporting entities with interest in an entity for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies, provided that the reporting entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the legal entity.
          Effective January 1, 2010, the Company adopted the amendments in ASU 2009-17 and ASU 2010-10, and determined that although the Company has an equity interest in both Superfund Green, L.P. and Superfund Gold, L.P. for which the Company serves as a general partner, the Company does not have an obligation to fund any losses attributable to these funds, and therefore qualifies for the deferral under ASU 2010-10. The Company has therefore deferred adoption of ASU 2009-17. Consistent with the Company’s past analysis, the Company concludes that Superfund Green, L.P. and Superfund Gold, L.P. are not VIEs, and the Company is not required to consolidate the assets and liabilities of these partnerships with its own financial statements. The Company has not yet completed its assessment of the effect, if any, that the lapsing of the deferral period might have on the Company’s financial condition.
(2)      Related Parties
          The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Superfund Green, L.P. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2010, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue of $241,358, which is included in due from affiliates in the accompanying statement of financial condition.
          The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold, the Company receives a 2.25% annual management fee (1/12 of 2.25% payable monthly) for each Series of Superfund Gold. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At December 31, 2010, the Company had accrued management fee and operating fee revenue of $477,853, which is included in due from affiliates in the accompanying statement of financial condition.
          Since October 1, 2010 the Company also acts as investment advisor for the following companies which are also Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies:
—	Superfund Red SPC

—	Superfund Red Master SPC
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010
          Also, since November 1, 2010 the Company acts as investment advisor for the following companies which are also Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies:
—	Superfund Blue Master SPC

—	Superfund Blue SPC

—	Superfund Green Master SPC

—	Superfund Green SPC

—	Superfund Green Euro SPC

—	Superfund Green Gold Master SPC

—	Superfund Green Gold SPC

—	Superfund HF SPC

—	Superfund Garant SPC

—	Superfund Diversified Notes SPC
          The Company is affiliated with the above companies by virtue of common (voting) shareholdership (more than 50% of voting shares owned by the same shareholder).
          As investment advisor, the Company provides investment advisory services and acts as investment advisor in the management of investment and re-investment of the funds’ assets in securities and other financial instruments. Therefore, the Company is entitled to receive management fees being a certain percentage of the Net Asset Value of the respective share class. In addition, the Company receives an Incentive Fee being a percentage of the increase of the Net Asset Value of the respective share class as at each Valuation Date (as defined in the respective Offering Memorandum), with the increase of such shares calculated as being the increase (if any) of the Net Asset Value as at each Valuation Date (before the payment of any Incentive Fee) above the previous Net Asset Value of the shares after deduction of the Incentive Fees payable to the Investment Advisor (“high watermark”). An Incentive Fee will not be payable with respect to any Share where the Net Asset Value of such Share is less than the previous highest Net Asset Value of such Share. The Incentive Fee will be calculated after all other fees and expenses are paid. For each fund and sub-fund, the Company receives between 0.208% and 6% management fees (1/12 of the respective percentage payable monthly) based on the fund’s advisory agreements. Additionally, the Company is entitled to receive Incentive fees between 20% and 50% payable monthly if any based on the fund’s advisory agreements. If no investment has been placed in a fund, neither management fees nor Incentive fees are charged by the Company. At Superfund Garant SPC, as well as at Superfund Green Gold SPC in respect of Class A2 (USD) shares, the Company additionally receives staggered “Early Redemption Fees” (up to 4% at Superfund Garant SPC, up to 5% at Superfund Green Gold SPC) of the present value of the Capital Protection amount corresponding to such Share, plus the Net Asset Value per Share, less any applicable Early Redemption Fee) for shares redeemed before the expiration of six years from the date of subscription. For redemptions within 12 month of initial subscription at Superfund Green Gold SPC in respect of Class A and Class B shares (both USD and JPY) as well as for Class C (USD and EUR) the Company receives a redemption charge of 2% of the redemption price, as well as, at Superfund Blue SPC the Company receives a redemption charge of 2% of the redemption price. At December 31, 2010, the Company received a redemption charge of $144,487. As investment advisor of Superfund HF SPC, the Company additionally receives coordination fees of 0.167% per month of the Quadriga Garantie I Net Asset Value to be charged to the Net Asset Value of the Class B Participating Shares are attributable to and payable monthly by Superfund HF Segregated Portfolio C to the Company. As at December 31, 2010, coordination fees of $23,969 have been charged. At December 31, 2010, the Company had accrued management fee and incentive fee of $1,816,911 from these funds which are included in due from affiliates in the accompanying statement of financial condition.
          The Company utilizes an automated trading system provided by one or more affiliates. This trading system executes its commodity trades on behalf of Superfund Green, L.P., Superfund Gold, L.P., Superfund Blue
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010
Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, Superfund Red SPC, Superfund Red Master SPC, and Superfund Diversified Notes SPC on a non—exclusive basis and at no cost.
          The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.
          Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. At December 31, 2010, the Company incurred rent (license fee) expense, and utility expense (which also includes Security Officers, Receptionist, Satellite & Broadband Internet and Janitorial Expense) payable to Quadriga Office Management Inc. At December 31, 2010, the Company accrued rent expense (license fees) —affiliated of $6,298 and utilities of $8,439.
          Superfund Strategies Inc. (“SSI”) is a company based in Chicago, Illinois and provides consulting services to the Company, including legal, compliance, risk management and product structuring. SSI charges the Company for these services on a monthly basis. At December 31, 2010, the Company accrued professional fees — affiliated of $150,000.
          The accompanying statement of financial condition has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
(3)      Fixed Assets
          The following represents Fixed Assets held as of December 31, 2010:

Cost:
Software	$19,542
Furniture and Fixtures	44,404
Computers and Computer-related Equipment	129,213

Total	193,159
Acquisitions	5,331
Accumulated Depreciation	(192,523)

Carrying Amount as of December 31, 2010	$5,967

(4)      Investment in Affiliated Limited Partnerships
          (a) The following represents investments in Superfund Green, L.P. — Series A and Superfund Green, L.P. — Series B. as of December 31, 2010:
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010

	Superfund Green, L.P.	Superfund Green, L.P.
	Series A	Series B
Investment at December 31, 2010	$599,817	936,806

          The summarized assets, liabilities, and net assets for Superfund Green L.P. as of December 31, 2010 are as follows:

Assets	$99,323,389

Liabilities	$(6,257,918)

Net Assets	$93,065,471

          (b) The following represents investments in Superfund Gold, L.P. — Series A and Superfund Gold, L.P. — Series B as of December 31, 2010:

	Superfund Gold, L.P.	Superfund Gold, L.P.
	Series A	Series B
Investment at December 31, 2010	$806,696	586,779

          The summarized assets, liabilities, and net assets for Superfund Gold L.P. as of December 31, 2010 are as follows:

Assets	$29,097,048

Liabilities	$(2,421,823)

Net Assets	$26,675,225

(5)      Indemnification
          In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Continued)
December 31, 2010
(6) Subsequent Events
          Management has evaluated the impact of all subsequent events on the Company through the date the statement of financial condition was available to be issued, and has determined there are no subsequent events except for Board of Director’s resolutions declared on January 31, 2011, February 28, 2011 and March 31, 2011 declaring dividend payments to the sole shareholder in the amount of $5,207,176. Net Income subsequent to the year end in addition to retained earnings as of December 31, 2010 was sufficient to cover the dividends declared in 2011.
* * * * *
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION
SUPERFUND GREEN, L.P.
$209,471,438 SERIES A
$311,969,851 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST

          THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 11 IN PART ONE.
          THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

SUPERFUND CAPITAL MANAGEMENT, INC.
GENERAL PARTNER

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

STRATEGY
Market Diversification
          Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to identify trading opportunities that are minimally correlated to traditional investments. The spectrum of traded instruments globally consists of more than 120 futures and forward markets in both commodity and financial futures and currency forwards, although trading does not occur in all markets at all times. Superfund’s trading style emphasizes low correlation between different instruments traded and high liquidity for order execution.
Variety of Markets Traded
          The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.
          On February 28, 2011, the approximate allocations among market sectors traded on behalf of the Series, based on amounts committed as margin or collateral, were as follows: stock indices, 20%; currencies, 27%; bonds, 10%; interest rates, 13%, energy, 18%; metals, 10%; agricultural markets, 2%.
Technical Trading Systems
          Positions are initiated using proprietary technical algorithms generally that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger Bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.
          As of July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Similar to the Fund’s trend following strategy, this short-term strategy is based on proprietary algorithms and analyses of technical indicators.
Risk Management
          Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total fund assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

Additional Performance Information
          Certain Units are not subject to selling commissions: (1) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (2) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (3) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price. Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006.
          If a Limited Partner’s Units are not subject to the selling commissions described above (and further described in this Prospectus at CHARGES TO EACH SERIES — Sales Compensation), as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.
          The following tables compare the historical performance of Series A Units to the pro-forma performance of Series A Units for investors not subject to sales commissions from January 2006 through October 2007 and to the historical performance of Series A Units for investors not subject to sales commissions since November 2007. Please see “Note to Additional Performance Information” on page 117.

          Historical Performance of Series A Units

2006		2007		2008		2009		2010		2011

Jan	6.87%	Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)
Feb	(3.66%)	Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%
Mar	4.48%	Mar	(8.73%)	Mar	2.29%	Mar	(2.33%)	Mar	14.41%
Apr	5.79%	Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%
May	(7.57%)	May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)
Jun	(0.33%)	Jun	6.84%	Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)
Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)
Aug	0.38%	Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%	Aug	4.15%
Sep	3.20%	Sep	5.57%	Sep	(0.07%)	Sep	2.81%	Sep	4.55%
Oct	5.53%	Oct	9.92%	Oct	12.19%	Oct	(11.60%)	Oct	5.70%
Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%	Nov	13.93%	Nov	(2.71%)
Dec	11.36%	Dec	2.82%	Dec	1.32%	Dec	(9.43%)	Dec	10.13%
Annual	12.94%	Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(0.30%)
				—							(2 mos.)
          Pro-forma Performance of Series A Units for Investors Not Subject to Sales Commissions

2006		2007

Jan	7.20%	Jan	(2.76%)
Feb	(3.33%)	Feb	(7.21%)
Mar	4.81%	Mar	(8.40%)
Apr	6.12%	Apr	8.32%
May	(7.24%)	May	2.72%
Jun	0.00%	Jun	7.17%
Jul	(10.02%)	Jul	(6.45%)
Aug	0.71%	Aug	(2.94%)
Sep	3.53%	Sep	5.90%
Oct	5.86%	Oct	10.25%
Nov	(0.95%)
Dec	11.69%
Annual	17.45%	Annual	4.50%
			(10 mos.)
     Historical Performance of Series A Units for Investors Not Subject to Sales Commissions

2007		2008		2009		2010		2011

		Jan	(2.40%)	Jan	0.69%	Jan	(9.08%)	Jan	(3.90%)
		Feb	18.23%	Feb	0.37%	Feb	1.83%	Feb	4.43%
		Mar	2.55%	Mar	(2.01%)	Mar	14.79%
		Apr	(1.24%)	Apr	(6.61%)	Apr	4.94%
		May	5.48%	May	(11.74%)	May	(12.86%)
		Jun	8.01%	Jun	(2.07%)	Jun	(0.01%)
		Jul	(9.35%)	Jul	(7.55%)	Jul	(2.23%)
		Aug	(4.32%)	Aug	3.87%	Aug	4.49%
		Sep	0.26%	Sep	3.16%	Sep	4.91%
		Oct	12.57%	Oct	(11.30%)	Oct	6.06%
Nov	(4.37%)	Nov	1.81%	Nov	14.31%	Nov	(2.38%)
Dec	3.17%	Dec	1.66%	Dec	(9.12%)	Dec	10.50%
Annual	(1.35%)	Annual	34.88%	Annual	(27.03%)	Annual	19.17%	Annual	0.36%
	(2 mos.)								(2 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

          The following tables compare the historical performance of Series B Units to the pro-forma performance of Series B Units for investors not subject to sales commissions from January 2006 through November 2006 and to the historical performance of Series B Units for investors not subject to sales commissions since December 2006. Please see “Note to Additional Performance Information” on page 117.
     Historical Performance of Series B Units

2006		2007		2008		2009		2010		2011

Jan	9.72%	Jan	(4.59%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)
Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%
Mar	6.32%	Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%
Apr	8.31%	Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%
May	(10.37%)	May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)
Jun	0.29%	Jun	9.77%	Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)
Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)
Aug	0.55%	Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%	Aug	6.43%
Sep	4.45%	Sep	8.26%	Sep	0.46%	Sep	4.58%	Sep	7.45%
Oct	7.74%	Oct	14.57%	Oct	20.14%	Oct	(18.34%)	Oct	8.34%
Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%	Nov	22.10%	Nov	(3.24%)
Dec	16.14%	Dec	4.44%	Dec	2.60%	Dec	(14.18%)	Dec	15.25%
Annual	19.74%	Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	1.57%
											(2 mos.)
     Pro-forma Performance of Series B Units for Investors Not Subject to Sales Commissions

2006
Jan	10.05%
Feb	(4.62%)
Mar	6.65%
Apr	8.64%
May	(10.04%)
Jun	0.62%
Jul	(13.78%)
Aug	0.88%
Sep	4.78%
Oct	8.07%
Nov	(1.40%)
Annual	6.90%
(11 mos.)
     Historical Performance of Series B Units for Investors Not Subject to Sales Commissions

2006		2007		2008		2009		2010		2011

		Jan	(4.27%)	Jan	(3.29%)	Jan	1.27%	Jan	(14.22%)	Jan	(4.90%)
		Feb	(10.37%)	Feb	24.93%	Feb	0.93%	Feb	2.94%	Feb	7.53%
		Mar	(12.36%)	Mar	2.21%	Mar	(4.17%)	Mar	23.26%
		Apr	11.76%	Apr	(0.87%)	Apr	(10.53%)	Apr	7.40%
		May	3.75%	May	7.61%	May	(19.03%)	May	(19.96%)
		Jun	10.14%	Jun	12.83%	Jun	(3.20%)	Jun	(0.02%)
		Jul	(9.81%)	Jul	(14.71%)	Jul	(11.95%)	Jul	(3.42%)
		Aug	(4.34%)	Aug	(6.97%)	Aug	5.97%	Aug	6.78%
		Sep	8.62%	Sep	0.79%	Sep	4.93%	Sep	7.81%
		Oct	14.95%	Oct	20.54%	Oct	(18.07%)	Oct	8.70%
		Nov	(6.48%)	Nov	3.12%	Nov	22.51%	Nov	(2.92%)
Dec	16.53%	Dec	4.79%	Dec	2.94%	Dec	(13.89%)	Dec	15.64%
Annual	16.53%	Annual	1.39%	Annual	52.09%	Annual	(41.88%)	Annual	26.91%	Annual	2.26%
	(1 mo.)										(2 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

          Note to Additional Performance Information
          Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006. Performance information presented for Units not subject to selling commissions prior to their first sale is presented on a pro-forma basis. Performance information presented for Units not subject to selling commissions since their first sale is the actual performance of such Units.
          The purpose of the pro-forma presentation is to provide an approximation of the rates of return Units that are not subject to selling commissions would have achieved had they been traded since January 2006. However, there are material limitations inherent in pro-forma comparisons. It is not feasible to make all the pro-forma adjustments necessary to reflect the effect of the absence of selling commissions on the actual performance of Units prior to their commencement of trading. The pro-forma performance presented should not be considered indicative of how such Units would have actually performed had they not been subject to selling commissions.
          The pro-forma calculations were made on a month-to-month basis. That is, the adjustments of fees and income in one month does not affect the actual figures used in the following month for making similar pro-forma calculations. Accordingly, the pro-forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by Units not subject to selling commissions and the fees charged and interest earned by Units that are subject to selling commissions. The following assumptions were made in calculating the pro-forma rates of return: a management fee of 1.85%, a performance fee of 25%, actual interest income, actual brokerage fees, actual ongoing offering expenses (up to a maximum of 1% per annum of month-end net assets), actual operating expenses (up to a maximum of 0.15% per annum of month-end net assets), and no selling commissions.

SUPERFUND GREEN, L.P. - SERIES A									SUPERFUND Q-AG

										1996	-10.30%	1997	+20.70%	1998	+62.55%	1999	+25.39%

					2002	+9.56%	2003	+20.23%		2000	+23.19%	2001	+18.82%	2002	+38.42%	2003	+24.33%

	2004	+11.35%	2005	-9.43%	2006	+12.94%	2007	-0.92%		2004	+10.98%	2005	-3.30%	2006	+10.47%	2007	-1.81%

	2008		2009		2010		2011			2008		2009		2009		2010

Jan	1,445.88	-2.73%	1,939.15	+0.35%	1,227.43	-9.38%	1,485.27	-4.22%	Jan	6,327.83	-2.21%	8,836.37	+0.82%	5,972.39	-9.79%	7,194.09	-3.78%
Feb	1,705.18	+17.93%	1,939.87	+0.04%	1,245.67	+1.49%	1,546.12	+4.10%	Feb	7,224.38	+14.17%	8,890.88	+0.62%	6,131.53	+2.66%	7,559.75	+4.90%
Mar	1,744.21	+2.29%	1,894.62	-2.33%	1,425.15	+14.41%			Mar	7,339.60	+1.59%	8,675.77	-2.42%	6,998.19	+14.13%
Apr	1,716.85	-1.57%	1,763.52	-6.92%	1,490.54	+4.59%			Apr	7,249.18	-1.23%	7,997.47	-7.82%	7,388.78	+5.58%
May	1,806.35	+5.21%	1,551.44	-12.03%	1,294.62	-13.14%			May	7,722.11	+6.52%	7,047.51	-11.88%	6,160.54	-16.62%
Jun	1,945.95	+7.73%	1,514.39	-2.39%	1,290.29	-0.33%			Jun	8,484.95	+9.88%	6,879.10	-2.39%	6,224.51	+1.04%
Jul	1,758.12	-9.65%	1,395.29	-7.86%	1,257.40	-2.55%			Jul	7,614.52	-10.26%	6,435.79	-6.44%	6,081.82	-2.29%
Aug	1,676.53	-4.64%	1,444.35	+3.52%	1,309.53	+4.15%			Aug	6,977.92	-8.36%	6,668.14	+3.61%	6,331.05	+4.10%
Sep	1,675.30	-0.07%	1,484.92	+2.81%	1,369.17	+4.55%			Sep	7,158.64	+2.59%	6,919.42	+3.77%	6,567.99	+3.74%
Oct	1,879.55	+ 2.19%	1,312.64	-11.60%	1,447.26	+5.70%			Oct	8,409.98	+17.48%	6,279.32	-9.25%	6,928.46	+5.49%
Nov	1,907.21	+1.47%	1,495.46	+13.93%	1,408.07	-2.71%			Nov	8,608.33	+2.36%	7,220.28	+14.99%	6,740.17	-2.72%
Dec	1,932.30	+1.32%	1,354.49	-9.43%	1,550.72	+10.13%			Dec	8,764.11	+1.81%	6,620.36	-8.31%	7,476.58	+10.93%

		+30.00%		-29.90%		+14.49%		-0.30%			+35.44%		-24.46%		+12.93%		+1.11%

STATISTICS	11/2002–02/2011	03/1996–02/2011		11/2002–02/2011	03/1996–02/2011
RETURN STATISTICS	Superfund Green, L.P.		RISK STATISTICS	Superfund Green, L.P.
	Series A	Superfund Q-AG		Series A	Superfund Q-AG

Since inception	54.61%	654.65%	Annual standard deviation	26.96%	23.95%
Annualized performance*	5.37%	14.44%	Max. initial risk per trade	1.00%	1.00%
Year-to-date	-0.30%	0.94%	Typical margin to equity	20%	20%
One year rolling	24.12%	23.08%	Maximum drawdown	-36.92%	-32.83%
Three year rolling	-9.33%	4.64%	Maximum time off peak	48 months	24 months
Five year rolling	13.05%	24.88%	Sharpe ratio*	0.20	0.60
Average monthly*	0.44%	1.13%	Correlation to S&P 500	0.07	- 0.09
Highest monthly*	19.45%	18.96%	Correlation to CASAM CISDM CTA ew	0.80	0.72
Lowest monthly*	-20.12%	-16.72%	Correlation to CS/Tremont HF	0.27	0.22

* since inception			* modified (risk free rate = 0%)

Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.

Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.

One year rolling – average monthly performance of a Series for the 12 month period immediately preceding the date of the report.

Three year rolling – average monthly performance of a Series for the 36 month period immediately preceding the date of the report.

Five year rolling – average monthly performance of a Series for the 60 month period immediately preceding the date of the report.

Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.

Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.

Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.
Annual standard deviation – a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.

Max. initial risk per trade – percentage of assets under management that will initially be invested in any one futures position or contract.

Typical margin to equity – percentage of a Series’ trading capital held as margin for trading activity at any particular time.

Maximum drawdown – the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Maximum time off peak – the cumulative percentage decline in month-end net asset value sustained during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Sharpe ratio - a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.

S&P 500 – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.

CISDM – a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)

CS/Tremont HF – an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.
Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P. - SERIES B									SUPERFUND GCT

					2002	+15.98%	2003	+27.71%		2000	+40.16%	2001	+42.56%	2002	+69.23%	2003	+26.35%

	2004	+16.82%	2005	-12.06%	2006	+19.74%	2007	-2.60%		2004	+11.20%	2005	-9.12%	2006	-13.18%	2007	-9.91%

	2008		2009		2009		2010			2008		2009		2010		2011

Jan	1,710.56	-3.61%	2,627.28	+1.01%	1,243.58	-14.51%	1,680.95	-5.22%	Jan	2,334.61	-3.77%	3,679.43	+0.76%	1,889.22	-13.91%	2,436.24	-5.28%
Feb	2,131.43	+24.60%	2,645.07	+0.68%	1,275.90	+2.60%	1,801.40	+7.17%	Feb	2,857.30	+22.39%	3,726.11	+1.27%	1,931.39	+2.23%	2,622.35	+7.64%
Mar	2,173.02	+1.95%	2,526.24	-4.49%	1,567.43	+22.85%			Mar	2,899.96	+1.49%	3,579.45	-3.94%	2,288.69	+18.50%
Apr	2,146.93	-1.20%	2,252.65	-10.83%	1,677.77	+7.04%			Apr	2,823.17	-2.65%	3,173.42	-11.34%	2,465.47	+7.72%
May	2,304.36	+7.33%	1,817.77	-19.31%	1,338.41	-20.23%			May	3,091.52	+9.51%	2,593.46	-18.28%	1,885.98	-23.50%
Jun	2,593.32	+12.54%	1,753.71	-3.52%	1,333.65	-0.36%			Jun	3,523.71	+13.98%	2,447.78	-5.62%	1,933.67	+2.53%
Jul	2,204.38	-15.00%	1,539.06	-12.24%	1,283.78	-3.74%			Jul	2,999.81	-14.87%	2,171.79	-11.28%	1,871.84	-3.20%
Aug	2,043.87	-7.28%	1,625.56	+5.62%	1,366.27	+6.43%			Aug	2,653.27	-11.55%	2,289.37	+5.41%	1,988.17	+6.21%
Sep	2,053.20	+0.46%	1,699.96	+4.58%	1,468.03	+7.45%			Sep	2,782.49	+4.87%	2,413.08	+5.40%	2,131.55	+7.21%
Oct	2,466.62	+20.14%	1,388.19	-18.34%	1,590.40	+8.34%			Oct	3,473.26	+24.83%	2,088.49	-13.45%	2,313.43	+8.53%
Nov	2,535.13	+2.78%	1,694.99	+22.10%	1,538.85	-3.24%			Nov	3,583.35	+3.17%	2,548.32	+22.02%	2,230.40	-3.59%
Dec	2,600.96	+2.60%	1,454.64	-14.18%	1,773.52	15.25%			Dec	3,651.61	+1.90%	2,194.48	-13.89%	2,571.98	+15.31%

		+46.56%		-44.07%		+21.92%		1.57%			+50.51%		-39.90%		+17.20%		1.96%

STATISTICS	11/2002–02/2011	01/2000–02/2011		11/2002–02/2011	01/2000–02/2011
RETURN STATISTICS	Superfund Green, L.P.		RISK STATISTICS	Superfund Green, L.P.
	Series B	Superfund GCT		Series B	Superfund GCT

Since inception	80.14%	375.79%	Annual standard deviation*	39.64%	36.86%
Annualized performance*	7.32%	15.00%	Max. initial risk per trade	1.50%	1.50%
Year-to-date	1.57%	1.96%	Typical margin to equity	30%	30%
One year rolling	41.19%	35.78%	Maximum drawdown*	-52.98%	-49.76%
Three year rolling	-15.48%	-8.22%	Maximum time off peak*	26 months	40 months
Five year rolling	13.52%	6.45%	Sharpe ratio**	0.18	0.41
Average monthly*	0.59%	1.17%	Correlation to S&P 500	0.05	-0.15
Highest monthly*	27.33%	28.42%	Correlation to CASAM CISDM CTA ew	0.80	0.79
Lowest monthly*	-29.11%	-23.50%	Correlation to CS/Tremont HF	0.27	0.17

* since inception			** modified (risk free performance = 0%)

Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.

Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.

One year rolling – average monthly performance of a Series for the 12 month period immediately preceding the date of the report.

Three year rolling – average monthly performance of a Series for the 36 month period immediately preceding the date of the report.

Five year rolling – average monthly performance of a Series for the 60 month period immediately preceding the date of the report.

Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.

Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.

Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.
Annual standard deviation - a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.

Max. initial risk per trade - percentage of assets under management that will initially be invested in any one futures position or contract.

Typical margin to equity - percentage of a Series’ trading capital held as margin for trading activity at any particular time.

Maximum drawdown - the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Maximum time off peak – the cumulative percentage decline in month-end net asset value sustained during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Sharpe ratio - a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.

S&P 500 – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.

CISDM - a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)

CS/Tremont HF - an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.
Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES A – SUPERFUND Q-AG – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series A*	Superfund	S&P 500	NASDAQ	MSCI
		Q-AG		Comp.	World

PERFORMANCE
Performance since 03/96	54.61%	654.65%	107.24%	152.92%	80.25%
Performance p.a.	5.37%	14.44%	4.98%	6.38%	4.00%

RISK
Maximum Drawdown	-36.92%	-32.83%	-52.56%	-75.04%	-55.37%
Volatility p.a.	26.96%	23.95%	16.36%	26.56%	16.22%

STATISTICS
Mod. Sharpe Ratio	0.20	0.60	0.30	0.24	0.25
Correlation to Superfund Q-AG	0.94	-	-0.09	-0.07	-0.06
03/08/96–02/28/2011	*11/01/02–
	02/28/2011

	Series A	Superfund	S&P 500	NASDAQ	MSCI
		Q-AG		Comp.	World

PERFORMANCE
Performance since 11/02	54.61%	84.21%	49.84%	109.23%	70.69%
Performance p.a.	5.37%	7.61%	4.97%	9.26%	6.63%

RISK
Maximum Drawdown	-36.92%	-32.83%	-52.56%	-51.81%	-55.37%
Volatility p.a.	26.96%	24.52%	15.20%	19.17%	16.36%

STATISTICS
Mod. Sharpe Ratio	0.20	0.31	0.33	0.48	0.41
Correlation to Series A	-	0.94	0.07	0.10	0.11
11/01/02–02/28/2011

Series A – Superfund Green, L.P. Series A
Superfund Q-AG – The Superfund group of companies’ flagship product. Inception: March 1996. This product is not available to U.S. investors.
S&P 500 – A market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.
MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.
Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.
Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.
Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES B – SUPERFUND GCT – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series B*	Superfund	S&P 500	NASDAQ	MSCI
		GCT		Comp.	World

PERFORMANCE
Performance since 01/00	80.14%	375.79%	-9.67%	-31.63%	-4.87%
Performance p.a.	7.32%	15.00%	-0.91%	-3.35%	-0.45%

RISK
Maximum Drawdown	-52.98%	-49.76%	-52.56%	-75.04%	-55.37%
Volatility p.a.	39.64%	36.86%	16.31%	26.39%	16.77%

STATISTICS
Mod. Sharpe Ratio	0.18	0.41	-0.06	-0.13	-0.03
Correlation to Superfund GCT	0.96	-	-0.16	-0.16	-0.12
01/04/00–02/28/2011	*11/01/02–
	02/28/2011

	Series B	Superfund	S&P 500	NASDAQ	MSCI
		GCT		Comp.	World

PERFORMANCE
Performance since 11/02	80.14%	64.68%	49.84%	109.23%	70.69%
Performance p.a.	7.32%	6.17%	4.97%	9.26%	6.63%

RISK
Maximum Drawdown	-52.98%	-49.76%	-52.56%	-51.81%	-55.37%
Volatility p.a.	39.64%	36.72%	15.20%	19.17%	16.36%

STATISTICS
Mod. Sharpe Ratio	0.18	0.17	0.33	0.48	0.41
Correlation to Series B	-	0.96	0.05	0.08	0.09
11/01/02–02/28/2011

Series B – Superfund Green, L.P. Series B
Superfund GCT – Superfund GCT applies a more aggressive investment strategy than Superfund Q-AG. Inception: January 2000. This product is not available to U.S. investors.
S&P 500 – An equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.
MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.
Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.
Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.
Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?
Why a Managed Futures Fund?
          Managed futures investments are intended to generate medium-to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Superfund Green, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Why Superfund?
          The Superfund trading strategy has a track record of positive performance over the past fifteen years. The Superfund funds trade more than 120 futures and forward markets worldwide using proprietary trading systems, although not in all markets at all times. Funds utilizing the Superfund proprietary trading systems have a demonstrable record of non-correlation to traditional investments and have often produced positive returns during difficult markets for stocks and bonds. The past performance of these Superfund funds is not necessarily indicative of the future results of Superfund Green.
Why Now?
          Stock market performance during this decade has demonstrated that long-only equity portfolios generally do not make money during downward economic cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.
Historical Low-Correlated Performance
          Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up and down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance, however, that Superfund Green will trade profitably in the futures and forwards markets or not incur losses.
GLOSSARY
Superfund Green
          Superfund Green, L.P. has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and a twelve year track record. Series B has a strategy similar to Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.
Superfund Q-AG
          Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. This product is not available for U.S. investors.
Superfund GCT
          Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.
Aggregate subscriptions
          Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown
          Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
          Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
MSCI World Index
          The MSCI World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. The MSCI World Index consists of the following 24 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.
Nasdaq Composite Index
          The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.
Net Asset Value
          Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
S&P 500
          The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.
CISDM
          Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.
CSFB
          The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management, (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the assets under management in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS
Futures Contracts
          Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges.
Forward Contracts
          Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not currently “cleared” or guaranteed by a third party. When forward contracts are not cleared or guaranteed by a third party, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments. Neither the CFTC nor the federal or state banking authorities currently regulate the Fund’s forward trading or forward dealers engaged in by the Series as eligible contract participants. On and after July 16, 2011, the Series may be required to engage only in regulated transactions.
Swap Transactions
          The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets may not be regulated by any United States or foreign governmental authorities; (2) there may not be limitations on daily price moves in swap transactions; (3) speculative position limits may not be applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract may not be the responsibility of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series may be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain primarily agricultural, swap transactions entered into by the Fund could constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.
REGULATION
          The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading.
          In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.
          The Reform Act was enacted in July 2010. The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. The Reform Act will mandate that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in Superfund Green, L.P. bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.
          The Reform Act also amended the definition of “eligible contract participant,” and the CFTC has proposed regulations the result of which may be that Superfund Green, L.P. will no longer be permitted to engage in currency forward transactions by directly accessing the interbank market. Rather, when the Reform Act goes into effect in July 2011, Superfund Green, L.P. may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit Superfund Green, L.P.’s potential currency forward counterparties to futures commission merchants and retail foreign exchange dealers. Thus, limiting Superfund Green, L.P.’s potential currency forward counterparties could lead to Superfund Green, L.P. bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees. The “retail forex” markets could also be significantly less liquid than the interbank market. Moreover, the creditworthiness of the futures commission merchants and retail foreign exchange dealers with whom Superfund Green, L.P. may be required to trade could be significantly weaker than the creditworthiness of the financial institutions with whom Superfund Green, L.P. currently engages for its currency forward transactions. Although the impact of requiring Superfund Green, L.P. to conduct currency forward transactions in the “retail” market could be substantial, the full scope is currently unknown and the ultimate effect could also be negligible.
INVESTMENT CONSIDERATIONS
          Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.
Enhanced Profit Potential
          Established managed futures funds, including Superfund funds, have often produced strong absolute returns and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.
Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes
          Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.
Non-Correlated Investments within the Fund
          The Fund trades on more than 120 futures and forward markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund does not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.
Potential to Profit in Bull and Bear Markets
          Managed futures funds, unlike most mutual funds, which are “long only”, have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that Superfund Capital Management’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.
Interest Credit
          Unlike some alternative, or non-traditional, investment funds, the Fund does not borrow money in order to obtain leverage and does not incur any interest expense. Rather, margin deposits and reserve assets are maintained in interest bearing accounts and cash equivalents, such as U.S. Treasury Bills, and interest is earned on all, or nearly all, of the Fund’s assets, which include unrealized profits credited to the Series’ accounts.
Global Diversification Within a Single Investment
          Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in each Series is not a complete investment program, but rather should be considered as a diversification opportunity for an overall portfolio.
Professional Trading
          Superfund Capital Management’s approach includes the following elements:
•	Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 120 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times and may be concentrated in one or two market sectors from time to time.

•	Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. The Superfund trading systems analyze multiple technical indicators and perimeters in combination in an attempt to identify trends in significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forwards price movements. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.
Convenience
          Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.
Liquidity
          In most cases the markets traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”
Limited Liability
          Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

EXHIBIT A
SUPERFUND GREEN, L.P.
FORM OF FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
          This Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of December 1, 2009, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).
          1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Green, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.
          2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.
          (b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Green, L.P. Series A” (“Series A”) and “Superfund Green, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:
     (i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

     (ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.
     (iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.
          (c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.
          (d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:
     (i) to receive and deposit subscriptions for such Series; and
     (ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.
          The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.
          (e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.
          3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.
          4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.
          5. Term, Dissolution, Fiscal Year.
          (a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:
     (1) December 31, 2050;
     (2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;
     (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;
     (4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;
     (5) dissolution of such Series pursuant hereto; or

     (6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.
          (b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.
          (c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.
          (d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.
          6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.
          7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.
          8. Allocation of Profits and Losses.
          (a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:
     (i) Net Assets will be determined.
     (ii) Accrued monthly management, ongoing offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund USA, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, or (c) such units were sold by Superfund USA, Inc., or an affiliated broker, to commodity pools operated by commodity pool operators registered as such with the NFA, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.
     (iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.
     (iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.
     (v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.
     (vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.
     (vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.
          (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.
     (i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.
     (ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:
     (A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited Partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:
     (1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(c) below.
     (2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(e) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).
     (3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.
     (B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.
     (C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(b) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(b) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(c) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.
     (D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.
     (E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(d) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(d) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(e) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

     (iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.
     (iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and losses among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
          (c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the payments set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable payments or payments more consistent with the Code.
          (d) Expenses.
     (1) The General Partner shall advance the ongoing offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value, not to exceed the amount of actual expenses incurred. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, ongoing offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

     (2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), not to exceed the amount of actual expenses incurred, management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of (a) Units sold by Superfund USA, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships (b) Units sold by Superfund USA, Inc., or an affiliated broker, to investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (c) Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.
     (3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.
     (4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.
          (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, except as otherwise provided by the Act.
          (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.
          9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.
          Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of all Limited Partners of such Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.
          10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year, certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year), such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.
          11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.
          12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.
          Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.
          Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.
          A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $5,000 as of the Exchange Date (defined below).
          A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.
          Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.
          The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.

          If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.
          Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.
          The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.
          13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under ERISA Section 3(42) with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.
          14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.
          15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.
          16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.
          17. Standard of Liability; Indemnification.
          (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
          (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.
          (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.
          18. Amendments; Meetings.
          (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.
          (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
          (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.
          19. Miscellaneous.
          (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
          (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.
          (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.
          20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:
          (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;
          (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;
          (c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
          (d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;
          (e) none of the General Partner, any selling agent, any clearing broker, the escrow agent, the introducing broker, the administrator, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and
          (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each selling agent, each clearing broker, the escrow agent, the introducing broker, the administrator, and each of their respective affiliates; and (iii) is qualified to make such investment decision.

          21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.
          22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.
          23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

          IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Limited Partnership Agreement as of the day and year first above written.

Superfund Capital Management, Inc.

By:
Name:	Nigel James
Title:	President

Superfund Green, L.P. Request for Redemption Please complete and return this form to: Superfund Green, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017Limited Partner Mr. Mrs. Ms. Name Limited Partner # Name of Joint Ltd. Partner(s) Social Security # - — Name of Entity (if applicable) Taxpayer ID # - Address Street Series A B City, State, ZIP ,\ (please check the appropriate box) Name of Custodian (if applicable) Custodian Address City, State, ZIP , Bank Name Bank Address City, State, ZIP , ABA Number Account Name Account Number Addition. Information* *Please contact our Fund Administration Department at (212) 750-6300 if you would prefer to have the funds sent to you via Bank Check. Dear Sir/Madam: The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Fifth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of SUPERFUND GREEN, L.P. of (insert dollar amount to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units (“Units”) are being redeemed, subject to remaining investment of at least $5,000.00.(IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS)) of the undersigned’s Units in the series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. Date Signature of Limited Partner Date Authorized Signatory By: (Authorized Corporate Officer, Partner, Custodian or Trustee) United States Taxable Limited Partners Only Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person. Non-United States Limited Partners Only Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. Signature(s) Must Be Identical To Name(s) In Which Units Are Registered The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Date Signature of Joint Limited Partner (if any) or Custodian Title Request for Redemption superfund Green, L.P. – page 1/1

EXHIBIT C
SUPERFUND GREEN, L.P.
SUBSCRIPTION REPRESENTATIONS
          By executing the Subscription Agreement for Superfund Green, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated May [ ] (the “Prospectus”). The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Superfund Green, L.P. Series (A or B, as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to each Series and to be bound by the terms of the Fifth Amended and Restated Limited Partnership Agreement of the Fund (the “Partnership Agreement”) attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (“Superfund Capital Management”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement, Purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to Superfund Capital Management, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and become a limited partner of the Fund pursuant to the Partnership Agreement. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in each Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in each Series has been duly authorized and approved by all necessary parties; (e) none of Superfund Capital Management, HSBC Bank USA, SS&C Fund Services, Superfund Asset Management, Inc., ADM Investor Services, Inc., Rosenthal Collins Group, L.L.C., Barclays Capital Inc., MF Global Inc., and Superfund USA, Inc., any wholesaler, any other selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Superfund Capital Management, HSBC Bank USA, SS&C Fund Services, Superfund Asset Management, Inc., ADM Investor Services, Inc., Rosenthal Collins Group, L.L.C., Barclays Capital Inc., MF Global Inc., Superfund USA, Inc., each wholesaler, each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Purchaser will, at the request of Superfund Capital Management, furnish Superfund Capital Management with such information as Superfund Capital Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein. (j) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof. (k) Purchaser covenants that it will (i) provide any form, certification or other information reasonably requested by and acceptable to each Series that is necessary for the Series (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Series receives payments or (B) to satisfy reporting or other obligations under the Code and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Series, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation.
          Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).
          1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
          2. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000. California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
          3. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.
          4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

          5. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
          6. Minnesota — By executing the Subscription Agreement of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000 (excluding the value of such person’s residence); or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of determining the value of the primary residence to be excluded from net worth, such person should exclude any net equity in his or her primary residence (i.e., the amount by which the current market value of the residence exceeds the current outstanding balance of any mortgage or other indebtedness secured by the residence). If the current outstanding balance of any such mortgage or other indebtedness exceeds the current market value of the residence, the amount of any such excess shall cause a reduction in such person’s net worth to the extent that such mortgage or other indebtedness gives the lender recourse to the assets of such person other than the residence securing the mortgage or other indebtedness.
          7. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.
          8. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.
          9. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that the Fund may charge investors is 23.3% of new trading profits per quarter. Investors in the Fund will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing the Fund’s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital.

          No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Green, L.P., Superfund Capital Management, Inc., Superfund USA, Inc. or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.
          All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Green, L.P. during the ongoing offering period.

Superfund Green, L.P.

USEN273/0511

STOP ONLY COMPLETE THIS FORM FOR NON-COMMISSION / FEE BASED ACCOUNTS

TO BE COMPLETED BY REGISTERED INVESTMENT ADVISOR

Print Name ______________________ Date MM DD YYYY

Investment Advisor Signature ______________________

REGISTERED INVESTMENT ADVISOR MUST SIGN

Investor Name ______________________

Investment Advisor Firm Name ______________________

Investment Advisor Registration Number ______________________

Investment Advisor Representative Name ______________________

Address Street ______________________

City, State, Zip Code ______________________

Phone/Fax ______________________

E-Mail Address ______________________

INVESTOR AUTHORIZATION TO SHARE FINANCIAL INFORMATION

Investor Print Name ______________________ Date MM DD YYYY

Investor Signature ______________________

Joint Investor Print Name ______________________ Date MM DD YYYY

Joint Investor Signature ______________________

SUPERFUND THE FUTURE OF INVESTING

D-1

RIA Superfund Green, L.P. – page 1/1

Important Note: this page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or asset-based fee advisory relationship with that advisor and must be submitted by the prospective investor to Superfund Green, L.P., c/o Superfund USA, Inc., along with the investor’s completed subscription documents. Investors not participating in a registered investment advisor’s investment advisory program may proceed to the following page. To be completed by Registered Investment Advisor I hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Superfund Green, L.P. with the below named client and that an investment in Superfund Green, L.P. of not more than is suitable for such client in light of such client’s needs, financial circumstances and investment objectives. Registered Investment Advisor must sign Print name Date Investor Authorization to share Financial Information Print name Date Note: The foregoing authorization is not required as a condition of your investment in Superfund Green, L.P. RIA Superfund Green, L.P. – page 1/1

Any person considering subscribing for limited partnership units (“Units”) in Superfund Green, L.P. (the “Fund”) should carefully read and review a current prospectus. The Fund’s prospectus (the “Prospectus”) should be accompanied by the most recent monthly report of each series (“Series”). The date printed on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized. 1 Check box in Section 1 if this is an addition to an existing account and list Limited Partner #. 2 Enter the name and address (no post office boxes) of the investor and (if applicable) joint investor in Section 2. For UGMA/UTMA (Minor), enter the Minor’s name, followed by “Minor”, and address (no post office boxes) in Section 2, and enter the custodian name in Section 6. For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in Section 2 and the Trust name in Section 3. For Corporations, Partnerships, and Estates, enter the officer or contact person and the entity address in Section 2 and the entity name in Section 3. Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws. 3 If the mailing address is different from the residence address , please fill in Section 4. 4 Enter the Custodian’s name and address in Section 9 if applicable. 5 Check the appropriate boxes for Series A and/or Series B under Section 10. 6 Enter the total dollar amount being invested in Section 11 . If you checked both boxes before, please indicate how much to allocate to each Series. 7 Enter the investor’s brokerage account number in Section 12 if applicable. 8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in Section 7 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number field and Country of Citizenship in Taxpayer ID field. Please submit a copy of your Government ID with your completed subscription documents. If you are not a United States person, you must also submit a completed and signed Internal Revenue Service Form W-8 BEN (or other applicable Form W-8) with your completed subscription documents. 9 The investor must sign and date Section 14 . If it is a joint account, both investors must sign. In certain cases, the Custodian’s signature, as well as the investor’s signature, is required. 10 The name of the Broker-Dealer firm, Registered Representative name, Registered Representative number, address, and phone number must be entered in the box on the bottom of the page. 11 The Registered Representative and the Principal must sign Section 15. 12 Please fill in the enclosed Suitability Requirements form. The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker’s office address. Subscription Agreements, Suitability Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either: 1) the administration or Fund Administration office of the selling firm, if firm procedures require, or 2) to the custodial firm if one is required (Superfund Capital Management, Inc. (“Superfund Capital Management”) recommends sending documents early in the month so that they reach it before month-end), or 3) to Superfund Capital Management, Inc. c/o Superfund USA, Inc., 489 Fifth Avenue, New York, NY 10017. Attention: Fund Administration. If payment is being made by wire transfer, please wire the specified amount for Series A and/or Series B to the following accounts: Please make sure that the amount of money received by Superfund Capital Management is net and equals the amount stated on the Subscription Agreement. Series A Series B HSBC BANK USA HSBC BANK USA ABA# 021 001 088 ABA# 021 001 088 Account Name: ISSUER SERVICES Account Name: ISSUER SERVICES Account Number: 002 600 161 Account Number: 002 600 161 For further credit to: Superfund Green, L.P. Series A For further credit to: Superfund Green, L.P. Series B Ref. Nr.: 108 77 854 Ref. Nr.: 108 77 856 Payments made by check must be received AT LEAST FIVE BUSINESS DAYS prior to the last business day of the month. Payments made by wire must be received AT LEAST THREE BUSINESS DAYS prior to the last business day of the month. HSBC 452 5th Avenue, New York, NY 10018 Please make checks payable to “Superfund Green, L.P. Series A ‘Escrow Account’ ” or “Superfund Green, L.P. Series B ‘Escrow Account’”. If Investors and/or Broker-Dealers have specific questions about the subscription process, please call Superfund Capital Management’s Fund Administration Department at 212-750-6300. Subscription Superfund Green, L.P. – page 1/3

Superfund Green, L.P. / Subscription Agreement

USEN273/0311

IMPORTANT: READ PAGE D-2 BEFORE SIGNING

1 ☐ **Check here if this is an addition to an existing account.**

	Limited Partner	Limited Partner #	Joint Limited Partner
2 **First Name**			
Last Name			
3 **Residence Address** Street, City, State, Zip Code (P.O. Box not acceptable)			
4 **Mailing Address** (if different)			
5 **Telephone/Date of Birth**	___ - ___ - ___ / MM DD YYYY		___ - ___ - ___ / MM DD YYYY
6 **E-Mail Address**			
7 **Social Security #**	___ - ___ - ___		___ - ___ - ___
8 **Additional Information** (for Estates, Partnerships, Trusts and Corporations)			
9 **Custodian Name**			
Custodian Mailing Address			
Street, City, State, Zip Code			

1 2

11 **Total Amount $** ______ . ___ thereof **Series A** ______ . ___ **Series B** ______ . ___

(minimum of $5,000 for each Series; $1,000 or more for additional investments) **Taxpayer ID #** ___ - ______

12 **Brokerage Account #** ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

Taxable Investors (check one):

- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ UGMA/UTMA (Minor)
- ☐ Tenants in Entireties
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ Joint Tenants with Right of Survivorship

Non-Taxable Investors (check one):

- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)
- ☐ Roth IRA
- ☐ 401(K)*

13 *United States Investors only*

Non-United States Investors only

☐ I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

14 *Investor(s) must sign* (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Limited Partner Signature **Date**

Joint Limited Partner (if any) or Custodian Signature **Date**

15 *Broker-Dealer must sign* As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Registered Representative Signature **Date**

Print Name

Principal Signature (if required by Selling Agent procedures) **Date**

Print Name

Broker-Dealer

R.R. Phone/Fax

R.R. Email Address

R.R. Address

This subscription should be ☐ fee-based ☐ commission based

Broker Dealer Firm

Registered Representative Code **Branch Code**

Subscription Agreement
IMPORTANT: READ PAGE D-2 BEFORE SIGNING
7 The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check or wiring payment payable to “Superfund Gold, L.P. Series A ? B ? Escrow Account”, or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Gold, L.P. Series A ? B ? Units at Net Asset Value per Unit by the last business day of each month.The named investor further acknowledges receipt of the Fund’s Prospectus dated |j J , including the Amended and Restated Limited PartnershipAgreement (“Partnership Agreement”) of the Fund, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS) NON-UNITED STATES INVESTORS ONLY
Subscription Superfund Green, L.P. – page 2/3

D-3

Superfund Green, L.P.

Limited Partnership Units Subscription Agreement

USEN273/0311

Superfund Green, L.P.
c/o Superfund USA, Inc.
489 Fifth Avenue
New York, NY 10017
Dear Sir/Madam:
Subscription for Units: I hereby subscribe for the Units in Series A or Series B of the Fund in the amount set forth on page D-3 (minimum $5,000) of this Subscription Agreement Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned’s check payable to “Superfund Green, L.P. Series A Escrow Account” or “Superfund Green, L.P. Series B Escrow Account” in the full amount of the undersigned’s subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units ordered are subject to prior sale.
Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit C – Subscription Representations” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.
Covenants and Agreements of Subscriber: I hereby covenant and agree that I will (i) provide any form, certification or other information reasonably requested by and acceptable to the Fund that is necessary for the Fund (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Fund receives payments or (B) to satisfy reporting or other obligations under the Internal Revenue Code of 1986, as amended, and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Fund, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation.
Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.
Subscription Superfund Green, L.P. – page 3/3

D-4

Superfund Green, L.P. Suitability Requirements Form By subscribing for Units of the Fund, you will be required to _ll out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing. Receipt of Documentation: The regulations of the Commodity Futures Trading Commission (“CFTC”) require that you be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months before the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Fund. By subscribing for Units, you hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any. Admission to the Fund: Please be informed that you will not be issued a certificate evidencing the Units that you are purchasing, but you will receive a written conformation of the purchase in Superfund Capital Management’s customary form. State Suitability Requirements: Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or, failing that standard, have both a net worth (same exclusions) of at least $70,000 and an annual gross income of at least $70,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. Investors must also make a minimum aggregate investment of $5,000. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.) 1. Alabama Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).2. California $70,000 (AI) and $250,000 (NW), or $500,000 (NW) California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).3. Iowa $100,000 (TI) and $250,000 (NW), or $500,000 (NW)4. Kansas Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).5. Kentucky $85,000 (TI) and $85,000 (NW), or $300,000 (NW) Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities). 6.Minnesota Accredited Investor – see page C-2 and C-3 in the Prospectus.7.New Mexico $75,000 (AI) and $75,000 (NW), or $250,000 (NW)8. Oregon $70,000 (AI) and $250,000 (NW), or $500,000 (NW)9. Tennessee $70,000 (AI) and $70,000 (NW), or $250,000 (NW) Suitability Requirements Form Superfund Green, L.P. – page 1/2

Superfund Green Suitability Requirements Form Representations and Warranties By executing the Subscription Agreement, the investor (for itself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Superfund Capital Management and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity): FOR ALL INVESTORS 1. I have received a copy of the Prospectus, including the Partnership Agreement. 2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so. 3. I satisfy the applicable financial suitability and minimum investment requirements, as set forth on page D-5 under the caption State Suitability Requirements (or in a special Supplement to the Prospectus) for residents of the state in which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, as may be required by the securities administrator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Fund. 4. I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversi_cation to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund. 5. The address on the Subscription Agreement is my true and correct residence, and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Agreement is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to Superfund Capital Management. 6. Unless representation (9-12) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another. 7. I am either: (a) not required to be registered with the CFTC or to be a member of the National Futures Association (“NFA”); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA.   Entities that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a commodity pool, or whether they are not a commodity pool. a. The entity subscribing for Units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators (“CPOs”) and members of the NFA.
Provide NFA ID: _______________________________________ b. The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations.State the exemption claimed ____________________________ Such entities must also provide a copy of the exemption letter _led with the NFA by its sponsor and/or principals. c. The entity subscribing for Units is not a commodity pool. Such entities must provide a seperate statement stating the purpose of forming the entity and that such entity does not solicit or accept funds to trade commodity contracts. 8. I understand that the Partnership Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Partnership Agreement. FOR RETIREMENT ACCOUNTS 9. If I am representing a “benefit plan investor,” as definded under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the best of my knowledge, neither Superfund Capital Managment, nor any of its affiliates: (a) has investment discretion with respect to the investment of plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (9), a “benefit plan investor” includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate “pension” and profit-sharing plans, “simplified employee pension plans”, “Keogh” plans for self-employed individuals and individual retirement accounts (“IRAs”). 10. If I am subscribing as a trustee or custodian of an employee benefit plan subject to the _duciary responsibility provisions of ERISA, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA. FOR UGMA/UTMA ACCOUNTS 11. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor. FOR ALL TRUSTS OR CORPORATIONS 12. If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by this Subscription Agreement on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the Subscription Agreement, and become a Limited Partner under the Partnership Agreement. FOR TENNESSEE, ALABAMA AND ARKANSAS INVESTORS 13. For Tennessee, Alabama and Arkansas Investors only: I understand that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive or performance fees payable under the Guidelines for Registration of Commodity Pool Programs adopted by the North American Securities Administrators Association, as more fully described on pages C-2 and C-3 in the Prospectus. FOR ALABAMA AND ARKANSAS INVESTORS 14. For Alabama and Arkansas investors only: I understand that the Issuer’s introducing broker and the Issuer’s trading advisor are afiliated entities, and that this afiliation gives rise to a conflict of interest, as described on page 16 of the Prospectus. I understand this may prevent the Issuer from accomplishing all of its objectives. By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, or others in any subsequent litigation or other proceedings. Suitability Requirements Form Superfund Green, L.P. – page 2/2

Subscription Documents for Investors Advised by a Registered Investment Advisor FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND. NOTE: The amount of investor’s total subscription set forth below, the date of this Subscription Agreement Addendum, and investor’s signature must be the same as set forth on the accompanying Subscription Agreeement. 1. By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Superfund Green, L.P. Series A OR B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows. 2. My total subscription for Units is in the amount of USD (not less than USD $5,000 for new investors) 3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of USD (not less than USD $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be.4. I hereby request the Fund to issue to me USD of Units (not less than USD $1,000) as of each month-end OR calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above. 5. I hereby authorize and instruct (insert broker-dealer name) to submit to the Fund cash held in my customer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement. 6. I understand that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I understand that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least _ve (5) business days prior to the cut o_-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner.7. I understand that the instructions contained in this Subscription Agreement Addendum may be modi_ed only by a writing delivered to the Fund and my broker identi_ed in Item 5 above.8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addendum shall survive my death or disability, but shall terminate with the full redemption of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware. Subscription Agreement Addendum Superfund Green, L.P. – page 1/2

Superfund Green, L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

USEN390/0510

ACCOUNT INFORMATION – PLEASE PRINT (EXCEPT SIGNATURES).

Limited Partner # ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Address Street

City, State, ZIP

Telephone – –

Fax – –

E-Mail

Signature **Date** D D M M Y Y Y Y

Joint Limited Partner (if any) or Custodian ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Signature **Date** D D M M Y Y Y Y

Broker Dealer Acknowledgement ☐ Mr. ☐ Mrs. ☐ Ms.

Broker Dealer Firm Name **Date** D D M M Y Y Y Y

Signature

Name of Registered Representative

Signature

Name of Principal

Signature

Broker Dealer to retain a copy of this Subscription Agreement Addendum.

SUPERFUND THE FUTURE OF INVESTING℠

D-8

Superfund Green, L.P. Subscription Agreement Addendum — Dollar Cost Averaging Purchase

Superfund Green, L.P. Request for Transfer Form Please complete and return this form to: Superfund Green, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017 Dear Sir/Madam: The undersigned hereby requests a transfer of units (“Units”) in Series A or Series B (check one) in Superfund Green, L.P. (the “Fund”). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct. Signatures (Must be identical to name(s) in which Units are registered.) Date Signature of Limited Partner Date Signature of Joint Limited Partner (if any) or Custodian Date Authorized Signatory Title By: (Authorized Corporate Officer, Partner, Custodian or Trustee) The undersigned, as Transferee, represents that all information provided to the Fund in the form of an executed Subscription Agreement is true and correct as of the date of submission of the Request for Transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agrees to accept such transferred Units for its account and risk. Date Signature of Transferee Date Signature of Joint Transferee (if applicable) Date Authorized Signatory Title By: (Authorized Corporate Officer, Partner, Custodian or Trustee) Request for Transfer Form Superfund Green, L.P. – page 1/1

Superfund Green, L.P. / Additional Investment

USEN390/0511

DATA

	Limited Partner	Limited Partner #	Joint Limited Partner
First Name			
Last Name			
Residence Address Street, City, State, Zip Code (P.O. Box not acceptable)			
Mailing Address (if different)			
Telephone / Date of Birth	/ MMDDYYYY		/ MMDDYYYY
E-Mail Address			
Social Security #			
Additional Information (for Estates, Partnerships, Trusts and Corporations)			
Custodian Name			
Custodian Mailing Address Street, City, State, Zip Code			

Total Amount $ ________ thereof **Series A** ________

(minimum of $5,000 for each Series; $1,000 or more for additional investments) **Series B** ________

Brokerage Account # ________ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

Social Security # ________ **Taxpayer ID #** ________

Taxable Investors (check one):

- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ UGMA/UTMA (Minor)
- ☐ Tenants in Entireties
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ Joint Tenants with Right of Survivorship

Non-Taxable Investors (check one):

- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)
- ☐ Roth IRA
- ☐ 401(K)*

☐ *Non-United States Investors only* Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

Investor(s) must sign (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Date **Signature of Limited Partner**

Broker-Dealer must sign As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Registered Representative Signature **Date**

Principal Signature (if required by Selling Agent procedures) **Date**

Print Name

Print Name

Broker-Dealer
R.R. Phone/Fax
R.R. Email Address
R.R. Address

This subscription should be ☐ fee-based ☐ commission based.

Broker Dealer firm

Registered Representative Code **Branch Code**

F-1

TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF SUPERFUND GREEN, L.P., FIVE (5) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017. EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER. By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units (“Units”) of Superfund Green, L.P. (the “Fund”) Series A or Series B (the “Series”), as identified below under “Series Exchange Election,” and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a “Series Exchange”). I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed. Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange. BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE FUND’S PROSPECTUS DATED , ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND’S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING. BY SIGNING BELOW, THE UNDERSIGNED REQUESTS ADMISSION TO THE FUND AS A LIMITED PARTNER AND ACCEPTS THE TERMS OF THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED FROM TIME TO TIME, AND AGREES TO BE BOUND THERETO. Notice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund. However, investors making a Series Exchange in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a Series Exchange transaction will not be subject to the sales commission charges described above. see reverse side Series Exchange Subscription Agreement Superfund Green, L.P. – page 1/2

Authority to Request Exchange The undersigned hereby authorizes Superfund Capital Management, Inc. (“Superfund Capital Management”) to redeem the dollar amount or number of Units of the Fund in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof. The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned’s financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-5 and D-6 ) initially completed when making the undersigned’s initial investment in the Fund remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in the current Suitability Requirements Form, including those relating to the undersigned’s satisfying the applicable financial suitability requirements under “State Suitability Requirements” and citizenship status. The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned’s broker-dealer. This Series Exchange Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements. BY SIGNING BELOW, THE UNDERSIGNED REQUESTS ADMISSION TO THE FUND AS A LIMITED PARTNER AND ACCEPTS THE TERMS OF THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED FROM TIME TO TIME, AND AGREES TO BE BOUND THERETO. Signature(s) must be identical to name(s) in which Units are registered. Broker-Dealer must sign I hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of the Fund by Superfund Capital Management in connection with an investment in the Fund, and that the investor will, except as described on page G-1, incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series A or B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics. see reverse side Series Exchange Subscription Agreement Superfund Green, L.P. – page 2/2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses Of Issuance And Distribution
          In connection with the ongoing offering costs of the Fund, the Fund pays Superfund Capital Management a monthly fee equal to one-twelfth of 1% (1% annually) of the month-end net asset value, not to exceed the actual amount of such expenses. Superfund Capital Management has estimated the ongoing offering costs for the life of the offering below, which amount is approximately $1,912,695.74 Superfund Capital Management then pays all such ongoing offering costs on behalf of the Fund, including:

	Approximate
	Amount
Securities and Exchange Commission Registration Fee	$8,665.74	*
Financial Industry Regulatory Authority, Inc. Filing Fee	16,030.00	*
Printing Expenses	623,000.00
Fees of Certified Public Accountants	550,000.00
Blue Sky Expenses (Excluding Legal Fees)	215,000.00
Fees of Counsel	500,000.00

Total	$1,912,695.74

*	Actual, not estimated.
Item 14. Indemnification of Directors and Officers
          Section 17 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Post-Effective Amendment No. 2 to the Registrant’s Registration Statement) provides for the indemnification of Superfund Capital Management and certain of its controlling persons by each Series in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with each Series; provided that such claims were not the result of negligence or misconduct on the part of the Superfund Capital Management or such controlling persons. Each Series is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of each Series’ funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Superfund Capital Management by a Limited Partner are prohibited unless specific court approval is obtained.
Item 15. Recent Sales of Unregistered Securities
          There have been no sales of unregistered Units in the past three years.
Item 16. Exhibits and Financial Statement Schedules
          The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.
          (a) Exhibits.

Exhibit
Number	Description of Document
3.01	Form of Fifth Amended and Restated Limited Partnership Agreement of Superfund Green, L.P. (included as Exhibit A to the Prospectus).

10.02	Form of Subscription Agreement (included as Exhibit D to the Prospectus).

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Sidley Austin LLP.

Item 17. Undertakings
          The undersigned registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contact of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that:
          (1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Superfund Capital Management, Inc., as general partner of the Registrant, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 3rd day of May, 2011.

Superfund green, l.p.

	By:	Superfund Capital Management, Inc.
General Partner

By:		/s/ Nigel James

Title: President
          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement Amendment has been signed below by the following persons on behalf of Superfund Capital Management, Inc., general partner of the Registrant, in the capacity and on the date indicated.

/s/ Nigel James Nigel James	Principal Executive Officer	May 3, 2011

/s/ Martin Schneider Martin Schneider	Principal Financial Officer, Principal Accounting Officer And Director	May 3, 2011
(Being the principal executive officer, the principal financial and accounting officer and the sole director of Superfund Capital Management, Inc.)

Superfund Capital Management, Inc.
General Partner of Registrant

By:	/s/ Nigel James Title: President
Date: May 3, 2011

EXHIBIT INDEX

The following documents (unless indicted) are filed herewith and made a part of this Post-Effective Amendment No. 2 to the Registration Statement.

(a)	Exhibits.

Exhibit
Number	Description of Document
3.01	Form of Firth Amended and Restated Limited Partnership Agreement of Superfund Green, L.P. (included as Exhibit A to the Prospectus).

10.02	Form of Subscription Agreement (included as Exhibit D to the Prospectus).

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Sidley Austin LLP.